Exihibit 2.5

EXECUTION COPY

SHARE PURCHASE AND SHAREHOLDERS’ AGREEMENT

15 OCTOBER 2016

AMONG

UBIQUITY SRL

AND

SOLUTIONS INFINI TECHNOLOGIES (INDIA) PRIVATE LIMITED

AND

THE SELLERS

(LISTED IN SCHEDULE 1)

Khaitan & Co

Simal, 2nd Floor

7/1 Ulsoor Road

Bengaluru 560 042, India

T: +91 80 4339 7000

F: +91 80 2559 7452

Ref: AV/2016

SHARE PURCHASE AND SHAREHOLDERS’ AGREEMENT	E-STAMP PAPER #: SUBIN-KAKACRSFL0897652837512029O	EXECUTION COPY

TABLE OF CONTENTS

1. DEFINITIONS AND INTERPRETATION	1
2. EFFECTIVE DATE	1
3. SALE AND PURCHASE OF SALE SHARES	2
4. BANK GUARANTEES	3
5. CONDITIONS PRECEDENT	6
6. CLOSING	7
7. REPRESENTATIONS AND WARRANTIES	8
8. MANAGEMENT OF THE COMPANY	10
9. RESERVED AND OPERATIONAL MATTERS	13
10. TRANSFER OF SHARES	13
11. INDEMNIFICATION	14
12. COVENANTS OF THE SELLERS	16
13. PROPRIETARY INFORMATION AND CONFIDENTIALITY	17
14. EVENT OF DEFAULT	18
15. NON-COMPETE AND NON-SOLICITATION	19
16. INSPECTION AND INFORMATION RIGHTS	20
17. TERMINATION	21
18. NOTICES	21
19. GOVERNING LAW	24
20. DISPUTE RESOLUTION	24
21. FEES AND EXPENSES	25
22. MISCELLANEOUS	25
SCHEDULE 1 | DETAILS OF THE SELLERS	31
SCHEDULE 2 | DEFINITIONS	32
SCHEDULE 3 | INTERPRETATION	41
SCHEDULE 4 | SHAREHOLDING PATTERN	43

SHARE PURCHASE AND SHAREHOLDERS’ AGREEMENT	E-STAMP PAPER #: SUBIN-KAKACRSFL0897652837512029O	EXECUTION COPY

SHARE PURCHASE AND SHAREHOLDERS’ AGREEMENT	E-STAMP PAPER #: SUBIN-KAKACRSFL0897652837512029O	EXECUTION COPY

This SHARE PURCHASE AND SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made on this 15th day of October 2016 at Bangalore (the “Execution Date”):

BY AND AMONG:

UBIQUITY SRL, a company incorporated under the laws of Italy and having its principal office at Via Teodosio, 65, 20131 Milan, Italy (the “Purchaser”) of the FIRST PART;

SOLUTIONS INFINI TECHNOLOGIES (INDIA) PRIVATE LIMITED, a company incorporated under the Companies Act 1956, having corporate identification number U72900KA2009PTC049726 and having its registered office at #45/B, 1st Floor, 1st A Main, Sarakki Industrial Layout, 3rd Phase J P Nagar, Bangalore - 560 078 (the “Company”) of the SECOND PART;

AND

THE PERSONS SET OUT IN PART A OF SCHEDULE 1 (together, the “Sellers”) of the THIRD PART.

“Parties” means collectively the Company, the Purchaser, and the Sellers, and “Party” means each of the Company, the Purchaser, and the Sellers.

WHEREAS:

A.	The Company is engaged in the Business (as defined below).

B.

The shareholding pattern of the Company: (i) as on the Execution Date; (ii) immediately prior to the First Closing (as defined below); (iii) upon First Closing; (iv) upon Second Closing (as defined below); (v) upon Third Closing (as defined below); and (vi) upon Fourth Closing (as defined below), is set out in SCHEDULE 4. Immediately prior to the First Closing, the Sellers shall be the legal and beneficial owners of the Sale Shares (as defined below).

C.	The Sellers are desirous of selling, and the Purchaser is desirous of purchasing, the Sale Shares subject to the terms of this Agreement.

D.

This Agreement sets out the understanding of the Parties with respect to the sale and purchase of the Sale Shares, and the rights and obligations of the Parties as Shareholders (as defined below), and other matters incidental thereto and connected therewith.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations, and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

Unless the contrary intention appears and/or the context otherwise requires, in addition to the terms defined elsewhere, the definitions set out in SCHEDULE 2 shall apply throughout this Agreement. The interpretation and construction of this Agreement shall be in accordance with the rules of interpretation set out in SCHEDULE 3.

2.	EFFECTIVE DATE

Clauses 8, 9, 10.2, 12.1.1, 12.1.11, 14, 15, and 16 and all schedules referenced thereunder, shall come into effect on the First Closing Date. All other provisions of this Agreement are effective immediately on and with effect from the Execution Date.

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3.	SALE AND PURCHASE OF SALE SHARES

3.1	Subject to the terms and conditions of this Agreement:

3.1.1

on the First Closing Date, the Sellers shall sell, transfer, convey, and deliver to the Purchaser, and the Purchaser shall purchase, acquire, and accept from the Sellers, free and clear of all Encumbrances, the First Closing Sale Shares for the First Closing Purchase Price;

3.1.2

on the Second Closing Date, the relevant Sellers shall sell, transfer, convey, and deliver to the Purchaser, and the Purchaser shall purchase, acquire, and accept from such Sellers, free and clear of all Encumbrances, the Second Closing Sale Shares for the Second Closing Purchase Price;

3.1.3

on the Third Closing Date, the relevant Sellers shall sell, transfer, convey, and deliver to the Purchaser, and the Purchaser shall purchase, acquire, and accept from such Sellers, free and clear of all Encumbrances, the Third Closing Sale Shares for the third Closing Purchase Price; and

3.1.4	on the Fourth Closing Date:

(a)

the relevant Sellers shall sell, transfer, convey, and deliver to the Purchaser, and the Purchaser shall purchase, acquire, and accept from such Sellers, free and clear of all Encumbrances, the Fourth Closing Sale Shares for the Fourth Closing Purchase Price; and

(b)	the Purchaser shall cause the Company to redeem the Preference Shares as per the terms provided in this Agreement.

3.2

The Purchase Price shall be payable by the Purchaser to the Sellers on each Closing Date in proportion to the respective number of Sale Shares sold by each Seller at such Closing Date in the manner provided in this Agreement.

3.3

The Sellers and the Company hereby waive any and all pre-emptive rights they may have with respect to the Transaction, and the Sellers hereby waive any claims they may have against the Company, whether conferred by the Charter Documents of the Company, by Contract or otherwise.

3.4	All capital gains related direct taxes payable by the Sellers in connection with the sale of Sale Shares pursuant to this Agreement shall be borne by the Sellers.

3.5

Notwithstanding anything to the contrary contained herein, the Purchaser shall make the payment of the Purchase Price to the Sellers only after deducting statutory deductions/amounts, if any, as required under Applicable Law, and subject to providing necessary documentation/certificate for such statutory deduction.

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SHARE PURCHASE AND SHAREHOLDERS’ AGREEMENT	E-STAMP PAPER #: SUBIN-KAKACRSFL0897652837512029O	EXECUTION COPY

4.	BANK GUARANTEES

4.1	Bank guarantee to be delivered on First Closing

On the First Closing, simultaneously with the remittance of: (a) the First Closing Purchase Price (less the Escrow Amount) to the Sellers’ Designated Bank Accounts; and (b) the Escrow Amount to the Escrow Account in accordance with the terms of the Escrow Agreement, the Purchaser shall procure a financial bank guarantee in favour of the Sellers (the “Second Closing Bank Guarantee”), which is in a form and manner as acceptable to the Sellers and the issuing bank, which shall have the following key features:

4.1.1	Amount: EUR 4,750,000 (Euros Four million seven hundred fifty thousand).

4.1.2	Invocation period: 15 September 2017 to 31 December 2017.

4.1.3

Type: Irrevocable, unfettered, and unqualified bank guarantee (except for cancellation in accordance with Clause 4.1.7 and other terms of this Clause) linked to the payment of the Second Closing Purchase Price.

4.1.4	Issuance date and term: Issued on First Closing, and irrevocable from the time of issuance, except for cancellation in accordance with Clause 4.1.7.

4.1.5

Invocation: To be invoked by all Sellers collectively during the invocation period, if and only if the Purchaser fails to: (a) make the payment of the Second Closing Purchase Price to the Sellers by 15 September 2017; or (b) provide the Third Closing Bank Guarantee and the Fourth Closing Bank Guarantee, by the Second Closing Date in accordance with this Agreement; provided that, such non-payment and/or non-provision is not owing to non-fulfilment of Conditions Precedent of the Sellers for the Second Closing or the Condition Precedent set out in paragraph 1 of Part B of SCHEDULE 6, if attributable to the Sellers (the “Purchaser EoD”). Subject to the issuing bank agreeing: (x) the Sellers shall make the invocation, either individually, or through their duly appointed attorney, by way of facsimile or electronic instructions to the issuing bank; (y) if a relevant Seller appoints an attorney, a certified true copy of such authorisation shall be provided to the issuing bank and the Purchaser; and (z) in case any of the Sellers is not an employee and/or director of the Company during the invocation period, the invocation can be undertaken by all of the remaining Sellers collectively, (i.e., without the Seller(s) who is/are not an employee and/or director of the Company).

4.1.6

Consequence of Invocation: Amount of the Second Closing Bank Guarantee will be remitted to the Sellers. Further, all consequences following a Purchaser EoD as set out in Clause 14.2, which shall include falling away of all rights of the Purchaser under this Agreement, including the right to purchase any further Sale Shares in accordance with the terms of this Agreement, shall follow.

4.1.7

Cancellation: Irrevocable from the date of issuance, and to be cancelled upon the Sellers collectively delivering a letter to the issuing bank that has extended the Second Closing Bank Guarantee, in the manner required by such issuing bank, and in the form set out in SCHEDULE 14, conveying their consent for the immediate cancellation of the Second Closing Bank Guarantee (the “Second Closing Bank Guarantee Cancellation Letter”).

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4.2	Bank guarantees to be delivered on Second Closing

On the Second Closing, upon cancellation of the Second Closing Bank Guarantee pursuant to the delivery of the Second Closing Bank Guarantee Cancellation Letter by the Sellers in accordance with paragraph 4.1 of Part B of SCHEDULE 7, and simultaneously with: (a) the remittance of the Second Closing Purchase Price to the Sellers’ Designated Bank Accounts; and (b) release of the Escrow Amount to the Sellers’ Designated Bank Accounts, or the relevant account of the Purchaser, in accordance with Part B of SCHEDULE 10, in the manner set out in the Escrow Agreement, the Purchaser shall procure the following bank guarantees in favour of the Sellers:

4.2.1

Bank guarantee to ensure payment of the Third Closing Purchase Price to the Sellers on the Third Closing Date (the “Third Closing Bank Guarantee”), substantially in the same form and manner as the Second Closing Bank Guarantee which shall have the following key features:

(a)	Amount: Euro equivalent of the amount payable at Third Closing taking into account the adjustments to be made in the year 2017.

(b)	Invocation period: 15 September 2018 to 31 December 2018.

(c)

Type: Irrevocable, unfettered, and unqualified bank guarantee (except for cancellation in accordance with (g) below and other terms of this Clause) linked to the payment of the Third Closing Purchase Price.

(d)	Issuance date and term: Issued on Second Closing, and irrevocable from the time of issuance, except for cancellation in accordance with (g) below.

(e)

Invocation: To be invoked by all Sellers collectively during the invocation period, if and only if the Purchaser fails to make the payment of the Third Closing Purchase Price to the Sellers by 15 September 2018; provided that, such non-payment is not owing to non-fulfilment of Conditions Precedent of the Sellers for the Third Closing or the Conditions Precedent set out in paragraph 1 of Part C of SCHEDULE 6 if attributable to the Sellers. Subject to the issuing bank agreeing: (x) the Sellers shall make the invocation, either individually, or through their duly appointed attorney, by way of facsimile or electronic instructions to the issuing bank; (y) if a relevant Seller appoints an attorney, a certified true copy of such authorisation shall be provided to the bank and the Purchaser; and (z) in case any of the Sellers is not an employee and/or director of the Company during the invocation period, the invocation can be undertaken by all of the remaining Sellers collectively, (i.e., without the Seller(s) who is/are not an employee and/or director of the Company).

(f)

Consequence of Invocation: Amount of the Third Closing Bank Guarantee will be remitted to the Sellers. It is clarified that unlike the falling away of rights of the Purchaser under this Agreement upon invocation of the Second Closing Bank Guarantee, no rights of the Purchaser under this Agreement (other than the right to receive the Third Closing Sale Shares on the Third

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Closing) shall fall away pursuant to the invocation of the Third Closing Bank Guarantee. Further, upon invocation of the Third Closing Bank Guarantee, the Purchaser shall have the right to purchase the Third Closing Sale Shares upon payment of the Third Closing Purchase Price on the Fourth Closing, which shall be paid over and above the amount realised by the Sellers pursuant to invocation of the Third Closing Bank Guarantee (“Rescheduled Third Closing”).

(g)

Cancellation: Irrevocable from the date of issuance, and to be cancelled upon the Sellers collectively delivering a letter to the bank that has extended the Third Closing Bank Guarantee, in the manner required by such bank, and in the form set out in SCHEDULE 14, conveying their consent for the immediate cancellation of the Third Closing Bank Guarantee (the “Third Closing Bank Guarantee Cancellation Letter”).

4.2.2

Bank guarantee to ensure payment of the Fourth Closing Purchase Price to the Sellers on the Fourth Closing Date (the “Fourth Closing Bank Guarantee”), substantially in the same form and manner as the Second Bank Guarantee which shall have the following key features:

(a)	Amount: Euro equivalent of the Fourth Closing Purchase Price.

(b)	Invocation period: 15 September 2019 to 31 December 2019.

(c)

Type: Irrevocable, unfettered, and unqualified bank guarantee (except for cancellation in accordance with (g) below and other terms of this Clause) linked to the payment of the Fourth Closing Purchase Price.

(d)	Issuance date: Issued on Second Closing, and irrevocable from the time of issuance, except for cancellation in accordance with (g) below.

(e)	Invocation: To be invoked by all Sellers collectively during the invocation period, if and only if:

(i)

the Sellers have invoked the Third Closing Bank Guarantee in accordance with the terms thereof, and the Purchaser fails to make payment of the Third Closing Purchase Price and the Fourth Closing Purchase Price to the Sellers by 15 September 2019; provided that, such non-payment is not owing to non-fulfilment of Conditions Precedent of the Sellers for Fourth Closing (including additional conditions applicable to the Sellers in case of Rescheduled Third Closing); or

(ii)

the Purchaser: (x) makes the payment of the Third Closing Purchase Price by 15 September 2018 (and thereby the Third Closing Bank Guarantee is not invoked); but (y) fails to make the payment of the Fourth Closing Purchase Price to the Sellers by 15 September 2019; provided that, such non-payment is not owing to non-fulfilment of Conditions Precedent of the Sellers for the Fourth Closing.

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Subject to the issuing bank agreeing: (x) the Sellers shall make the invocation, either individually, or through their duly appointed attorney, by way of facsimile or electronic instructions to the issuing bank; (y) if a relevant Seller appoints an attorney, a certified true copy of such authorisation shall be provided to the bank and the Purchaser; and (z) in case any of the Sellers is not an employee and/or director of the Company during the invocation period, the invocation can be undertaken by all of the remaining Sellers collectively, (i.e., without the Seller(s) who is/are not an employee and/or director of the Company).

(f)	Consequence of Invocation: Amount of the Fourth Closing Bank Guarantee will be remitted to the Sellers.

(g)

Cancellation: Irrevocable from the issuance date, and to be cancelled upon the Sellers collectively delivering a letter to the bank that has extended the Fourth Closing Bank Guarantee, in the manner required by such bank, and in the form set out in SCHEDULE 14, conveying their consent for the immediate cancellation of the Fourth Closing Bank Guarantee (the “Fourth Closing Bank Guarantee Cancellation Letter”).

5.	CONDITIONS PRECEDENT

5.1	Conditions Precedent to Closing

The obligations of the Sellers to sell the Sale Shares to the Purchaser, and the Purchaser to purchase the Sale Shares and make payment of the Purchase Price, as per Clause 3.1 on each Closing Date are subject to the provision of the documents and the completion of the actions set out in SCHEDULE 6 (the “Conditions Precedent”) by the Purchaser/Sellers (as the case maybe) to the satisfaction of the Sellers/Purchaser (respectively).

5.2	Satisfaction of Conditions Precedent

5.2.1

The Sellers and the Purchaser shall ensure that the Conditions Precedent to First Closing, as applicable to them, are satisfied as soon as practicable and, in any event, not later than the date falling 270 (two hundred seventy) days from the Execution Date (or such later date as the Parties may mutually agree in writing) (the “Long Stop Date”). The Purchaser and the Sellers (as the case maybe) shall further ensure that the Conditions Precedent to Second Closing, Third Closing, and Fourth Closing, as applicable to them, are satisfied before the Second Closing Date, Third Closing Date and Fourth Closing Date, respectively.

5.2.2

The Parties shall cooperate with each other in good faith and provide all requisite assistance and documentation for the satisfaction of the relevant Conditions Precedent, if so requested by any other Party.

5.2.3

The Purchaser or the Sellers (as the case may be) may, at any time, by notice in writing, waive, in whole or in part, the Conditions Precedent to be satisfied by the Sellers or the Purchaser (as the case may be), where such waiver is permitted by Applicable Law.

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5.2.4

If the Sellers or the Purchaser (as the case may be) becomes aware of anything which will or is likely to prevent any of the Conditions Precedent applicable to such Party from being satisfied before any Closing, they shall notify the other Parties in writing as soon as practicable.

5.3	Failure to satisfy Conditions Precedent to First Closing

If the Purchaser or the Sellers (as the case may be) (the “Receiving Party”) has not received the written notification (the “CP Satisfaction Letter”) of the satisfaction of, or has not waived (in writing) receipt of, the Conditions Precedent to the First Closing from the Sellers or the Purchaser (as the case may be), in the form set out in Part E of SCHEDULE 6, as acceptable to the Receiving Party, on or before the Long Stop Date, the Receiving Party shall have the right to terminate this Agreement, by giving written notice to the other Parties, and no Party shall have any claim, against any other Party, under this Agreement thereafter (except in respect of any rights and liabilities which have accrued in relation to any antecedent breach).

5.4	Failure to satisfy Conditions Precedent to Subsequent Closings

If the Receiving Party has not received the CP Satisfaction Letter for satisfaction of, or has not waived (in writing) receipt of, the Conditions Precedent to any of the Closing post the First Closing, from the Sellers or the Purchaser (as the case may be), in the form set out in Part E of SCHEDULE 6, as acceptable to the Receiving Party, on or before 5 (five) days prior to the relevant Closing Date, the Receiving Party shall have the right to defer the relevant Closing Date until the relevant Conditions Precedent are satisfied in a form and substance acceptable to such Receiving Party, and the other Parties shall not have any right or claim under this Agreement in relation to such deferral.

6.	CLOSING

6.1	Conditions for successful Closing

No Closing shall be deemed to have occurred unless all of the Conditions Precedent for such Closing are complied with and are fully effective, or have been waived in writing by the relevant Party.

6.2	Closing actions and obligations

On each Closing Date, each of the actions as set out in the relevant part of SCHEDULE 7 shall be completed by the relevant Party and no such transaction shall be deemed to be consummated unless all such transactions are consummated.

6.3	Post-closing actions

6.3.1

The Sellers shall ensure that the Company completes each of the actions as set out in paragraphs 1-7 of Part E of SCHEDULE 7 within the time period (if any) set out therein with respect to the First Closing. The Purchaser shall cooperate with the Sellers in good faith and provide all requisite assistance for completion of the above, if so requested by the Sellers.

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6.3.2

The Purchaser shall ensure that the Company completes the action as set out in paragraph 8 of Part E of SCHEDULE 7 within the time period set out therein with respect to the Fourth Closing. The Sellers shall cooperate with the Purchaser in good faith and provide all requisite assistance for completion of the above, if so requested by the Purchaser.

7.	REPRESENTATIONS AND WARRANTIES

7.1

Each of the Purchaser and the Company represents and warrants to the other Parties that each of the following statements with respect to it is true and correct in all respects as at Execution Date and shall be true and correct in all respects as at each Closing Date (subject to the FIPB Approval):

7.1.1

It is a valid and legally existing entity and is duly incorporated under the laws of the country of its incorporation, and has all the necessary power, authority, and capacity to carry on its business;

7.1.2	It has the legal right, is competent to contract, has full power and authority and has taken all the necessary actions to enter into and perform this Agreement;

7.1.3	This Agreement will, when executed, constitute its valid and binding obligations in accordance with the terms hereof; and

7.1.4

Neither the execution nor the performance of this Agreement by it will result in a breach of, or entitle a Third Party to exercise any right under, any: (a) agreement or other document, the benefit of which it is entitled to or by which it is bound; (b) licence, consent, permission or authorisation required to enable it to carry on its business as it is presently carried on; or (c) outstanding order, decree, judgment, award, or decision of any arbitrator, mediator, Governmental Authority, or other competent authority or agency to which it is entitled or by which it is bound.

7.2

Each of the Sellers represents and warrants to the Purchaser that each of the following statements with respect to him is true and correct in all respects as at the Execution Date and shall be true and correct in all respects as at each Closing Date (subject to the FIPB Approval):

7.2.1	He has the legal right, is competent to contract, has full power and authority, and has taken all the necessary actions to enter into and perform this Agreement;

7.2.2	This Agreement will, when executed, constitute his valid and binding obligations in accordance with the terms hereof; and

7.2.3

Neither the execution nor the performance of this Agreement by him will result in a breach of, or entitle a Third Party to exercise any right under, any: (a) agreement or other document, the benefit of which he is entitled to or by which he is bound; or (b) outstanding order, decree, judgment, award, decision of any arbitrator, mediator, Governmental Authority, or other competent authority or agency to which he is entitled or by which he is bound.

7.3	The Purchaser represents and warrants to each of the Sellers that as on Execution Date and as at each Closing Date, the Purchaser has, and will have, sufficient funds to pay the relevant

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Purchase price to the Sellers, and where relevant, the Second Closing Bank Guarantee, Third Closing Bank Guarantee, and the Fourth Closing Bank Guarantee would be validly existing at least until the relevant Closing and beyond (if the invocation date is later) (this Clause 7.3 along with the representations and warranties of the Purchaser set out in Clause 7.1, the “Purchaser Representations and Warranties”).

7.4

In addition to the representations and warranties provided pursuant to Clauses 7.1 (to the extent relatable to the Company with respect to the First Closing) and 7.2, the Sellers, jointly and severally, represent and warrant to the Purchaser that each of the statements set out in SCHEDULE 8 (together with the representations and warranties provided by the Company and the Sellers pursuant to Clauses 7.1 (to the extent relatable to the Company with respect to the First Closing) and 7.2, the “Seller Representations and Warranties”) is true and correct in all respects, as at the Execution Date and shall be true and correct in all respects as at First Closing Date.

7.5	The Parties acknowledge that the representations and warranties set out in this Agreement, when made or deemed to be made, shall form an integral part of this Agreement and that:

7.5.1

the Purchaser has entered into this Agreement and has agreed to acquire the Sale Shares in reliance of the Seller Representations and Warranties and that a violation of any of such Seller Representations and Warranties shall cause the Purchaser irreparable injury; and

7.5.2

the Sellers have entered into this Agreement and have agreed to sell the Sale Shares in reliance of the Purchaser Representations and Warranties and that a violation of any of such Purchaser Representations and Warranties shall cause the Sellers irreparable injury.

7.6

Each of the Seller Representations and Warranties is separate and independent, and shall not be qualified or limited other than by the specific limitation or qualification to such Seller Representation and Warranty as set out in the disclosure letter as issued by the Sellers simultaneously with the execution of this Agreement on the Execution Date, and updated disclosure letter to be provided together with the CP Satisfaction Letter to be provided by the Sellers for the First Closing setting out matters which pertain to any communication received by the Company post the Execution Date or events occurring post the Execution Date (together, the “Disclosure Letter”). In the event any disclosures set out in the updated Disclosure Letter are not acceptable to the Purchaser, each such disclosure shall serve as a ground for specific indemnity by the Sellers of Purchaser in the manner set out in Clause 11.2.

7.7

Each of the Seller Representations and Warranties made on the Execution Date shall stand repeated on the First Closing Date by reference to the facts and circumstances then existing as if references in the Seller Representations and Warranties to the Execution Date were references to the First Closing Date; provided that the Seller Representations and Warranties as set out in Clause 7.2 and paragraphs 1.1, 1.2, 1.3, 1.4, 2.1, and 6.6 of SCHEDULE 8 shall stand repeated on each Closing Date, with respect to the relevant Sale Shares sold by them to the Purchaser at such Closing Date, as if references in such Seller Representations and Warranties to the Execution Date were references to each such Closing Date.

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8.	MANAGEMENT OF THE COMPANY

On and with effect from the First Closing Date, the Board shall comprise 5 (five) Directors, being the Founders and 3 (three) nominees of the Purchaser (such nominee Directors, the “Purchaser Directors”).

8.1	Governance

8.1.1

One of the Founders (as jointly nominated in writing by the Founders from time to time) shall be appointed as the sole managing director of the Company (the “Managing Director”) on First Closing until Fourth Closing, and shall act as the authorised representative of the Founders to exercise all rights of the Founders under this Agreement. The Founders hereby jointly nominate Ashish Agarwal as the Managing Director to be appointed on the First Closing.

8.1.2

Subject to this Agreement and the Act, the Board shall delegate, to the extent permitted under the Act, all powers to implement and execute the Business Plan including the matters set out in Part B of SCHEDULE 9 (and excluding the Reserved Matters) (together, the “Operational Matters”) to the Managing Director from the First Closing Date until the Fourth Closing Date. The Board shall pass a resolution that delegates the Operational Matters to the Managing Director on the First Closing, and if required, every year and every Closing (other than the Fourth Closing).

8.1.3	It is clarified that the Company shall have only one managing director.

8.1.4

On and with effect from the First Closing Date, any one of the Purchaser Directors (as nominated in writing by the Purchaser from time to time) shall act as the chairman of the Board (the “Chairman”), who shall exercise all such powers as conferred by the Act. The Chairman shall not have any casting or secondary vote. In the event the Chairman is not present for a meeting of the Board or any committee thereof, or a relevant adjourned meeting, then one of the Directors among those present and attending can be appointed Chairman for the purpose of such meeting or adjourned meeting.

8.1.5

Notwithstanding anything contained in this Agreement (including the Reserved Matters and the Operational Matters), the Purchaser shall have the sole, exclusive, and unfettered right to appoint or terminate the employment of the financial controller of the Company (by whatever name called), and the Founders shall not have any right in this respect, and such financial controller shall: (a) report hierarchically to Aniketh Ashok Jain and functionally to the chief financial officer of the Purchaser; and (b) coordinate for global consolidation and MIS, and in that respect, will have unrestricted access to financial information of the Company, and the Subsidiary and their Affiliates.

8.1.6

Subject to Applicable Law, the Act, and the Charter Documents, the Board, at the request of the Managing Director, could also set up and constitute specific committees for undertaking specific functions, all of which shall be deemed to have been approved and ratified by the Board.

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8.2	Resolutions

8.2.1

All resolutions of the Board or committees, if any, including those passed by way circulation, shall be passed by simple majority, subject to Clause 9, and such meeting satisfying Quorum requirements as set out in Clause 8.3.1.

8.2.2

A resolution of the Shareholders considered at a General Meeting shall be adopted if it has been passed in accordance with the Act and the Charter Documents, subject to Clause 9, and such meeting satisfying Quorum requirements as set out in Clause 8.3.2.

8.3	Quorum

8.3.1

The quorum for a meeting of the Board or a meeting of any committee of the Board shall be as required under the Act and the Charter Documents; provided however, that no such quorum shall be deemed to be present unless at least 1 (one) Purchaser Director and 1 (one) Founder is present at the meeting of the Board or the relevant committee of the Board. If the quorum as set forth in this Clause 8.3.1 is not achieved at any meeting of the Board, such meeting shall stand adjourned to the 3rd (third) day (in case of urgent matters) and 7th (seventh) day (in case of other matters) following the date on which the meeting was scheduled to be held, at the same location and time. If the quorum as set forth in this Clause 8.3.1 is not achieved at such an adjourned meeting, the Directors present shall, subject to their constituting a valid quorum under the Act, constitute a valid quorum at such adjourned meeting in spite of the requisite number of Purchaser Directors/Founders not being present, and such Directors shall be entitled to vote upon any matter, provided that:

(a)	if none of the Purchaser Directors are present at such meeting and have:

(i)

issued any written communication conveying their decision in respect of any matter (other than an Operational Matter) set out in the agenda of such meeting, then at such meeting, the Board shall not pass a resolution that is inconsistent with the decision so conveyed by the Purchaser Directors; or

(ii)

not issued any written communication conveying their decision in respect of any matter set out in the agenda of such meeting that is a Reserved Matter, then at such meeting, the Board shall not take up such Reserved Matter; and

(b)	if none of the Founders are present at such meeting and have:

(i)

issued any written communication conveying their decision in respect of any Reserved Matter or an Operational Matter set out in the agenda of such meeting, then at such meeting, the Board shall not pass a resolution that is inconsistent with the decision so conveyed by the Founders; or

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(ii)

not issued any written communication conveying their decision in respect of any matter set out in the agenda of such meeting that is a Reserved Matter or an Operational Matter, then at such meeting, the Board shall not take up such Reserved/Operational Matter.

8.3.2

Subject to the provisions of the Act and the Charter Documents of the Company, quorum at the General Meeting shall require the presence throughout the duration of such General Meeting of at least 1 (one) duly authorized representative or proxy of the Purchaser and 1 (one) Founder or proxy of a Founder. If the quorum as set forth in this Clause 8.3.2 is not achieved at any General Meeting, such meeting shall stand adjourned to the 3rd (third) Business Day following the date on which the General Meeting was scheduled to be held, at the same location and time. If the quorum as set forth in this Clause 8.3.2 is not achieved at such an adjourned meeting, the Shareholders present shall, subject to their constituting a valid quorum under the Act, constitute a valid quorum at such adjourned meeting in spite of the authorised representatives/proxies of the Purchaser and Founder not being present, and such Shareholders shall be entitled to vote upon any matter, provided that:

(a)	if a representative of the Purchaser is not present at such General Meeting, and the Purchaser has:

(i)

issued a written notice conveying its decision in respect of any matter (other than an Operational Matter), no resolution inconsistent with the decision so conveyed by the Purchaser shall be passed at such General Meeting; or

(ii)

not issued a written notice conveying its decision in respect of any matter that is a Reserved Matter, then no resolution in relation to such Reserved Matter shall be passed at such General Meeting; and

(b)	if none of the Founders are present at such a General Meeting, and have:

(i)

issued a written notice conveying their decision in respect of any Reserved Matter or an Operational Matter, no resolution inconsistent with the decision so conveyed by the Founders shall be passed at such General Meeting; or

(ii)

not issued a written notice conveying their decision in respect of any matter that is a Reserved Matter or an Operational Matter, then no resolution in relation to such Reserved/Operational Matter shall be passed at such General Meeting.

8.4	Notice for General Meeting

Not less than 7 (seven) Business Days’ notice shall be given for conducting a General meeting, and a meeting on shorter notice can be convened subject to written approval of Shareholders holding 75% (seventy five per cent) of the Share Capital.

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8.5	Committees

In the event any committee is formed by the Board or the Shareholders, the right of the Parties to appoint their nominees to such committee shall be similar to the rights they have in relation to the Board Meetings and the General Meetings as stated in this Clause 8. In the case of committees that the Board may create to assist it solely with Operational Matters, the same shall have a majority of Founders in its composition.

8.6	Deadlock

In the event any matter tabled at a meeting of the Board or any General Meeting fails to secure the approval of the Purchaser and Founders in accordance with Clause 9 at two successive meetings of the Board or Shareholders, as the case may be (each a “Deadlock Situation”) the Chairman and the Managing Director shall engage in good faith discussions to resolve such deadlock. In case no resolution is reached in respect of a Deadlock Situation within 30 (thirty) days of the Deadlock Situation arising, such matter of deadlock may be taken up for discussion with an external expert on the topic or a mediator as may be mutually agreed in writing by the Chairman and the Managing Director.

8.7	Applicability to Subsidiaries

The governance rights set out in this Clause 8 shall apply mutatis mutandis to all the subsidiaries of the Company, as may be in existence from time to time (including the Subsidiary). The Company and the Shareholders shall do all acts and deeds as may be required to give effect to this Clause 8.7, including passing necessary resolutions of the board of directors and shareholders of each subsidiary and amending their respective Charter Documents.

9.	RESERVED AND OPERATIONAL MATTERS

9.1

Notwithstanding any other provision of this Agreement, the Company shall not take any action in relation to matters set forth in Part A of SCHEDULE 9 (the “Reserved Matters”), whether at a meeting of the Board, committee, or at a General Meeting, without the affirmative vote and/or prior written consent of at least 1 (one) Founder and the affirmative vote and/or prior written consent of at least 1 (one) Purchaser Director / representative of the Purchaser, as the case may be.

9.2

Notwithstanding any other provision of this Agreement, the Company shall not take any action in relation to any Operational Matter, whether at a meeting of the Board, committee, or at a General Meeting, without the affirmative vote and/or prior written consent of at least 1 (one) Founder.

10.	TRANSFER OF SHARES

10.1

Except in the manner provided for in this Agreement (including purchase of the Other Shareholder Shares by the Sellers), none of the Sellers shall Transfer or attempt to Transfer any of their respective Sale Shares, or where applicable, the Preference Shares, without the prior written consent of the Purchaser, and the Company shall not record any such Transfer. Any failure by any Seller to comply with the provisions herein shall render any such Transfer ineffective, null, and void.

10.2	Except in the manner provided for in this Agreement, until the Fourth Closing Date, the Purchaser shall not Transfer or attempt to Transfer any of the Sale Shares it acquired,

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without the prior written consent of the Sellers, and the Company shall not record any such Transfer. Any failure by the Purchaser to comply with the provisions herein shall render any such Transfer ineffective, null, and void. Notwithstanding the above, the Purchaser shall have an unfettered right to Encumber the Sale Shares acquired by it in favour of a financial institution or a bank in relation to a financing availed by it or its Affiliates post the Second Closing.

11.	INDEMNIFICATION

11.1

Each Party (each, an “Indemnifying Party”) agrees to indemnify the other Parties, and their respective representatives, agents, employees, and directors (each, an “Indemnified Party”) against any losses, liability, claim, damage, penalty, cost, or expense (including, without limitation, reasonable attorney’s fees and costs of appeal) (the “Losses”) directly suffered or incurred by an Indemnified Party which arise out of, result from, or may be payable in connection with: (a) breach of any representation and warranty provided by it; (b) fraud or forgery; and (c) non-compliance with provisions of Applicable Law (each such claim by an Indemnified Party, including a claim under Clause 11.2, an “Indemnity Claim”). It is clarified that in the case the Indemnifying Party is a Seller, and the Indemnity Claim is with regard to title/transferability of any Sale Shares as held by such Seller, the Indemnity Claim will be limited to such defaulting Seller and the other Sellers will not be liable for such Indemnity Claim. It is hereby clarified that where an Indemnity Claim is in relation to the Loss suffered or incurred by a representative, agent, employee, or director (as applicable) of the Purchaser or the Sellers, the Indemnity Claim shall be made by and through the Purchaser or the Sellers, as the case may be.

11.2	Specific indemnities

In addition to the grounds set out in Clause 11.1 and notwithstanding the Survival Periods set out in Clause 11.7.1 (save and except in relation to the item in Clause 11.2.5, the Survival Period for which shall be 36 (thirty six) months from the First Closing Date) and anything contained in Clause 11.1 or the Disclosure Letter, the Sellers shall also, jointly and severally, indemnify the Purchaser against the Losses arising from:

11.2.1	all non-compliances under Applicable Law of the Company or the Subsidiary in relation to the investment by the Company in the Subsidiary;

11.2.2

arbitration proceedings between the Company and Bharat Sanchar Nigam Limited bearing pursuant to Lr # GMT ANR/Arbitration/M/s Solution Infini/2016-17/02 dated 1 August 2016, in relation to the disputed invoices of Bharat Sanchar Nigam Limited, to the extent such liability is over and above the amount provisioned in the audited financial statements of the Company for the Financial Year ended 31 March 2016;

11.2.3	any litigation initiated by Governmental Authorities disputing the Company claiming employee stock option expenses as tax deductions, and any penalties imposed thereunder;

11.2.4

any liabilities relating to guarantees extended by the Company in relation to the home loans availed by the Sellers, to the extent such liabilities relate to a period between the First Closing Date and completion of the condition subsequent set out in paragraph 7 of Part E of SCHEDULE 7; or

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11.2.5	any non-compliance under applicable labour laws.

11.3

The knowledge of an Indemnified Party or the conduct of any diligence or investigation (actual, constructive, or imputed) by any Person, shall not in any manner affect or limit the right to indemnification, payment of Indemnity Claims, or other remedies with respect to the accuracy or inaccuracy of or compliance or non-compliance with any representation, warranty, covenant, obligation, or arrangement set forth above. It is clarified that this provision does not limit, restrict or effect the right, limitation of liability and protection provided to the Sellers with regard to the Disclosure Letter under Clause 7.6.

11.4

The Parties shall not be liable for each other’s indirect, incidental, special, or consequential loss, damages, or liabilities (including lost profits or lost revenues or loss of business reputation or opportunity) of any kind based on any claim under this Agreement, regardless of whether such liability arises in tort, contract, breach of warranty, indemnification or otherwise. For avoidance of doubt, an Indemnity Claim by the Purchaser resulting from a Loss suffered or incurred by the Company including any punitive damages pursuant to any action of a Governmental Authority shall not be considered an indirect or a punitive or a consequential loss for the purpose of this Clause 11 and will be eligible to be indemnified by an Indemnifying Party.

11.5

The indemnification rights of any Indemnified Party under this Agreement are without prejudice, independent of, and in addition to, such other rights and remedies that it may have under Applicable Law, in equity, or otherwise, including the right to seek damages, specific performance, rescission, restitution, or other injunctive relief, none of which rights or remedies shall be affected or diminished thereby.

11.6

An Indemnifying Party shall be liable to make payment for an Indemnity Claim upon the Indemnified Party notifying such Indemnifying Party of the Indemnity Claim in writing together with a description of the Indemnity Claim. It is clarified that no Indemnity Claim of the Purchaser can be adjusted or set-off against any of the Purchase Price as payable by it under this Agreement.

11.7	Limitation of liability

11.7.1

The obligation of the Indemnifying Persons to indemnify and hold harmless any Indemnified Person in respect of Losses arising from a breach of: (a) Seller Representations and Warranties set out in paragraph 17 of SCHEDULE 8 shall survive the First Closing Date and shall be valid for a period of 8 (eight) years from the First Closing Date; (b) (i) all Purchaser Representations and Warranties; and (ii) the Seller Representations and Warranties set out in Clause 7.2 and paragraphs 1.1, 1.2, 1.3, 1.4, 2.1, and 6.6 of SCHEDULE 8, shall survive each Closing Date and shall continue in full force and effect indefinitely; and (c) Seller Representations and Warranties other than as set forth in (a) and (b) above shall survive the First Closing Date and shall continue in full force and effect until the expiration of a period of 36 (months) from the First Closing Date (each such period, a “Survival Period”), after which the Indemnifying Persons shall not have any obligation to indemnify any Indemnified Persons in respect of any such Losses pursuant to this Clause 11; provided, however, that if any Indemnified Person has notified any Indemnifying Person within the applicable Survival Period of any Losses, the Indemnity Claims under which such Losses are claimed shall continue to be valid (notwithstanding the expiry of the Survival Period in accordance with this Clause 11.7.1) until such Indemnity Claims for any such Losses are fully resolved.

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11.7.2	The aggregate liability of the Indemnified Parties for any and all Indemnity Claims shall be equivalent to the Purchase Price as disbursed to the Sellers.

11.7.3

The Indemnifying Persons shall not be liable in respect of any Indemnity Claims unless the aggregate liability for all such Indemnity Claims equals or exceeds INR 10,116,000 (Indian Rupees Ten million one hundred sixteen thousand), in which case, the Indemnifying Persons shall be liable for the entire amount of each such Indemnity Claim and not merely the excess amount.

12.	COVENANTS OF THE SELLERS

12.1	On and from the Execution Date (or from First Closing Date, if indicated otherwise in Clause 2) and until the Fourth Closing Date, the Sellers shall ensure that the Company:

12.1.1

and its subsidiaries carry out the Business in accordance with the Business Plan (subject to deviation as permitted under the Reserved Matters), and in no circumstances in a manner not permitted under this Agreement;

12.1.2	and its subsidiaries at all times comply with the provisions of all applicable anti-bribery laws;

12.1.3

does not carry out any activity or operations that violate the terms of the FIPB Approval, or would otherwise require fresh approval of the FIPB, or is an activity in which foreign direct investment is prohibited per the Exchange Control Regulations;

12.1.4

promptly informs the Purchaser upon becoming aware of any existing material circumstance which interferes with the implementation of or impacts the Business Plan or the performance by the Company and/or any Seller of their respective obligations under the Agreement;

12.1.5

and its subsidiaries at all times, conduct the business in the ordinary course and in material compliance with all Applicable Laws and promptly notifies the Purchaser if it, or its subsidiaries, lose any material authorisation required under Applicable Law;

12.1.6

and its subsidiaries ensure that all transactions with a related party of the Company, its subsidiaries, or an Affiliate of the Sellers: (a) shall be entered into on an arm’s length basis, and (b) shall be referred to the Board for its approval;

12.1.7

and its subsidiaries pay Taxes of the Company and the subsidiaries and files returns in respect of such Taxes on time in every jurisdiction where any Taxes are payable or returns are required to be filed;

12.1.8

and its subsidiaries maintain standard insurance cover with respect to their Assets and the Business and maintain all other forms of insurance cover required to be maintained by: (a) Applicable Law; (b) any Governmental Approval; or (c) any Contract;

12.1.9	and its subsidiaries perform, observe, and comply with, terms of all material Contracts entered into by them;

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12.1.10

and its subsidiaries keep proper, complete, and accurate books of accounts in accordance with the applicable accounting principles, which shall contain accurate and complete records of all transactions, receipts, expenses, assets, and liabilities of the Company and its subsidiaries. Such books and records (together with other documents reasonably requested by the Purchaser) shall be open for inspection by the Directors, and the Purchaser and its representatives;

12.1.11

maintains, at all times, a director’s and officer’s liability policy covering all Directors and Sellers, for an aggregate amount not less than INR 65,000,000 (Indian Rupees Sixty five million) in a form and manner acceptable to the Purchaser; and

12.1.12	takes all such reasonable actions to protect its, and its subsidiaries’, intellectual property rights and/or other property and Assets.

12.2	The Sellers and Purchaser shall exercise their voting r;ights at all meetings of the Board and Shareholders, as applicable, to give full effect to the provisions of this Clause 12.1.

13.	PROPRIETARY INFORMATION AND CONFIDENTIALITY

13.1	Proprietary Information

13.1.1

The Sellers agree and covenant that, unless specified otherwise in this Agreement, any: (a) information, intellectual property, technology, know-how, data, knowledge, trade-mark or trade practices, digital rights, websites which the Company possesses, is provided with, or develops in the course of its Business or at the time of seeking technical and know-how assistance from the Shareholders; (b) information, intellectual property, technology, know-how, data, knowledge, trade-mark or trade practices, digital rights, websites which any of the Sellers possesses, is provided with, or develops, in relation to the Business; and (c) and improvements, modifications, amendments thereto (the “Proprietary Information”) shall irrevocably be owned by the Company in perpetuity, free and clear of all of Encumbrances or claims, and entitled to be used globally, and the Sellers agree and undertake to do such acts as maybe necessary or required to perfect any transfer, assignment and conveyance of any ownership and proprietary rights to the Company (if required) in relation to the Proprietary Information. The Company shall execute an employment contract with every employee working with the Company or hired in future specifically stating that the intellectual property rights on the work done by the employees during the course of their employment with the Company shall be owned and shall belong to the Company.

13.1.2

Without prejudice to the foregoing, each Seller irrevocably assigns to the Company proprietary rights arising in any and all processes, works, materials methods formulated discoveries, inventions, secret process or improvements in procedure made or discovered or other matters developed by such Seller in relation to the Business in perpetuity and on a worldwide basis (whether such rights are exercised or not) and waives any moral rights in relation to the assignment hereto.

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13.2	Confidential Information

13.2.1

The terms and conditions set forth in this Agreement, including their existence, and any information in relation to a Party received by any other Party shall be considered confidential information (the “Confidential Information”) and shall not be disclosed by any of the Parties to any other Person except in accordance with the provisions set forth below.

13.2.2

Notwithstanding the foregoing, a Party may disclose any of the Confidential Information: (a) to its fund manager, current or prospective investors, employees, investment bankers, lenders, accountants, and attorneys, in each case only where such Persons are under appropriate non-disclosure obligations; and (b) which is shared in relation to any transfer of Equity Securities pursuant to this Agreement.

13.2.3

In the event that a Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Clause 13.2, such Party (the “Disclosing Party”) shall promptly provide the other Parties with written notice of that fact, so that such other Parties may seek a protective order, confidential treatment, or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by the other Parties.

13.2.4

Notwithstanding any other provision of this Clause 13.2, the confidentiality obligations of the Parties shall not apply to information which: (a) a restricted Party learns from a Third Party having the right to make the disclosure, provided the receiving Party complies with any restrictions imposed by the Third Party; (b) is in a restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; or (c) enters the public domain without breach of confidentiality by the restricted Party.

14.	EVENT OF DEFAULT

14.1	Sellers Event of Default

If any Seller:

14.1.1

commits any material breach of his obligations under this Agreement, or the relevant Employment Agreement, which breach, if curable, is not cured within 60 (sixty) days from the date of becoming aware of the same;

14.1.2	breaches any of his obligations under Clause 15;

14.1.3

commits an act of fraud, gross negligence, or corruption, or embezzles the funds of the Company (in each case, as determined by a Big Four Firm appointed by the Board) or is convicted for any offence involving moral turpitude;

14.1.4

other than for a material breach of the Purchaser under this Agreement or on the request of the Purchaser or on the Fourth Closing, resigns as a Director (in case such Seller is a Founder) or employee of the Company without prior written consent of the Purchaser; or

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14.1.5	has his Employment Agreement terminated for Cause (as defined in the respective Employment Agreement),

then, notwithstanding anything in this Agreement and any other remedies available to the Purchaser and/or the Company under Applicable Law: (a) the defaulting Seller shall forthwith resign, or be removed, as a Director (in the event such Seller is a Founder) and employee of the Company; (b) all rights of such defaulting Seller under this Agreement (other than the right to receive the Purchase Price for its Sale Shares in accordance with this Agreement) shall fall away; and (c) such defaulting Seller shall be entitled to only the face value of the Preference Shares (along with all statutory accruals thereon) upon their redemption.

14.2	Purchaser Event of Default

If the Purchaser commits the Purchaser EoD as indicated in Clause 4.1.5, then notwithstanding anything in this Agreement and any other remedies available to the Sellers under Applicable Law: (a) the Purchaser Directors shall forthwith resign, or be removed, as a Directors; (b) all rights of the Purchaser under this Agreement shall forthwith fall away; (c) the obligations of the Sellers (but not their right) to subscribe to the shares of the Purchaser under the Investment Agreement shall fall away; and (d) the Sellers can invoke the Second Closing Bank Guarantee in accordance with the provisions of Clause 4.1.5.

15.	NON-COMPETE AND NON-SOLICITATION

15.1

The Sellers agree that, for the purpose of assuring to the Purchaser the value of the Business and the full benefit of its goodwill, during the term of this Agreement and for a period of 3 (three) years from the date on which such Seller ceases to be a Shareholder or an employee/Director of the Company, whichever is later, such Seller and his Affiliate shall not, either independently or jointly, directly or indirectly, without prior written consent of the Purchaser:

15.1.1

sponsor/promote through any other company or entity or engage in, whether as an individual, through a partnership or as a shareholder, joint venture partner, collaborator, consultant, advisor, principal contractor or sub-contractor, director, trustee, committee member, office bearer, agent, or in any other manner whatsoever, whether for profit or otherwise, any business which competes or is similar to the Business, or canvass, solicit, or approach or cause to be canvassed, solicited, or approach any customers of the Company and/or its subsidiaries (including previous or existing customers) or any work orders of the Company and/or its subsidiaries, with regard to any business which competes or is similar to the Business; or

15.1.2

for himself or for any other Person, solicit or procure or assist the solicitation of any employee or hire any employee of the Company (whether employed by the Company at the relevant time or in any period during the term of this Agreement).

15.2

Notwithstanding anything to the contrary, nothing set out in Clause 15.1 above shall apply to any business or employment undertaken by the Sellers’ brother(s)’ and/or sister(s)’ and/or spouses of such brother(s)/sister(s).

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15.3	Each of the Sellers shall devote their entire business time, energy, and resources to the management and operations of the Company.

15.4

The Sellers shall ensure that each of the Sellers shall execute all necessary documents and do all acts, deeds and things to give full effect to their obligations under this Clause 15, and the provisions of this Clause 15 shall also be captured in the respective Employment Agreement of each of the Sellers.

15.5

The Sellers acknowledge and agree that adequate consideration has been provided to them by the Purchaser for the non-compete covenants contained in this Agreement and that restrictions contained in this Clause 15 are reasonable for the legitimate protection of the Business and goodwill of the Business.

15.6

The Sellers further acknowledge and agree that the covenants and obligations with respect to non-compete and non-solicitation as set forth in this Agreement relate to special, unique, and extraordinary matters, and that a violation of any of the terms of such covenants and obligations by the Sellers will cause the Purchaser irreparable injury for which damages may not be adequate remedy. Therefore, the Sellers agree, that the Purchaser shall be entitled to an interim injunction, restraining order, or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain such Sellers, from committing any violation of the covenants and obligations contained in this Clause 15. These injunctive remedies are cumulative and are in addition to any other rights and remedies that the Purchaser may have under Applicable Law or in equity. Further, subject to the provisions of this Agreement, the above non-compete and non-solicitation obligations shall terminate earlier if the Purchaser ceases to hold any Equity Securities.

16.	INSPECTION AND INFORMATION RIGHTS

16.1	The Purchaser shall have the right to receive, with respect to the Company and its subsidiaries:

16.1.1	information in relation to financial statements, and any other operating information as may be requested from time to time within 20 (twenty) Business Days of the end of each calendar month;

16.1.2	quarterly financial statements and information within 30 (thirty) Business Days of the end of each calendar quarter;

16.1.3	final annual audited financial statements for the relevant Financial Year, together with notes thereto, within 90 (ninety) Business Days of the end of each Financial Year;

16.1.4	any internal and external audit reports within 5 (five) Business Days of its preparation;

16.1.5	information with respect to the commencement of any material claim, litigation or proceedings as soon as may be practicable; and

16.1.6	any other information as may be reasonable requested by the Purchaser.

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16.2

The Purchaser, shall at all times, have the right to, at its own expenses, reasonably inspect facilities, properties, records and books of the Company and its subsidiaries at any time during regular working hours on reasonable prior notice to the Company or its subsidiaries, as the case may be, and the right to discuss the business, operation and conditions of the Company with any officers, employees, accounts, legal counsels and investment bankers of the Company and/or its subsidiaries.

17.	TERMINATION

17.1	This Agreement will terminate:

17.1.1	if the Parties mutually agree to do so in writing;

17.1.2

if the Purchaser or the Sellers elect to do so in the event relevant Conditions Precedent for First Closing to be satisfied by the Sellers or the Purchaser (as the case may be) are not satisfied by the Long Stop Date (and the Purchaser or the Sellers (as the case may be) have not waived such non-satisfaction) as set out in Clause 5.3; or

17.1.3	if the Sellers elect to do so, in the event the First Closing Purchase Price is not paid to the Sellers on the First Closing.

17.2	Other than as set out in Clause 14, the rights of the Founders under this Agreement shall fall away upon completion of the Fourth Closing.

17.3	Upon termination of this Agreement:

17.3.1	prior to the First Closing or under Clause 17.1.3, it shall have no further force and effect; and

17.3.2

post the First Closing, it shall have no further force and effect except for Clauses 7 (Representations and Warranties), 11 (Indemnification), 13 (Proprietary Information and Confidentiality), 18 (Notices), 19 (Governing Law), 20 (Dispute Resolution), 21 (Fees and Expenses), and 22 (Miscellaneous), and such other provisions of this Agreement that by their nature are intended to survive termination.

17.4

Termination of this Agreement shall be without prejudice to any accrued rights of the Parties. Further, the termination of this Agreement shall not relieve any Party of any obligation or liability accrued prior to the date of termination.

18.	NOTICES

18.1	Form of notice

Any notice, consent, request, demand, approval or other communication to be given or made under or in connection with this Agreement (each, a “Notice” for the purposes of this Clause 18) shall be in English, in writing and signed by or on behalf of the Party giving it.

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18.2	Method of service

18.2.1	Service of a notice must be effected by one of the following methods:

(a)

by hand to the relevant address set out in Clause 18.3 and shall be deemed served upon delivery if delivered during a Business Day, or at the start of the next Business Day if delivered at any other time;

(b)	by prepaid first-class post or by registered post to the relevant address set out in Clause 18.3 and shall be deemed served at the start of the 4th (fourth) Business Day after the date of posting;

(c)	by prepaid airmail to the relevant address set out in Clause 18.3 and shall be deemed served at the start of the 4th (fourth) Business Day after the date of posting; or

(d)

by electronic mail transmission to the relevant electronic mail address set out in Clause 18.3 and shall be deemed served on dispatch, if dispatched during a Business Day or at the start of the next Business Day if dispatched at any other time, provided that in each case an electronic delivery receipt indicating complete transmission of the notice is obtained by the sender.

18.2.2

In this Clause 18.2, “during a Business Day” means any time between 9.30 am and 5.30 pm on a Business Day based on the local time where the recipient of the notice is located. References to “the start of a Business Day” and “the end of a Business Day” shall be construed accordingly.

18.3	Address for service

18.3.1	Notices shall be addressed as follows:

(a)	Notices to the Company:

Name	:	Solutions Infini Technologies (India) Private Limited

Address	:	#45/B, 1st Floor, 1st A Main, Sarakki Industrial Layout, 3rd Phase J P Nagar, Bangalore 560 078

Email	:	ashish@solutionsinfini.com

To the attention of	:	Ashish Agarwal

With a copy to (which copy shall not constitute a notice):

Name	:	Aniketh Ashok Jain

Address	:	#243, 2B, Sree Apartments, 32ndCross, 3rdMain, Near Metro pillar No. 30, Jayanagar 7th Block, Bangalore - 560041, Karnataka

Email	:	aniketh@solutionsinfini.com

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(b)	Notices to the Purchaser:

Name	:	Ubiquity SRL

Address	:	Via Teodosio, 65, 20131 Milan, Italy

Email	:	dario.calogero@ubuquity.eu

To the attention of	:	Dario Calogero

With a copy to (which copy shall not constitute a notice):

Name	:	Khaitan & Co

Address	:	2nd Floor, Simal, 7/1, Ulsoor Road, Bangalore 560 042

Email	:	abhilekh.verma@khaitanco.com

To the attention of	:	Abhilekh Verma

(c)	Notices to the Founders

In case of a notice to one Founder, a copy of the same should be sent to the other Founder also. Such copy as sent to the other founder shall not constitute a notice. The notices as to be sent to both the Founders shall be sent to the address given below.

Name	:	Ashish Agarwal

Address	:	B114, Sobha Magnolia, Bannerghatta Road, Bangalore 560 029

Email	:	ashish@solutionsinfini.com

and

Name	:	Aniketh Ashok Jain

Address	:	#243, 2B, Sree Apartments, 32ndCross, 3rdMain, Near Metro pillar No. 30, Jayanagar 7th Block, Bangalore - 560041, Karnataka

Email	:	aniketh@solutionsinfini.com

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(d)	Notices to each Seller:

Address	:	As set out in SCHEDULE 1

Email	:	As set out in SCHEDULE 1

With a copy each to (which copy shall not constitute a notice):

Name	:	Aniketh Ashok Jain

Address	:	#243, 2B, Sree Apartments, 32ndCross, 3rdMain, Near Metro pillar No. 30, Jayanagar 7th Block, Bangalore - 560041, Karnataka

Email	:	aniketh@solutionsinfini.com

and

Name	:	Ashish Agarwal

Address	:	B114, Sobha Magnolia, Bannerghatta Road, Bangalore 560 029

Email	:	ashish@solutionsinfini.com

18.4	Change of details

A Party may change its address for service provided that it gives the other Parties prior notice of not less than 15 (fifteen) Business Days in accordance with this Clause 18. Until the end of such notice period, service on either address shall remain effective.

19.	GOVERNING LAW

This Agreement shall be governed by and be construed in accordance with the laws of India, without regard to the principles of conflicts of laws, and subject to the provisions of Clause 20, the courts at Bengaluru shall have exclusive jurisdiction.

20.	DISPUTE RESOLUTION

20.1

If any dispute or difference arises between any of the Parties during the subsistence of this Agreement or thereafter, in connection with the validity, interpretation, implementation or alleged breach of any provision of this Agreement or regarding any question, including the question as to whether the termination of this Agreement by any Party hereto has been legitimate, the Parties shall endeavour to settle such dispute amicably. The attempt to bring about an amicable settlement is considered to have failed as soon as one of the Parties, after reasonable attempts, which attempt shall continue for not less than 30 (thirty) days, gives a written notice thereof of 30 (thirty) days to the other Party in writing.

20.2

All disputes, differences or claims arising out of or in connection with this Agreement including, any question regarding its existence, validity, construction, performance, termination or alleged violation which is not resolved under Clause 20.1 shall be referred to and finally resolved by arbitration administered by the London Court of International Arbitration in accordance with the LCIA Rules, which are deemed to be incorporated by reference in this Clause 20. The seat and legal place of arbitration shall be London. The tribunal shall consist of 1 (one) arbitrator appointed in accordance with the LCIA Rules. The language of arbitration shall be the English language.

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21.	FEES AND EXPENSES

Each Party shall bear its own legal and administrative costs, including all fees and expenses in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated herein. It is hereby clarified that the Transaction Costs and any other costs required to be borne by the Sellers and/or the Company, in connection with this Agreement and Applicable Law, shall be borne by the Company, and the Company can bear, or reimburse, any such expenses on behalf of, or to any of, the Sellers, provided that such payments or reimbursements shall be: (a) made prior to 31 March 2017; or (b) provisioned for in the audited financial statements of the Company for the Financial Year ending 31 March 2017, and 2017 NFP and 2017 EBITDA shall be calculated accordingly.

22.	MISCELLANEOUS

22.1	Assignment

Except as provided in this Agreement, no Party shall assign any of its rights, liabilities or obligations under this Agreement to any Third Party, without the prior written consent of the other Parties. It is clarified that in the event of a transfer of Equity Shares under this Agreement, the transferee shall execute a deed of adherence.

22.2	Severability

If any provision of this Agreement is held to be illegal, invalid, or unenforceable, in whole or in part, under any enactment or Applicable Law, such provision or part shall, to that extent, be deemed not to form part of this Agreement, and the legality and enforceability of the remainder of this Agreement shall not be affected.

22.3	Further assurance

Each Party shall cooperate with the other Parties and execute and deliver to the other Parties such instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence, and confirm their rights and the intended purpose of this Agreement. Also, the Parties shall procure that their respective Affiliates perform their responsibilities under this Agreement, extend their assistance and take all commercially reasonable steps to give effect to the terms of this Agreement. Further, the Parties shall do all acts necessary to ensure the implementation of the terms of this Agreement, including that if any provision of this Agreement is not implementable for any reason whatsoever then the Parties shall undertake such actions as are necessary to ensure the achievement of the economic terms and intent of this Agreement.

22.4	No partnership

Nothing herein contained shall constitute or be deemed to constitute a partnership between the Parties or constitute either Party as an agent of the other for any purpose.

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22.5	Waiver

22.5.1

The waiver of any default or breach under this Agreement by any Party shall not constitute a waiver of any further right hereunder or waiver of the right to terminate this Agreement for any default or breach of a similar nature or under any other terms and conditions of this Agreement.

22.5.2

The rights and remedies of the Parties are cumulative and not alternative and are not exclusive of any other rights or remedies provided by Applicable Law. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a Party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

22.6	Amendments

No modification, alteration or amendment of this Agreement or any of its terms or provisions shall be valid or legally binding on the Shareholders unless made in writing and duly executed by or on behalf of all Parties.

22.7	Counterparts

This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

22.8	Voting rights and cooperation

Save and except as expressly set out in this Agreement, for the exercise of rights under this Agreement, the rights of a Party shall be determined with reference to the aggregate Shareholding Percentage of such Party and its Affiliates. In relation to any Party, the collective aggregate Shareholding Percentage of all persons constituting that Party and its Affiliates shall be considered as the Shareholding Percentage of the Party, notwithstanding any inter se change in the individual shareholding of Persons constituting that Party.

22.9	Application of this Agreement

The terms of this Agreement shall apply mutatis mutandis to any Equity Shares which may be received by the Shareholders resulting from any conversion, reclassification, re-designation, subdivision or consolidation or other change of the securities, including the Equity Securities, and prior to any such action being taken, the Parties shall give due consideration to any changes which may be required to this Agreement in order to give effect to the intent of this Clause 22.9.

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22.10	No agency

The Parties agree that nothing in this Agreement shall be in any manner interpreted to constitute an agency for and on behalf of any other Party. Each Party is and shall remain independent. None of the Parties shall have authority to enter into any contract or any obligation for, or make any warranty or representation on behalf of the other.

22.11	Entire agreement

22.11.1

This Agreement constitutes and represents the entire agreement between the Parties with regard to the subject matter hereof (except as otherwise provided in the other agreements contemplated by this Agreement) and the rights and obligations of each of the Parties, and cancels and supersedes all prior arrangements, agreements or understandings, if any, whether oral or in writing, among the Parties on the subject matter hereof or in respect of matters dealt with herein. If any conflict exists between the terms of any other agreement executed by the Parties prior to this Agreement, the terms of this Agreement alone shall control and shall prevail.

22.11.2

If there is any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents, or if there is any dispute related to any Charter Document, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Document to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

22.12	Successors

Save and except as set out herein, the provisions of this Agreement shall enure to the benefit of and be binding on the Parties and their respective successors (including, without limitation, any successor by reason of amalgamation, scheme of arrangement, merger, de-merger, acquisition or death of any Party) and legal representatives; provided, however, that the successor or legal representative shall sign a deed of adherence, in a form acceptable to the Parties.

22.13	Signature

The Parties hereby agree that the exchange of signature pages to this Agreement (in .pdf format) and the affixing of signatures thereto at different locations shall be a valid form of execution of this Agreement.

22.14	Authorised Representative

Aniketh Ashok Jain shall act as the authorized representative of the Sellers to do all such acts as contemplated under this Agreement on behalf of the Sellers (where such acts are required to be performed collectively by the Sellers) and notify the Purchaser and/or Third Parties of all such actions and decisions. Each of the Sellers hereby expressly and irrevocably

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appoints Aniketh Ashok Jain, also in the interest of Aniketh Ashok Jain himself, as his representative and gives his irrevocable consent to such extent, being understood that such mandate shall be gratuitous and Aniketh Ashok Jain shall keep duly informed the other Sellers.

[Signature page follows]

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IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED AND DELIVERED BY THEIR DULY AUTHORISED REPRESENTATIVES AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

Signed and delivered for and on behalf of

UBIQUITY SRL

/s/ Dario Calogero
By:	Dario Calogero
Title:	Chairman

Witnessed by:

/s/ Giacomo Dall’Aglio
Name:	Giacomo Dall’Aglio

Signature page to the Share Purchase and Shareholders’ Agreement dated 15 October 2016 executed among Ubiquity SRL, Solutions Infini Technologies (India) Private Limited, Ashish Agarwal, Aniketh Ashok Jain, Shivam Prasad, Vinay Jain, and Mohamad Faraz

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Signed and delivered for and on behalf of SOLUTIONS INFINI TECHNOLOGIES (INDIA) PRIVATE LIMITED /s/ Aniketh A Jain By: Aniketh A Jain Title: Director	Signed and delivered by ASHISH AGARWAL /s/ Ashish Agarwal

Signed and delivered by ANIKETH ASHOK JAIN /s/ Aniketh Ashok Jain	Signed and delivered by SHIVAM PRASAD /s/ Shivam Prasad

Signed and delivered by MOHAMAD FARAZ /s/ Mohamad Faraz	Signed and delivered by VINAY JAIN /s/ Vinay Jain

Witnessed by /s/ Sandeep Jain Name: Sandeep Jain	/s/ Abhilekh Verma Name: Abhilekh Verma

Signature page to the Share Purchase and Shareholders’ Agreement dated 15 October 2016 executed among Ubiquity SRL, Solutions Infini Technologies (India) Private Limited, Ashish Agarwal, Aniketh Ashok Jain, Shivam Prasad, Vinay Jain, and Mohamad Faraz

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SCHEDULE 2 | DEFINITIONS

1.	DEFINITIONS

In this Agreement: (a) capitalised terms defined by inclusion in quotations and/or parenthesis have the meanings so ascribed; and (b) the following terms shall have the following meanings assigned to them herein below:

“Act” means the Companies Act 1956 and the Companies Act 2013 and all the rules, regulations, orders and notifications issued thereunder, in each case, to the extent in force from time to time;

“Accounts” means the audited accounts of the Company from the year of its incorporation till the Financial Year ended 31 March 2016 and the unaudited financial information of the Company for the quarter ended 30 June 2016, and the unaudited financial information of the Subsidiary from the year of its incorporation till the Financial Year ended 31 March 2016 and for the quarter ended 30 June 2016;

“Accounts Date” means 31 March 2016;

“Affiliate” of a Person (the “Subject Person”) means: (a) in the case of any Subject Person other than a natural Person, any other Person that, either directly or indirectly through one or more intermediate Persons, Controls, is Controlled by or is under common Control with the Subject Person; and (b) in the case of any Subject Person that is a natural Person, means a relative (as defined under the Companies Act 2013) of such Person and any other Person (other than a natural Person) that, either directly or indirectly through one or more intermediate Persons (other than a natural Person) is Controlled by the Subject Person;

“Applicable Law” means all laws, statutes, ordinance, regulations, guidelines, policies and other pronouncements having the effect of law of any applicable jurisdiction by state, municipality, court, tribunal, government, ministry, department, commission, arbitrator or board or such other body which has the force of law;

“Assets” mean assets or properties of every kind, nature, character and description (whether immovable, movable, tangible, intangible, absolute, accrued, fixed or otherwise) as operated, hired, rented, owned or leased by a Person from time to time, including cash, cash equivalents, receivables, securities, accounts and note receivables, real estate, plant and machinery, equipment, patents, copyrights, domain names, trademarks, brands and other intellectual property, raw materials, inventory, furniture, fixtures and insurance;

“Big Four Firm” means KPMG, PricewaterhouseCoopers, EY, and Deloitte Touche Tohmatsu, or such firm of chartered accountants associated with any of them, and their respective successors;

“Board” means the board of directors of the Company;

“Business” means the business of providing platform and ancillary services for bulk messaging services, email, push notification, long code and short code, interactive voice response service, call conferencing, outbound diallers, missed call services and toll free numbers;

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“Business Day” means any day of the week (excluding Saturdays, Sundays and public holidays) on which commercial banks are open for business in Bengaluru, India and Milan, Italy, and when the context so requires, the days on which commercial banks are open for business in United Arab Emirates;

“Business Plan” means the consolidated business plan of the Company and its subsidiaries, which will come into effect on the First Closing Date, and annexed hereto as SCHEDULE 12;

“Charter Documents” means, with respect to a company, collectively, the memorandum of association of such company and the articles of association of such company, as amended or replaced from time to time;

“Closing” means any of the First Closing, Second Closing, Third Closing, and Fourth Closing, as the context may require;

“Closing Date” means any of the First Closing Date, Second Closing Date, Third Closing Date, and Fourth Closing Date, as the context may require;

“Contract”, with respect to a Person, means any agreement, contract, obligation, promise, undertaking, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature (whether written or oral or express or implied) entered into by such Person;

“Control” means (including its correlative meanings, “Controlled by”, and “Controlling and under common Control with”), in relation to any Person, where another Person (or Persons acting in concert) has direct or indirect ownership or Control, by contract or otherwise of: (a) over more than 51% (fifty one per cent) of the issued and paid-up voting share capital of such Person; (b) the composition of at least a majority of the board of directors of such Person; or (c) the management of that Person or is in a position to direct the management or the policies of that Person. For purposes of this definition, “Persons acting in Concert” shall have the meaning as set out in the Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeover) Regulations, 2011, as amended from time to time;

“Director” means a director of the Company, including any duly appointed alternate director;

“EBITDA” means as of any date of calculation, the consolidated earnings of the Company and Subsidiary, before finance income and finance cost (including bank charges), tax, depreciation, and amortisation calculated from the audited financial statements of the Company (and Subsidiary) plus Transaction Cost, gratuity liability (including provisioning), cost of stock options as may be issued by the Company or by the Purchaser to employees of the Company (if any), and provision for diminution in assets (excluding account receivables) for the respective Financial Year. It is clarified that the total cost for the purpose of the earnings will include provisions for expenses (including for costs for disputes) and doubtful account receivables;

“Employment Agreements” means the employment agreements to be executed by the Company with the Sellers on the First Closing Date, in the form and manner acceptable to the Purchaser and the Sellers;

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“Encumbrances” includes any claim, mortgage, charge (fixed or floating), non-disposal undertaking, escrow, power of attorney (by whatever name called), pledge, lien, hypothecation, option, power of sale, right of pre-emption, right of first refusal, right to acquire, assignment by way of security, trust arrangement for the purpose of providing security or any other security interest of any kind, including retention arrangements and any agreement or obligation to create any of the foregoing, or encumbrance of any kind, or a contract to give or refrain from giving any of the foregoing;

“Equity Share” means the equity share of face value INR 10 (Indian Rupees Ten) each in the Share Capital, carrying voting rights, and shall include the Sale Shares;

“Equity Securities” means any Equity Shares and other securities of the Company held by the Shareholders from time to time, including the Sale Shares;

“Escrow Account” means the escrow account to be opened for the deposit of the Escrow Amount in accordance with the terms of the Escrow Agreement;

“Escrow Agreement” means the agreement to be executed by the Purchaser, the Sellers, and the escrow agent in relation to the deposit of the Escrow Amount in the Escrow Account in accordance with Part A of SCHEDULE 7;

“Escrow Amount” means a sum of INR 129,392,010 (Indian Rupees One hundred twenty nine million three hundred ninety two thousand ten), forming a part of the First Closing Purchase Price;

“Exchange Control Regulations” means the Foreign Exchange Management Act, 1999 together with all rules, regulations, directions and circulars and other notifications issued thereunder and the extant foreign direct investment policy of the Government of India;

“FIPB” means Foreign Investment Promotion Board of India;

“FIPB Approval” means the approval of the Transaction by the Foreign Investment Promotion Board in accordance with the Exchange Control Regulations;

“Financial Year” means the financial year of the Company and its subsidiaries, which shall commence on 1 April each year and end on 31 March of the following year;

“First Closing” means the consummation of the purchase of the First Closing Sale Shares by the Purchaser and completion of all the relevant actions set out in Part A of SCHEDULE 7;

“First Closing Date” means the date on which First Closing takes place;

“First Closing Purchase Price” means a sum of INR 522,796,001 (Indian Rupees Five hundred twenty two million seven hundred ninety six thousand one), payable as consideration for the First Closing Sale Shares;

“First Closing Sale Shares” means 25,501 (twenty five thousand five hundred one) Sale Shares to be purchased by the Purchaser on the First Closing Date, as set out in Part A of SCHEDULE 5;

“Founders” means Ashish Agarwal and Aniketh Ashok Jain, each a Shareholder;

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“Fourth Closing” means the consummation of the purchase of the Fourth Closing Sale Shares by the Purchaser and completion of all the relevant actions set out in Part D of SCHEDULE 7;

“Fourth Closing Date” means 31 July 2019 (subject to the fulfilment of the Conditions Precedent to Fourth Closing by such date) or such other date as may be mutually agreed among the Parties in writing;

“Fourth Closing Sale Shares” means 1,971 (one thousand nine hundred seventy one) Sale Shares to be purchased by the Purchaser on the Fourth Closing Date, as set out in Part D of SCHEDULE 5;

“Fully Diluted Basis” means with respect to any calculation of the number of outstanding Equity Shares, calculated as if all instruments convertible into Equity Shares, outstanding on the date of calculation have been exercised or exchanged for or converted into Equity Shares;

“General Meeting” means a duly convened meeting of the Shareholders as contemplated under the Act;

“Governmental Approval” means any authorisation, consent, approval, clearance, license, lease, ruling, permit, certification, exemption, filing for, or registration required by or with any Governmental Authority;

“Governmental Authority” means any government, semi-government, administrative, fiscal, taxing or judicial body or any other statutory agency or any government department, commission, authority or tribunal, or the governing body of any monetary, securities or other regulator in India or any applicable jurisdiction;

“Indian GAAP” means the generally accepted accounting principles applicable in India;

“INR” means Rupees, the lawful currency of the Republic of India;

“Intellectual Property” with respect to a Person, means with respect to such Person all trade names, service marks, service names, trade dress, patents, copyrights, website platforms, logos, registered designs, domain names and utility models, inventions, confidential information, brand names, databases and database rights, know-how, and business/corporate names, confidential information and any similar rights situate in any country and the benefit (subject to the burden) of any of the foregoing (in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world) pertaining to its business;

“Investment Agreement” means the agreement to be executed between the Purchaser and the Sellers in relation to the subscription by the Sellers to the shares of the Purchaser in a mutually agreed manner;

“Knowledge” includes the knowledge, information, belief, or awareness of the Sellers, after conducting due and careful enquiry. Where anything is qualified by the Knowledge of the Company and/or the Sellers, each of the Company and the Sellers shall be deemed to have knowledge of: (a) anything of which it ought reasonably to have knowledge; (b) anything of

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which it would have knowledge had it made due enquiry immediately before giving the relevant representations and warranties; and (c) anything of which it would have knowledge after examining all information and making all due diligence inquiries and investigations which would be expected or required from a Person of ordinary prudence;

“LCIA Rules” means the arbitration rules of the London Court of International Arbitration for the time being in force;

“Material Adverse Change” means an event which, individually or in the aggregate, causes or is reasonably expected to cause, an adverse change to:

(a)

the revenue of the Business (when compared to the relevant period in the immediately preceding Financial Year) attributable to regulatory causes, which, taken as a whole, has an impact in excess of INR 337,200,000 (Indian Rupees Three hundred thirty seven million two hundred thousand);

(b)	the ability of the Company or any of the Sellers to perform its obligations under this Agreement; or

(c)	the validity or enforceability of this Agreement or any other agreement incidental or pursuant to this Agreement;

“New Auditors” means any of the Big Four Firms, as may be mutually agreed upon by the Sellers and the Purchaser, to be appointed as the statutory auditors of the Company effective from the First Closing Date;

“NFP” means, at any relevant measurement date, the aggregate of cash, cash equivalents (including fixed deposits, margin money, and liquid investments), and outstanding tax credit of the Company less the outstanding Total Debt of the Company and Subsidiary, on a consolidated basis;

“Other Shareholder Shares” means the 6,000 (six thousand) Equity Shares held by Other Shareholders as on the Execution Date, as set out against the respective names in Part A of SCHEDULE 4;

“Other Shareholders” means Mamtha Rajesh Dembla and Jeethmal Mutha, Shareholders as on the Execution Date;

“Person” means any individual, firm, company or other corporate body, Government Authority, joint venture, associate, partnership or other entity (whether or not having separate legal personality);

“Preference Shares” means 13,158 (thirteen thousand one hundred fifty eight) redeemable, non-convertible, non-transferrable preference shares of the Company having face value of INR 10 (Indian Rupees Ten) each, to be issued to the Sellers prior to the First Closing, with rights, preferences and privileges as set out in the Charter Documents, salient features of which are reproduced in SCHEDULE 11;

“Purchase Price” means an aggregate sum of INR 1,025,050,000 (Indian Rupees One billion twenty five million fifty thousand), payable as consideration for all the Sale Share, subject to variation under the relevant closings in accordance with SCHEDULE 10;

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“Purchaser DP Account” means the demat account established and maintained by the Purchaser with any depository participant acceptable to the Purchaser, in accordance with the Depositories Act 1996;

“Revised Articles” means the amended and restated articles of association of the Company incorporating, inter alia, the provisions of this Agreement, in the form and manner acceptable to the Purchaser and the Sellers;

“Sale Shares” means 50,000 (fifty thousand) fully paid-up Equity Shares, to be purchased by the Purchaser from the Sellers, pursuant to the terms of this Agreement;

“Second Closing” means the consummation of the purchase of the Second Closing Sale Shares by the Purchaser and completion of all the relevant actions set out in Part B of SCHEDULE 7;

“Second Closing Date” means 31 July 2017 (subject to the fulfilment of the Conditions Precedent to Second Closing by such date) or such other date as may be mutually agreed among the Parties in writing;

“Second Closing Sale Shares” means 13,974 (thirteen thousand nine hundred and seventy four) Sale Shares to be purchased by the Purchaser on the Second Closing Date, as set out in Part B of SCHEDULE 5;

“Stock Options” means all issued and vested options issued by the Company pursuant to the Solutions Infini Employee Stock Option Plan 2014;

“Sellers” means the Founders, Shivam Prasad, Vinay Jain, and Mohamad Faraz, each a Shareholder;

“Seller’s Designated Bank Account” means the bank account of each Seller for the receipt of the relevant Purchase Price, details of which shall be conveyed to the Purchaser in writing 5 (five) Business Days before each Closing;

“Share Capital” means the fully paid-up equity share capital of the Company on a Fully Diluted Basis;

“Shareholder” means the holders of Equity Shares from time to time;

“Shareholding Percentage” means the percentage of the Share Capital held by a Shareholder;

“Subsidiary” means Solutions Infini FZE, a company incorporated under the laws of the United Arab Emirates bearing registration #RAKIA 72 FZ12 02 15 7638, a subsidiary of the Company;

“Tax” shall include all taxes, including income tax, withholding tax, dividend distribution tax, capital gains tax, fringe benefit tax, sales tax, customs duty, wealth tax, gift tax, property tax, excise duty, service tax, payroll tax, occupation tax, value added or transfer taxes (other than stamp duty), governmental charges, fees, levies or assessments or other taxes, levies, fees,

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withholding obligations and similar charges, of any jurisdiction and shall include any interest, fines, and penalties related thereto and, with respect to such taxes, any interest on such penalties and additions to tax;

“Third Closing” means the consummation of the purchase of the Third Closing Sale Shares by the Purchaser and completion of all the relevant actions set out in Part C of SCHEDULE 7;

“Third Closing Date” means 31 July 2018 (subject to the fulfilment of the Conditions Precedent to Third Closing by such date) or such other date as may be mutually agreed among the Parties in writing;

“Third Closing Sale Shares” means 8,554 (eight thousand five hundred fifty four) Sale Shares to be purchased by the Purchaser on the Third Closing Date, as set out in Part C of SCHEDULE 5;

“Third Party” means a Person who is not a party to this Agreement;

“Total Debt” with respect to the Company and Subsidiary on a consolidated basis, means, at any relevant measurement date, the aggregate of the consolidated reconciled book values of all bank loans (excluding any bank guarantees and non-fund based facilities/instruments/arrangements), mortgages, overdrafts, invoice discounting advances, finance leases, hire purchase agreements, any hedging or currency contracts which are out of money, shareholder loans, any unpaid dividends, any gratuity liability (including provisioning), unpaid Transaction Cost, each in relation to the Company and/or Subsidiary;

“Transaction Cost” means the costs to be borne by the Company in relation to the Transaction and other matters in relation thereto, including secretarial fees, escrow fees, depository fees, stamp duty (including any stamp duty paid for the purchase of shares by the Sellers from the Other Shareholders), and payments to be made to employees of the Company and the Subsidiary, legal fees, investment banker fees, and tax advisors fees;

“Transaction” means the sale of the Sale Shares from the Sellers to the Purchaser in accordance with this Agreement;

“Transfer” means the sale, gift, assignment, transfer, transfer of any interest in trust, alienation, Encumbrance or disposition of Equity Shares, as the context may require, in any manner whatsoever, directly or indirectly, voluntarily or involuntarily, including, without limitation, any attachment, assignment for the benefit of creditors or appointment of a custodian, liquidator or receiver of any of its properties, business or undertaking; and

“USD” means United States Dollars, the lawful currency of the United States of America.

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2.	ADDITIONAL DEFINED TERMS

For purposes of this Agreement, the following terms have the meanings specified in the indicated provisions of this Agreement:

DEFINED TERM	PROVISION
2017 EBITDA	Schedule 6, Part B, paragraph 1.1.2
2017 NFP	Schedule 6, Part B, paragraph 1.1.2
2018 EBITDA	Schedule 6, Part C, paragraph 1.1.2
2019 EBITDA	Schedule 6, Part D, paragraph 1.1.2
Agreement	Preamble
Base Adjusted Purchase Price	SCHEDULE 10, Part A
Chairman	Clause 8.1.4
Company	Preamble
Conditions Precedent	Clause 5.1
Confidential Information	Clause 13.2.1
CP Satisfaction Letter	Clause 5.3
Deadlock Situation	Clause 8.6
Disclosing Party	Clause 13.2.3
Disclosure Letter	Clause 7.6
Execution Date	Preamble
FIRC	Schedule 7, Part A, paragraph 2
Fourth Closing Bank Guarantee	Clause 4.2.2
Fourth Closing Bank Guarantee Cancellation Letter	Clause 4.2.2(g)
Immovable Properties	Schedule 8, paragraph 11.1
Indemnified Party	Clause 11.1
Indemnifying Party	Clause 11.1
Indemnity Claim	Clause 11.1
Long Stop Date	Clause 5.2.1
Losses	Clause 11.1
Managing Director	Clause 8.1.1

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DEFINED TERM	PROVISION
Notice	Clause 18.1
Operational Matters	Clause 8.1.2
Parties	Preamble
Party	Preamble
Proprietary Information	Clause 13.1.1
Purchaser	Preamble
Purchaser Directors	Clause 8
Purchaser EoD	Clause 4.1.5
Purchaser Representations and Warranties	Clause 7.3
RBI	Schedule 6, Part B, paragraph 3.8
Receiving Party	Clause 5.3
Redemption Price	SCHEDULE 11
Remaining Purchase Price	SCHEDULE 10, Part B
Rescheduled Third Closing	Clause 4.2.1(f)
Reserved Matters	Clause 9.1
Second Closing Bank Guarantee	Clause 4.1
Second Closing Bank Guarantee Cancellation Letter	Clause 4.1.7
Seller Representations and Warranties	Clause 7.4
Sellers	Preamble
Survival Period	Clause 11.7.1
Third Closing Bank Guarantee	Clause 4.2.1
Third Closing Bank Guarantee Cancellation Letter	Clause 4.2.1(g)
Third Closing Purchase Price	SCHEDULE 10, Part D

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SCHEDULE 3 | INTERPRETATION

1.	The terms referred to in this Agreement shall, unless defined otherwise or inconsistent with the context or meaning thereof, bear the meanings ascribed to them under the relevant statute/legislation.

2.

Reference to statutory provisions shall be construed as meaning and including references also to any amendment or re-enactment (whether before or after the Execution Date) for the time being in force and to all statutory instruments or orders made pursuant to such statutory provisions.

3.	References to any Clause or Schedule is to such clause in or schedule to this Agreement unless the context otherwise requires.

4.	Words denoting the singular shall include the plural and words denoting any gender shall include all genders.

5.

Headings, subheadings, titles, subtitles to clauses, sub-clauses and paragraphs are for information only and shall not form part of the operative provisions of this Agreement or the schedules hereto and shall be ignored in construing the same.

6.	The schedules and recitals hereto shall constitute an integral part of this Agreement.

7.	References to days, months and years are to calendar days, calendar months, and calendar years, respectively.

8.

Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day if the last day of such period is not a Business Day; and whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day.

9.

Notwithstanding anything to the contrary, any time limits specified in any provision of this Agreement, within which any Party is required to perform any obligations or complete any activity, shall be extended by such period as may be required to comply with any requirement of Applicable Law; provided that, the Party that is required to comply with such Applicable Law shall, upon informing the other Parties of such extension in writing, act in good faith and take all necessary steps to ensure compliance with such Applicable Law within the minimum time possible.

10.

The words “directly or indirectly” mean directly or indirectly through one or more intermediary persons or through contractual or other legal arrangements and the words “direct or indirect” shall have correlative meanings.

11.

Any reference to “writing” shall include printing, typing, lithography, transmissions by facsimile, or in electronic form (including email) and other means of reproducing words in visible form but shall exclude text messages via mobile phones.

12.	The words “include” and “including” are to be construed without limitation unless the context otherwise requires or unless otherwise specified.

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13.

No provisions shall be interpreted in favour of, or against, any Party by reason of the extent to which such Party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.

14.

If, in calculating a price or an amount in terms of this Agreement, the relevant variables for such calculation are expressed in different currencies, then all such variables for the purposes of such calculation shall be in INR.

15.

If there is any conflict or inconsistency between a term in the body of this Agreement and a term in any of the schedules or any other document referred to or otherwise incorporated in this Agreement, the term in the body of this Agreement shall take precedence.

16.	Reference to any document includes any amendment or supplement to, or replacement or novation of, that document, in accordance with the terms thereof.

17.	Reference to an “amendment” includes a supplement, modification, novation, replacement or re-enactment, and “amended” shall be construed accordingly.

18.

Other than as specifically provided in this Agreement, any obligation, covenant, warranty, representation, or undertaking in this Agreement that is expressed to be made, undertaken, or given by any Seller shall be deemed mutatis mutandis to be jointly and severally made, undertaken and given by all Sellers and each Seller shall be jointly and severally responsible in respect of the same.

19.	All calculations of EBITDA and NFP per this Agreement shall be calculated in accordance with Indian GAAP.

20.

Wherever any payments are required to be under this Agreement in INR as per Applicable Law, but relevant values for the same have been designated in USD in this Agreement, such INR amounts shall be calculated in accordance with the Reference Rate.

21.

In computing the shareholding of any Party, or determining the rights and privileges available to such Party under this Agreement, the Equity Shares held by its Affiliates shall be considered as being held by such Party.

22.	All reference to shares/shareholding are to be considered on fully diluted basis.

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SCHEDULE 4 | SHAREHOLDING PATTERN

PART A: SHARE CAPITAL AS ON THE EXECUTION DATE

#	SHAREHOLDER	NUMBER OF EQUITY SHARES	PERCENTAGE OF EQUITY SHARE CAPITAL
1.	Ashish Agarwal	15,250	30.50
2.	Aniketh Ashok Jain	15,250	30.50
3.	Shivam Prasad	4,500	9.00
4.	Vinay Jain	4,500	9.00
5.	Mohamad Faraz	4,500	9.00
6.	Mamtha Rajesh Dembla	5,500	11.00
7.	Jeethmal Mutha	500	1.00

TOTAL		50,000	100.00

PART B: SHARE CAPITAL IMMEDIATELY PRIOR TO FIRST CLOSING

#	SHAREHOLDER	NUMBER OF EQUITY SHARES	NUMBER OF PREFERENCE SHARES	PERCENTAGE OF EQUITY SHARE CAPITAL	PERCENTAGE OF PREFERENCE SHARE CAPITAL
1.	Ashish Agarwal	18,250	4,803	36.50	36.50
2.	Aniketh Ashok Jain	18,250	4,803	36.50	36.50
3.	Shivam Prasad	4,500	1,184	9.00	9.00
4.	Vinay Jain	4,500	1,184	9.00	9.00
5.	Mohamad Faraz	4,500	1,184	9.00	9.00

TOTAL		50,000	13,158	100.00	100.00

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PART C: SHARE CAPITAL UPON FIRST CLOSING

#	SHAREHOLDER	NUMBER OF EQUITY SHARES	NUMBER OF PREFERENCE SHARES	PERCENTAGE OF EQUITY SHARE CAPITAL	PERCENTAGE OF PREFERENCE SHARE CAPITAL
1.	Ashish Agarwal	8,942	4,803	17.90	36.50
2.	Aniketh Ashok Jain	8,942	4,803	17.90	36.50
3.	Shivam Prasad	2,205	1,184	4.40	9.00
4.	Vinay Jain	2,205	1,184	4.40	9.00
5.	Mohamad Faraz	2,205	1,184	4.40	9.00
6.	Purchaser	25,501	—	51.00	0.00

TOTAL		50,000	13,158	100.00	100.00

PART D: SHARE CAPITAL UPON SECOND CLOSING

#	SHAREHOLDER	NUMBER OF EQUITY SHARES	NUMBER OF PREFERENCE SHARES	PERCENTAGE OF EQUITY SHARE CAPITAL	PERCENTAGE OF PREFERENCE SHARE CAPITAL
1.	Ashish Agarwal	3,842	4,803	7.70	36.50
2.	Aniketh Ashok Jain	3,842	4,803	7.70	36.50
3.	Shivam Prasad	947	1,184	1.90	9.00
4.	Vinay Jain	947	1,184	1.90	9.00
5.	Mohamad Faraz	947	1,184	1.90	9.00
6.	Purchaser	39,475	—	79.00	0.00

TOTAL		50,000	13,158	100.00	100.00

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PART E: SHARE CAPITAL UPON THIRD CLOSING

#	SHAREHOLDER	NUMBER OF EQUITY SHARES	NUMBER OF PREFERENCE SHARES	PERCENTAGE OF EQUITY SHARE CAPITAL	PERCENTAGE OF PREFERENCE SHARE CAPITAL
1.	Ashish Agarwal	720	4,803	1.40	36.50
2.	Aniketh Ashok Jain	720	4,803	1.40	36.50
3.	Shivam Prasad	177	1,184	0.40	9.00
4.	Vinay Jain	177	1,184	0.40	9.00
5.	Mohamad Faraz	177	1,184	0.40	9.00
6.	Purchaser	48,029	—	96.10	0.00

TOTAL		50,000	13,158	100.00	100.00

PART F: SHARE CAPITAL UPON FOURTH CLOSING

#	SHAREHOLDER	NUMBER OF EQUITY SHARES	NUMBER OF PREFERENCE SHARES	PERCENTAGE OF EQUITY SHARE CAPITAL	PERCENTAGE OF PREFERENCE SHARE CAPITAL
1.	Purchaser	50,000	—	100.00	—

	TOTAL	50,000	—	100.00	—

PART G: FULLY DILUTED SHARE CAPITAL OF THE SUBSIDIARY

#	SHAREHOLDER	NUMBER OF SHARES	PERCENTAGE SHAREHOLDING (ON A FULLY DILUTED BASIS)
1.	Company	7,450	100.00

	TOTAL	50,000	100.00

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SCHEDULE 5 | DETAILS OF SALE SHARES

PART A: FIRST CLOSING SALE SHARES

#	SHAREHOLDER	NUMBER OF SALE SHARES
1.	Ashish Agarwal	9,308
2.	Aniketh Ashok Jain	9,308
3.	Shivam Prasad	2,295
4.	Vinay Jain	2,295
5.	Mohamad Faraz	2,295

TOTAL		25,501

PART B: SECOND CLOSING SALE SHARES

#	SHAREHOLDER	NUMBER OF SALE SHARES
1.	Ashish Agarwal	5,100
2.	Aniketh Ashok Jain	5,100
3.	Shivam Prasad	1,258
4.	Vinay Jain	1,258
5.	Mohamad Faraz	1,258

TOTAL		13,974

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PART C: THIRD CLOSING SALE SHARES

#	SHAREHOLDER	NUMBER OF SALE SHARES
1.	Ashish Agarwal	3,122
2.	Aniketh Ashok Jain	3,122
3.	Shivam Prasad	770
4.	Vinay Jain	770
5.	Mohamad Faraz	770

TOTAL		8,554

PART C: FOURTH CLOSING SALE SHARES

#	SHAREHOLDER	NUMBER OF SALE SHARES
1.	Ashish Agarwal	720
2.	Aniketh Ashok Jain	720
3.	Shivam Prasad	177
4.	Vinay Jain	177
5.	Mohamad Faraz	177

TOTAL		1,971

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SCHEDULE 6 | CONDITIONS PRECEDENT

Part A: Conditions Precedent to the First Closing

1.	Conditions Precedent as applicable to the Purchaser and the Sellers

1.1	The FIPB Approval shall have been secured, which shall be in full force and effect.

1.2	An approval of the RBI shall have been secured by the Purchaser and the Sellers if any Seller becomes a non-resident Indian under the Exchange Control Regulations.

1.3	The Employment Agreements shall have been in agreed form between the Sellers and the Purchaser.

1.4	The Revised Articles shall have been in agreed form between the Sellers and the Purchaser.

1.5	The Investment Agreement shall have been executed by the Sellers and the Purchaser and shall be in full force and effect.

2.	Conditions Precedent as applicable to the Purchaser

2.1	The Purchaser shall have obtained all consents and approvals required by it (whether under a contract, Applicable Law, or otherwise) to perform its obligations on the First Closing Date.

2.2	The Purchaser shall have opened the Purchaser DP Account and details of the same shall have been provided to each of the Sellers.

2.3	The Purchaser Representations and Warranties shall be true in all respects as on the First Closing Date.

2.4	The Purchaser Directors shall have obtained necessary director identification number and shall have provided all supporting documents required under the Act in relation their appointment as Directors.

2.5

The Purchaser shall have prepared requisite supporting documents to be provided by it in relation to filing Forms FC-TRS as prescribed under the Exchange Control Regulations, including any other documents as may be required by the designated authorised dealer bank.

2.6

The Purchaser shall have procured a letter from the bank that will be extending the Second Closing Bank Guarantee stating that it will be extending the Second Closing Bank Guarantee in favour of the Sellers on the First Closing Date.

3.	Conditions Precedent as applicable to the Sellers

3.1	The Sellers shall have obtained all consents and approvals required by them (whether under a contract, Applicable Law, or otherwise) to perform their obligations on the First Closing Date.

3.2	The Sellers and/or the Company shall not have committed any act or omission to violate the terms of the FIPB Approval.

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3.3	The Sellers shall cause the Company to, conduct a meeting of the Board and obtain relevant resolutions:

3.3.1	authorizing execution of this Agreement and all other ancillary documents and agreements, and performance of all matters necessary, towards the consummation of the Transaction;

3.3.2

approving the sale and purchase of the First Closing Sale Shares in terms of this Agreement, and, subject to Applicable Law, waiving its rights, if any, in terms of the Charter Documents of the Company, in relation to the purchase such of the Sale Shares in accordance with this Agreement;

3.3.3	approving the adoption of the Revised Articles, subject to the consent of the Shareholders;

3.3.4	calling for a general meeting of the Shareholders on the First Closing Date;

3.3.5	taking on record the resignation of the existing statutory auditors of the Company; and

3.3.6	recommending the appointment of the New Auditors with effect from the First Closing Date.

3.4	Details of Sellers’ Designated Bank Account for each Seller shall have been provided to the Purchaser.

3.5	The Sellers shall have obtained and provided to the Purchaser, a fair valuation certificate valuing the Sale Shares from a practicing chartered accountant.

3.6	The Sellers shall have fully dematerialised all First Closing Sale Shares in accordance with Applicable Law, subject to Transfer restrictions under this Agreement.

3.7	The Seller Representations and Warranties shall be true in all respects as on the First Closing Date, and no Material Adverse Change shall have occurred.

3.8	The Escrow Agreement shall have been executed, and shall be in full force and effect, and the Parties shall have opened the Escrow Account pursuant to the terms thereto.

3.9

The Sellers shall have prepared all supporting documents required in relation to filing Forms FC-TRS as prescribed under the Exchange Control Regulations, including: (a) letters of consent for the sale of the First Closing Sale Shares from each Seller; and (b) any other documents as may be required by the designated authorised dealer bank, and complete Forms FC-TRS.

3.10

Each Seller shall have: (a) provided the Purchaser with a certificate obtained from a chartered accountant stating that such Seller does not have any tax dues or outstanding demands which can result in any claim in terms of Section 281 of the Income Tax Act 1961 or otherwise; (b) made an application to the relevant Tax authorities within 20 (twenty) days of the Execution Date for obtaining a certificate stating that such Seller does not have any tax dues or outstanding demands which can result in any claim in terms of Section 281 of the Income Tax Act 1961 or otherwise; (c) responded to all communication received from, and provided all information sought by, the relevant Tax authorities; and (d) followed up with the relevant Tax authorities.

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3.11

The Sellers shall have purchased the Other Shareholder Shares, and shall have executed all documents in relation thereto, and the relevant Sellers shall be the sole legal and beneficial owners of the Other Shareholder Shares.

3.12

The Sellers shall have caused the Company to have extinguished all the Stock Options in accordance with Applicable Law and the Solutions Infini Employee Stock Option Plan 2014, such that no erstwhile holder of the Stock Options shall have any rights, interests or claims against the Company, including in relation to any Equity Securities.

3.13

The Sellers shall have caused the Company to amend its Charter Documents to duly authorise and facilitate the issuance of the Preference Shares, in accordance with the Act and the terms of this Agreement.

3.14

The Sellers shall have caused the Company to enter into fresh (or revised, as applicable) agreements with its top 15 (fifteen) Third Party marketing service providers (for the quarter ended 30 June 2016) in accordance with Applicable Law.

3.15

In relation to the Subsidiary, the Sellers shall have caused the Company to complete all filings required under Exchange Control Regulations, and shall have initiated the process for compounding all delays in such filings with the relevant Governmental Authorities.

3.16	The Sellers shall have caused the board of directors of the Subsidiary to ratify all actions undertaken previously by individuals not so expressly authorised

3.17	Mohamad Faraz shall have delivered a letter to the Subsidiary fully and finally waiving all claims against the Subsidiary in relation to any non-payment of statutory dues to him per Applicable Law.

Part B: Conditions Precedent to the Second Closing

1.	Conditions Precedent as applicable to the Purchaser and the Sellers

1.1	The Purchaser and the Sellers shall have ensured that at least 30 (thirty) days prior to the Second Closing Date:

1.1.1	the Board adopts the audited financial statements of the Company for the Financial Year ending 31 March 2017; and

1.1.2	KPMG provides calculations of NFP as at 31 March 2017 (the “2017 NFP”) and EBITDA as at 31 March 2017 (the “2017 EBITDA”) for the consideration of the Purchaser and the Seller.

1.2	An approval of the RBI shall have been secured by the Purchaser and the Sellers if any Seller becomes a non-resident Indian under the Exchange Control Regulations.

1.3

The Escrow Agreement shall be in full force and effect, and there shall be no restriction on the parties thereto from transferring the Escrow Amount to the relevant Sellers or the Purchaser, as the case may be, on the Second Closing Date in the manner prescribed therein.

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1.4	The amount for the Third Closing Bank Guarantee shall have been finalised.

1.5	The Second Closing Purchase Price and Fourth Closing Purchase Price shall have been finalised after adjustments in accordance with SCHEDULE 10.

2.	Conditions Precedent as applicable to the Purchaser

2.1	The Purchaser Representations and Warranties, shall be true in all respects as on the Second Closing Date.

2.2	The Purchaser shall have obtained all consents and approvals required by it (whether under a contract, Applicable Law, or otherwise) to perform its obligations on the Second Closing Date.

2.3

The Purchaser shall have prepared requisite supporting documents to be provided by it, as required in relation to filing Forms FC-TRS as prescribed under the Exchange Control Regulations, including any other documents as may be required by the designated authorised dealer bank.

2.4

The Purchaser shall have procured a letter from the bank that will be extending the Third Closing Bank Guarantee and the Fourth Closing Bank Guarantee stating that it will be extending the Third Closing Bank Guarantee and the Fourth Closing Bank Guarantee in favour of the Sellers on the First Closing Date.

3.	Conditions Precedent as applicable to the Sellers

3.1	The Sellers shall have obtained all consents and approvals required by them (whether under a contract, Applicable Law, or otherwise) to perform their obligations on the Second Closing Date.

3.2	The Sellers shall have obtained and provided to the Purchaser, a fair valuation certificate valuing the Second Closing Sale Shares from a practicing chartered accountant.

3.3	Details of Sellers’ Designated Bank Account for each of the Sellers shall have been provided to the Purchaser.

3.4	The Seller Representations and Warranties as designated in Clause 7.7 to repeat on each Closing shall be true in all respects as on the Second Closing Date.

3.5

The Sellers shall have prepared all supporting documents required in relation to filing Forms FC-TRS as prescribed under the Exchange Control Regulations, including: (a) letters of consent for the sale of the Second Closing Sale Shares from each such Seller; and (b) any other documents as may be required by the designated authorised dealer bank, and complete Forms FC-TRS.

3.6

Each Seller shall have: (a) provided the Purchaser with a certificate obtained from a chartered accountant stating that such Seller does not have any tax dues or outstanding demands which can result in any claim in terms of Section 281 of the Income Tax Act 1961 or otherwise; (b) made an application to the relevant Tax authorities within 60 (sixty) days of the First Closing Date for obtaining a certificate stating that such Seller does not have any tax dues or outstanding demands which can result in any claim in terms of Section 281 of the

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Income Tax Act 1961 or otherwise; (c) responded to all communication received from, and provided all information sought by, the relevant Tax authorities; and (d) followed up with the relevant Tax authorities.

3.7

The Sellers shall have procured the full and final release of the Company from its guarantee obligations and all related financial indebtedness pursuant to the home loans availed by the relevant Sellers, in a form and manner satisfactory to the Purchaser.

3.8

Each Seller shall have obtained written approval of the Reserve Bank of India (“RBI”) required by him in relation to the subscription to the shares of the Purchaser in accordance with the Investment Agreement; provided that, if and only if the RBI expressly rejects such application of any Seller, the requirement of such approval for the satisfaction of this Condition Precedent shall be deemed to be automatically waived (if, however, an application is still pending with the RBI, the this Condition Precedent shall not be deemed to be waived).

3.9	The Sellers shall have fully dematerialised all the Second Closing Sale Shares in accordance with Applicable Law, subject to Transfer restrictions under this Agreement.

3.10

The Sellers shall have caused the Company to rectify all documents in relation to the BMW car purchased by it, failing which, the car shall be purchased from the Company by one of the Sellers at the written down book value.

Part C: Conditions Precedent to the Third Closing

1.	Conditions Precedent as applicable to the Purchaser and the Sellers

1.1	The Purchaser and the Sellers shall have ensured that at least 30 (thirty) days prior to the Third Closing Date:

1.1.1	the Board adopts the audited financial statements of the Company for the Financial Year ending 31 March 2018; and

1.1.2	KPMG provides calculations of EBITDA as at 31 March 2018 (the “2018 EBITDA”) for the consideration of the Purchaser and the Seller.

1.2	An approval of the RBI shall have been secured by the Purchaser and the Sellers if any Seller becomes a non-resident Indian under the Exchange Control Regulations.

1.3	The Third Closing Purchase Price shall have been finalised after adjustments in accordance with SCHEDULE 10.

2.	Conditions Precedent as applicable to the Purchaser

2.1	The Purchaser Representations and Warranties shall be true in all respects as on the Third Closing Date.

2.2	The Purchaser shall have obtained all consents and approvals required by it (whether under a contract, Applicable Law, or otherwise) to perform its obligations on the Third Closing Date.

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2.3

The Purchaser shall have prepared requisite supporting documents to be provided by it in relation to filing Forms FC-TRS as prescribed under the Exchange Control Regulations, including any other documents as may be required by the designated authorised dealer bank.

3.	Conditions Precedent as applicable to the Sellers

3.1	The Sellers shall have obtained all consents and approvals required by them (whether under a contract, Applicable Law, or otherwise) to perform their obligations on the Third Closing Date.

3.2	The Sellers shall have obtained and provided to the Purchaser, a fair valuation certificate valuing the Third Closing Sale Shares from a practicing chartered accountant.

3.3	Details of Sellers’ Designated Bank Account for each of the relevant Sellers shall have been provided to the Purchaser.

3.4	The Sellers shall have fully dematerialised all the Sale Shares in accordance with Applicable Law, subject to Transfer restrictions under this Agreement.

3.5	The Seller Representations and Warranties as designated in Clause 7.7 to be repeated on each Closing, shall be true in all respects as on the Third Closing Date.

3.6

The Sellers shall have prepared all supporting documents required in relation to filing Forms FC-TRS as prescribed under the Exchange Control Regulations, including: (a) letters of consent for the sale of the Third Closing Sale Shares from each such Seller; and (b) any other documents as may be required by the designated authorised dealer bank, and complete Forms FC-TRS.

3.7

Each Seller shall have: (a) provided the Purchaser with a certificate obtained from a chartered accountant stating that such Seller does not have any tax dues or outstanding demands which can result in any claim in terms of Section 281 of the Income Tax Act 1961 or otherwise; (b) made an application to the relevant Tax authorities within 60 (sixty) days of the Second Closing Date for obtaining a certificate stating that such Seller does not have any tax dues or outstanding demands which can result in any claim in terms of Section 281 of the Income Tax Act 1961 or otherwise; (c) responded to all communication received from, and provided all information sought by, the relevant Tax authorities; and (d) followed up with the relevant Tax authorities.

Part D: Conditions Precedent to the Fourth Closing

1.	Conditions Precedent as applicable to the Purchaser and the Sellers

1.1	The Purchaser and the Sellers shall have ensured that at least 30 (thirty) days prior to the Third Closing Date:

1.1.1	the Board adopts the audited financial statements of the Company for the Financial Year ending 31 March 2019; and

1.1.2	KPMG provides calculations of EBITDA as at 31 March 2019 (the “2019 EBITDA”) for the consideration of the Purchaser and the Seller.

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1.2	The Purchaser and the Sellers shall have caused the Company to, conduct a meeting of the Board and obtain relevant resolutions:

1.2.1	authorizing the redemption of Preference Shares; and

1.2.2	calling for a general meeting of the holders of the Preference Shares for redemption of Preference Shares.

1.3	An approval of the RBI shall have been secured if any Seller becomes a non-resident Indian under the Exchange Control Regulations.

2.	Conditions Precedent as applicable to the Purchaser

2.1

Post completion of the Condition Precedent set out in paragraph 1.1 above, the Purchaser shall provide to the Sellers a written confirmation (supported by financial statements of the Company) of adequacy of funds for redemption of Preference Shares. If the Company does not have sufficient funds to undertake the redemption of Preference Shares, the Purchaser shall undertake all actions necessary to raise funds for the redemption of the Preference Shares as set out in the Act, including by subscribing to such number of Equity Securities in the Company as necessary.

2.2	The Purchaser Representations and Warranties shall be true in all respects as on the Fourth Closing Date.

2.3	The Purchaser shall have obtained all consents and approvals required by it (whether under a contract, Applicable Law, or otherwise) to perform its obligations on the Fourth Closing Date.

2.4

The Purchaser shall have prepared requisite supporting documents to be provided by it in relation to filing Forms FC-TRS as prescribed under the Exchange Control Regulations, including any other documents as may be required by the designated authorised dealer bank.

3.	Conditions Precedent as applicable to the Sellers

3.1	The Sellers shall have obtained all consents and approvals required by them (whether under a contract, Applicable Law, or otherwise) to perform their obligations on the Fourth Closing Date.

3.2	Details of Sellers’ Designated Bank Account for each of the relevant Sellers shall have been provided to the Purchaser.

3.3	The relevant Sellers shall have obtained and provided to the Purchaser, a fair valuation certificate valuing the Fourth Closing Sale Shares from a practicing chartered accountant.

3.4	Each Founder shall have submitted a letter of resignation to the Board expressing his intention to resign as a Director on and with effect from the Fourth Closing Date.

3.5	The relevant Seller Representations and Warranties as designated in Clause 7.7 to specifically repeat on each Closing shall be true in all respects as on the Fourth Closing Date.

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3.6

The relevant Sellers shall have prepared all supporting documents required in relation to filing Forms FC-TRS as prescribed under the Exchange Control Regulations, including: (a) letters of consent for the sale of the Fourth Closing Sale Shares (and in the event of the Rescheduled Third Closing, the Third Closing Sale Shares) from each such Seller; and (b) any other documents as may be required by the designated authorised dealer bank, and complete Forms FC-TRS.

3.7

Each Seller shall have: (a) provided the Purchaser with a certificate obtained from a chartered accountant stating that such Seller does not have any tax dues or outstanding demands which can result in any claim in terms of Section 281 of the Income Tax Act 1961 or otherwise; (b) made an application to the relevant Tax authorities within 60 (sixty) days of the Third Closing Date for obtaining a certificate stating that such Seller does not have any tax dues or outstanding demands which can result in any claim in terms of Section 281 of the Income Tax Act 1961 or otherwise; (c) responded to all communication received from, and provided all information sought by, the relevant Tax authorities; and (d) followed up with the relevant Tax authorities.

3.8	The Redemption Price shall have been finalised in accordance with SCHEDULE 11.

PART E: FORM OF NOTICE OF SATISFACTION OF CONDITIONS PRECEDENT

Notice to be issued by the Sellers

Date: [•]

To

[Purchaser]

Re:

Share purchase and shareholders’ agreement dated 15 October 2016 (“Agreement”) executed by and amongst Ubiquity S R L, Solutions Infini Technologies (India) Private Limited, Ashish Agarwal, Aniketh Ashok Jain, Shivam Prasad, Vinay Jain and Mohamad Faraz.

1.	We refer to the Agreement executed by the Parties. In this letter, all capitalized terms used herein but not defined shall have the meaning given to them under the Agreement.

2.

We hereby certify, confirm, declare and acknowledge that in terms of Clause 5 of the Agreement, we have performed and/or complied with all obligations and conditions required to be performed or observed by each of us under the Agreement prior to the [First/Second/Third/Fourth] Closing Date. All the documents evidencing fulfilment of each of the obligations and conditions required to be performed or observed by us prior to the [First/Second/Third/Fourth] Closing Date are enclosed herewith.

3.

We hereby certify that all events and statements to be confirmed by us under paragraph 3 of Part [A/B/C/D] of Schedule 6 of the Agreement shall be true, accurate, valid and binding in all respects as on the [First/Second/Third/Fourth] Closing Date.

4.

The declarations, confirmations and statements contained in this letter shall be binding on us, our Affiliates and, if applicable, on our respective legal heirs, executors, representatives, successors and administrators.

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Yours sincerely

[relevant Sellers]

We accept all the satisfaction of all Sellers’ Conditions Precedent as provided hereinabove.

[Purchaser]

Notice to be issued by the Purchaser

Date: [●]

To

[Sellers]

Re:

Share purchase and shareholders’ agreement dated 15 October 2016 (“Agreement”) executed by and amongst Ubiquity S R L, Solutions Infini Technologies (India) Private Limited, Ashish Agarwal, Aniketh Ashok Jain, Shivam Prasad, Vinay Jain and Mohamad Faraz.

1.	We refer to the Agreement executed by the Parties. In this letter, all capitalized terms used herein but not defined shall have the meaning given to them under the Agreement.

2.

We hereby certify, confirm, declare and acknowledge that in terms of Clause 5 of the Agreement, we have performed and/or complied with all obligations and conditions required to be performed or observed by each of us under the Agreement prior to the [First/Second/Third/Fourth] Closing Date. All the documents evidencing fulfilment of each of the obligations and conditions required to be performed or observed by us prior to the [First/Second/Third/Fourth] Closing Date are enclosed herewith.

3.

We hereby certify that all events and statements to be confirmed by us under paragraph 2 of Part [A/B/C/D] of Schedule 6 of the Agreement shall be true, accurate, valid and binding in all respects as on the [First/Second/Third/Fourth] Closing Date.

4.

The declarations, confirmations and statements contained in this letter shall be binding on us, our Affiliates and, if applicable, on our respective legal heirs, executors, representatives, successors and administrators.

Yours sincerely

[Purchaser]

We accept all the satisfaction of all Purchaser Conditions Precedent as provided hereinabove.

[Sellers]

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SCHEDULE 7 | CLOSING AND POST-CLOSING ACTIONS

Part A: First Closing Actions

1.	The Purchaser shall:

1.1

remit the First Closing Purchase Price (less the Escrow Amount) to the Sellers’ Designated Bank Accounts in proportion of the First Closing Sale Shares purchased from each Seller, as set out in Part A of SCHEDULE 5;

1.2	remit the Escrow Amount to the Escrow Account in accordance with the terms of the Escrow Agreement;

1.3	provide the Second Closing Bank Guarantee to the Sellers; and

1.4

Deposit necessary declarations and documents as may be required for restricting the Purchaser from: (a) creating any Encumbrance on the First Closing Sale Shares to any Third Party until the Second Closing Date; or (b) undertaking the Transfer (other than any Encumbrance on the Sale Shares post the Second Closing Date) of Sale Shares until the Fourth Closing Date.

2.

The Purchaser and Sellers shall work together to procure the relevant foreign inward remittance certificate (“FIRC”) for the remittance of the First Closing Purchase Price to the Sellers’ Designated Bank Accounts and the Escrow Account, as applicable.

3.	The Sellers shall:

3.1	deliver to the Purchaser:

3.1.1

duly executed copies of irrevocable transfer instruction slips, in the prescribed form, dated as of the First Closing Date, addressed to and duly acknowledged by their respective depository participants for the transfer of their respective First Closing Sale Shares to the Purchaser DP Account; and

3.1.2

evidence of filing, and acceptance by the relevant authority, of Form FC-TRS prescribed under the Exchange Control Regulations, for the transfer of the respective First Closing Sale Shares from each Seller;

3.2	cause the Company to, and the Company shall:

3.2.1	upload the Form FC-TRS for the transfer of the respective First Closing Sale Shares, on behalf of each Seller;

3.2.2	convene a meeting of the Board to approve and pass resolutions:

(a)	noting and approving the sale of the First Closing Sale Shares in favour of the Purchaser;

(b)

recording the approval of each Form FC-TRS prescribed under the Exchange Control Regulations, the sale of the First Closing Sale Shares in the register of members of the Company, and the registration of the Purchaser as the legal and beneficial owner of the First Closing Sale Shares;

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(c)	appointing the Purchaser Directors and Managing Director on the Board;

(d)	convening a general meeting of the Shareholders to adopt the Revised Articles, appoint the New Auditor, and confirm the appointment of the Purchaser Directors with effect from the First Closing Date;

(e)	approving the delegation of the Operational Matters to the Managing Director; and

(f)	approving such other matters that need the approval of the Board to give effect to the relevant provisions of this Agreement; and

3.2.3

convene a meeting of the Shareholders and pass resolutions: (a) adopting the Revised Articles; (b) appointing the New Auditors; and (c) confirming the appointment of Purchaser Directors with effect from the First Closing Date; and

3.3	undertake such steps and compliances as are required for conclusion of the Transaction, or for the purposes of compliances under the Agreement, so far as they extend to First Closing.

4.	The Company shall:

4.1	deliver to the Purchaser certified true copies of the resolutions passed at the meeting of the Board set out in paragraph 3.2.2 of Part A of this SCHEDULE 7; and

4.2	make necessary entries in the register of members and register of directors of the Company.

5.	The First Closing Sale Shares shall be credited to the Purchaser DP Account.

6.	Each of the Sellers and the Company shall execute the relevant Employment Agreements.

Part B: Second Closing Actions

1.	The Purchaser shall:

1.1

remit the Second Closing Purchase Price to the Sellers’ Designated Bank Accounts in proportion of the Second Closing Sale Shares purchased from each relevant Seller, as set out in Part B of SCHEDULE 5; and

1.2	provide the Third Closing Bank Guarantee and Fourth Closing Bank Guarantee to the Sellers.

2.

The Escrow Amount shall be released to the Sellers’ Designated Bank Accounts, or the relevant account of the Purchaser, in accordance with Part B of SCHEDULE 10, in the manner set out in the Escrow Agreement, and the Purchaser shall provide all necessary support for the same.

3.

The Purchaser and Sellers shall work together to procure the relevant FIRC for the remittance of the Second Closing Purchase Price to the Sellers’ Designated Bank Accounts, from the relevant Seller’s Designated Bank.

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4.	The relevant Sellers shall:

4.1

deliver the Second Closing Bank Guarantee Cancellation Letter to the bank that has extended the Second Closing Bank Guarantee in the manner required by such bank, and in the form set out in SCHEDULE 14;

4.2	deliver to the Purchaser:

4.2.1	a copy of the Second Closing Bank Guarantee Cancellation Letter;

4.2.2

duly executed copies of irrevocable transfer instruction slips, in the prescribed form, dated as of the Second Closing Date, addressed to and duly acknowledged by their respective depository participants for the transfer of their respective Second Closing Sale Shares to the Purchaser DP Account; and

4.2.3

evidence of filing, and acceptance by the relevant authority, of Form FC-TRS prescribed under the Exchange Control Regulations, for the respective transfers of the Second Closing Sale Shares from each Seller.

4.3	along with the Purchaser, cause the Company to, and the Company shall:

4.3.1	upload the Form FC-TRS for the transfer of the respective Second Closing Sale Shares, on behalf of each Seller;

4.3.2	convene a meeting of the Board to approve and pass resolutions:

(a)	noting and approving the sale of the Second Closing Sale Shares in favour of the Purchaser;

(b)	approving the delegation of the Operational Matters to the Managing Director;

(c)

recording the approval of each Form FC-TRS prescribed under the Exchange Control Regulations, the sale of the Second Closing Sale Shares in the register of members of the Company, and the registration of the Purchaser as the legal and beneficial owner of the Second Closing Sale Shares; and

(d)	approving such other matters that need the approval of the Board to give effect to the relevant provisions of this Agreement; and

4.4	undertake such steps and compliances as are required for conclusion of the Transaction, or for the purposes of compliances under the Agreement, so far as they extend to Second Closing.

5.	The Company shall:

5.1	deliver to the Purchaser and Sellers, certified true copies of the resolutions passed at the meeting of the Board set out in paragraph 3 of Part B of this SCHEDULE 7; and

5.2	make necessary entries in the register of members of the Company.

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6.	The Second Closing Sale Shares shall be credited to the Purchaser DP Account.

Part C: Third Closing Actions

1.

The Purchaser shall remit the Third Closing Purchase Price to the Sellers’ Designated Bank Accounts in proportion of the Third Closing Sale Shares purchased from each relevant Seller, as set out in Part C of SCHEDULE 5.

2.

The Purchaser and Sellers shall work together to procure the relevant FIRC for the remittance of the Third Closing Purchase Price to the Sellers’ Designated Bank Accounts, from the relevant Seller’s Designated Bank.

3.	The relevant Sellers shall:

3.1	deliver the Third Closing Bank Guarantee Cancellation Letter to the bank that has extended the Third Closing Bank Guarantee in the manner required by such bank, and in the form set out in SCHEDULE 14;

3.2	deliver to the Purchaser:

3.2.1	a copy of the Third Closing Bank Guarantee Cancellation Letter;

3.2.2

duly executed copies of irrevocable transfer instruction slips, in the prescribed form, dated as of the Third Closing Date, addressed to and duly acknowledged by their respective depository participants for the transfer of their respective Third Closing Sale Shares to the Purchaser DP Account; and

3.2.3

evidence of filing, and acceptance by the relevant authority, of Form FC-TRS prescribed under the Exchange Control Regulations, for the respective transfers of the Third Closing Sale Shares from each Seller.

3.3	along with the Purchaser, cause the Company to, and the Company shall:

3.3.1	upload the Form FC-TRS for the transfer of the respective Third Closing Sale Shares, on behalf of each Seller;

3.3.2	convene a meeting of the Board to approve and pass resolutions:

3.3.3	noting and approving the sale of the Third Closing Sale Shares in favour of the Purchaser;

3.3.4	approving the delegation of the Operational Matters to the Managing Director;

3.3.5

recording the approval of each Form FC-TRS prescribed under the Exchange Control Regulations, the sale of the Third Closing Sale Shares in the register of members of the Company, and the registration of the Purchaser as the legal and beneficial owner of the Third Closing Sale Shares; and

3.3.6	approving such other matters that need the approval of the Board to give effect to the relevant provisions of this Agreement; and

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3.4	undertake such steps and compliances as are required for conclusion of the Transaction, or for the purposes of compliances under the Agreement, so far as they extend to Third Closing.

4.	The Company shall:

4.1	deliver to the Purchaser and Sellers certified true copies of the resolutions passed at the meeting of the Board set out in paragraph 2 of Part C of this SCHEDULE 7; and

4.2	make necessary entries in the register of members of the Company.

5.	The Third Closing Sale Shares shall be credited to the Purchaser DP Account.

Part D: Fourth Closing Actions

1.

The Purchaser shall remit the Fourth Closing Purchase Price and, in the event of the Rescheduled Third Closing, the Third Closing Purchase Price, to the Sellers’ Designated Bank Accounts in proportion of the Fourth Closing Sale Shares, and Third Closing Sale Shares, as the case may be, purchased from each relevant Seller, as set out in Part C and D, as applicable, of SCHEDULE 5.

2.

The Purchaser and Sellers shall work together to procure the relevant FIRC for the remittance of the Fourth Closing Purchase Price and, in the event of the Rescheduled Third Closing, the Third Closing Purchase Price, to the Sellers’ Designated Bank Accounts, from the relevant Seller’s Designated Bank.

3.	The relevant Sellers shall:

3.1

deliver the Fourth Closing Bank Guarantee Cancellation Letter to the bank that has extended the Fourth Closing Bank Guarantee in the manner required by such bank, and in the form set out in SCHEDULE 14;

3.2	deliver to the Purchaser:

3.2.1	a copy of the Fourth Closing Bank Guarantee Cancellation Letter;

3.2.2

duly executed copies of irrevocable transfer instruction slips, in the prescribed form, dated as of the Fourth Closing Date, addressed to and duly acknowledged by their respective depository participants for the transfer of their respective Fourth Closing Sale Shares, and in the event of the Rescheduled Third Closing, the Third Closing Sale Shares, to the Purchaser DP Account; and

3.2.3

evidence of filing, and acceptance by the relevant authority, of Form FC-TRS prescribed under the Exchange Control Regulations, for the respective transfers of the Fourth Closing Sale Shares and in the event of the Rescheduled Third Closing, the Third Closing Sale Shares, from each Seller.

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3.3	along with the Purchaser, cause the Company to, and the Company shall:

3.3.1	upload the Form FC-TRS for the transfer of the respective Fourth Closing Sale Shares, and in the event of the Rescheduled Third Closing, the Third Closing Sale Shares, on behalf of each Seller;

3.3.2	convene a meeting of the Board to approve and pass resolutions:

(a)	noting and approving the sale of the Fourth Closing Sale Shares and in the event of the Rescheduled Third Closing, the Third Closing Sale Shares, in favour of the Purchaser;

(b)

recording the approval of each Form FC-TRS prescribed under the Exchange Control Regulations, the sale of the Fourth Closing Sale Shares, and in the event of the Rescheduled Third Closing, the Third Closing Sale Shares, in the register of members of the Company, and the registration of the Purchaser as the legal and beneficial owner of the Fourth Closing Sale Shares;

(c)	taking on record the resignation of the Founders as Directors; and

(d)	approving such other matters that need the approval of the Board to give effect to the relevant provisions of this Agreement; and

3.4	undertake such steps and compliances as are required for conclusion of the Transaction, or for the purposes of compliances under the Agreement, so far as they extend to Fourth Closing.

4.	The Company shall:

4.1	deliver to the Purchaser and Sellers certified true copies of the resolutions passed at the meeting of the Board set out in paragraph 2 of Part D of this SCHEDULE 7; and

4.2	make necessary entries in the register of members and register of directors of the Company.

5.

The Preference Shares shall be redeemed by the Company in full for the Redemption Amount in accordance with this Agreement. Upon receipt of the Fourth Closing Purchase Price and Redemption Amount by the Sellers, the Sellers will provide necessary confirmation for the revocation of the Fourth Closing Bank Guarantee.

6.	The Fourth Closing Sale Shares, and in the event of the Rescheduled Third Closing, the Third Closing Sale Shares, shall be credited to the Purchaser DP Account.

7.	The transfer restriction on the Sale Shares as have been transferred to the Purchaser, shall be revoked by the Sellers and necessary instruction will be provided to the DP confirming the same.

Part E: Post-Closing Actions

1.

The Sellers shall ensure that the Company files the Revised Articles and Form MGT 14 of the Companies (Management and Administration) Rules, 2014, with the jurisdictional Registrar of Companies with respect to the special resolution passed by the Shareholders adopting the Revised Articles within 7 (seven) days of the First Closing Date.

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2.

The Sellers shall ensure that the Company files Form DIR 12, of the Companies (Appointment and Qualification of Directors) Rules, 2014, or such other form as may be applicable, with the jurisdictional Registrar of Companies, with respect to: (a) the appointment of the Purchaser Directors, and (b) change in designation of the relevant Founder as Managing Director, each within 7 (seven) days of the First Closing Date, subject to receipt of necessary documents from Purchaser Directors.

3.

The Sellers shall ensure that the Company files all forms prescribed under the Act in relation to: (a) the resignation of the existing statutory auditors of the Company; and (b) the appointment of the New Auditor, each within 7 (seven) days of the First Closing Date, subject to receipt of necessary documents from the existing statutory auditors and New Auditor.

4.

The Sellers shall cause the Company to undertake a transfer pricing analysis with respect to the various transactions undertaken with the Subsidiary for the financial year 2015-16, within 60 (sixty) days of the First Closing Date, and implement all recommended transfer pricing documentation pursuant to such study.

5.

The Sellers shall cause the Company to intimate the Department of Telecommunications and other Governmental Authorities and Persons of the: (a) purchase of the First Closing Sale Shares by the Purchaser; (b) change in management of the Company, as applicable, each within 60 (sixty) days of the First Closing Date, unless a shorter period is required under Applicable Law or the relevant approval.

6.	The Sellers shall ensure that the Company executes an intellectual property assignment agreement with all employees that have not executed such an agreement with the Company.

7.

The Sellers shall ensure that all home loans, in relation to which guarantees have been given by the Company, are repaid (and the Company’s guarantees are released) within 60 (sixty) days of the First Closing Date.

8.

The Purchaser shall ensure that the Company files Form DIR 12, of the Companies (Appointment and Qualification of Directors) Rules, 2014, or such other form as may be applicable, with the jurisdictional Registrar of Companies, with respect to the cessation of Founders as Directors on the Board within 7 (seven) days of the Fourth Closing Date.

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SCHEDULE 8 | REPRESENTATIONS AND WARRANTIES

1.	SALE SHARES AND SHARE CAPITAL

1.1

Each Seller is the legal, registered, and beneficial owner of the Sale Shares set against his name in the relevant part of SCHEDULE 4, as the context may require, which are validly issued, fully paid up, and are free and clear of any Encumbrances, including any restriction on the right to vote, sell or otherwise dispose of the Sale Shares (except as otherwise specified in the Charter Documents of the Company), and the delivery to the Purchaser of the Sale Shares pursuant to the provisions of this Agreement will transfer to the Purchaser, good and marketable title thereto, free and clear of any Encumbrances.

1.2

The Share Capital as on Execution Date is detailed in Part A of SCHEDULE 4, and immediately prior to the First Closing Date is detailed in Part B of SCHEDULE 4. The Share Capital immediately after each Closing is detailed in Parts C, D, E, and F of SCHEDULE 4 (subject to the Company not having issued additional Equity Securities during this time). The fully diluted share capital of the Subsidiary is as set out in Part G of SCHEDULE 4.

1.3

Upon consummation of the transactions at each Closing, the Purchaser will acquire good, valid, and marketable title to the relevant Sale Shares, free and clear of all Encumbrances, subject to the transfer restrictions on the Purchaser as provided in this Agreement.

1.4

None of the Sellers is a party to any Contract or understanding relating to the voting, or which restricts the Transfer or other disposition of the Sale Shares held by him, other than the restrictions/obligations in this Agreement including any agreement in relation to the acquisition of the Other Shareholder Shares.

1.5

The Company is the legal, registered, and beneficial owner of the shares of the Subsidiary as set out in Part G of SCHEDULE 4 which are fully paid up and are free and clear of any Encumbrances, including any restriction on the right to vote, sell or otherwise dispose of such shares.

2.	VALIDITY OF THIS AGREEMENT

2.1

Each of the Company and the Sellers has all requisite corporate, statutory or other power and authority (as the case may be) to execute and deliver, and perform its/his obligations under this Agreement and has taken all requisite actions (whether corporate, statutory or otherwise) to consummate the Transaction. This Agreement has been duly executed and delivered by the Company and each of the Sellers, and is a valid and legally binding obligation of the Company and each of the Sellers, enforceable in accordance with its terms.

2.2

No approvals of, or intimation to, any Governmental Authority or any other Person is required in connection with the execution, delivery, and performance by the Sellers and the Company of this Agreement except as expressly provided under this Agreement.

3.	SHARE CAPITAL AND STRUCTURES

3.1

The Company is a private limited company duly organized and validly existing under the Act and other Applicable Laws and has all requisite corporate power and corporate authority to carry on its Business.

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3.2	The Subsidiary is duly organized, validly existing, and in good standing, under the laws of its jurisdiction and has all requisite corporate power and corporate authority to carry on its Business.

3.3

The Purchaser shall be entitled to receive and retain all dividend declared or paid and all accretions (including, without limitation, bonus and rights shares) which may accrue in respect of the Sale Shares, if any, after the date of this Agreement provided that the Agreement has not been terminated prior to the Closing Date for any reason as contemplated in this Agreement.

3.4

The Company has furnished copies of the duly certified Charter Documents of the Company and documents of incorporation relating to the Subsidiary to the Purchaser, which copies are true, correct, and complete and contain all amendments up to the date of this Agreement. Nothing in the aforementioned documents prevents the Company or any of the Sellers from entering into this Agreement.

3.5	Neither the Company nor the Subsidiary has entered into any Contract to create, issue or transfer Equity Shares or to convert any loans into Equity Shares, other than as provided in this Agreement.

3.6

Each issuance and allotment of Equity Shares by the Company and the Subsidiary has been made in compliance with Applicable Law, and all corporate actions required to be performed by the Company under all Applicable Law with regard to issuance and allotment of Equity Shares have been performed.

3.7	Other than for the distribution of dividends for financial year 2014-2015, the Company or the Subsidiary has not declared any dividend nor made any distribution to its shareholders.

3.8

Other than the Subsidiary, the Company has not had, nor has ever had, any subsidiaries and does not otherwise currently own any shares or other securities in the capital of or any interest in, or Control of, directly or indirectly, any corporation, partnership, association, joint venture or other Person.

3.9

Neither the Company nor the Subsidiary has received any notice in respect of any action, suit, proceeding, or investigation that is pending or has been threatened against the Company and/or the Sellers, which questions the validity of this Agreement or the right of the Company and/or the Sellers to enter into this Agreement, or to consummate the actions contemplated hereby or which could result in any change in the current ownership of the Company and/or the Subsidiary, or prejudice the Purchaser’s title to the Sale Shares.

4.	CONFLICTING INSTRUMENTS, CONSENTS, AND GOVERNMENTAL APPROVALS

4.1

Subject to the satisfaction of the requirements in this Agreement, the execution, delivery, and performance by the Company or any of the Sellers of this Agreement, will not violate, conflict with, result in a breach of the terms, conditions, or provisions of, create any Encumbrance over, or constitute a default or event that, with the giving of notice or lapse of time or both, would constitute an event that creates rights of acceleration, modification, termination, or cancellation or results in a loss of any rights under, any or all of the following:

4.1.1	the Charter Documents of the Company and the Subsidiary;

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4.1.2	any order of a Governmental Authority or any Governmental Approval to which it or the Subsidiary is a party or by which it is bound;

4.1.3	any consents or waivers of any Third Party under any Applicable Law; or

4.1.4	constitute an act of its or the Subsidiary’s bankruptcy, insolvency or fraudulent conveyance under any bankruptcy act or other Applicable Law for the protection of debtors or creditors.

4.2

No consent or Governmental Approval from or by any Person or Governmental Authority, as the case may be, is required on the part of any Seller, the Company, or the Subsidiary in connection with the execution, delivery and performance of this Agreement, or the compliance with any of the provisions thereof, or the consummation of the transactions contemplated thereunder, except as expressly provided in this Agreement.

5.	CAPITALIZATION AND SUBSIDIARIES

5.1	The Company does not own any equity interest in any Person, other than the Subsidiary, and the Subsidiary does not own any equity interest in any Person.

5.2

There is no agreement, arrangement, or commitment outstanding which calls for the allotment, issue, sale, redemption, or repayment of (whether conditional or not) any equity shares, debentures, or other debt or securities in the Company and/or the Subsidiary. The Sale Shares are not subject to any shareholders’ agreements, pre-emptive rights, and rights of first refusal, or other rights to subscribe or purchase such securities, other than in relation to the acquisition of the Other Shareholder Shares as set out in this Agreement.

5.3

All filings made by the Company and the Subsidiary have been made in accordance with Applicable Law using duly qualified professionals, and to the Knowledge of the Sellers, none of these filings contain any fact which is false, or any omission which could be deemed to be an intentional withholding of information.

6.	FINANCIAL MATTERS

6.1	The Accounts:

6.1.1	have been prepared in accordance with Applicable Law using duly qualified professionals, and to the best of the Knowledge of the Sellers, are true and correct in all respects; and

6.1.2	give a true and fair view of the Assets, liabilities, and state of affairs of the Company and the Subsidiary.

6.2	The balance sheets of the Company and the Subsidiary present true and complete representations of their respective Assets and liabilities as of the dates specified therein.

6.3

The Company and the Subsidiary have established, and maintain, adhere to, and enforce a system of internal accounting controls that are effective in providing assurance regarding the reliability, completeness and accuracy of financial reporting and the preparation of the Accounts in accordance with Applicable Law.

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6.4	All accounts and notes receivable of the Company and the Subsidiary have arisen from bona fide transactions in the ordinary course of the business of the Company and the Subsidiary, respectively.

6.5	The Company and the Subsidiary do not have any actual or contingent liabilities other than as set out in the relevant Accounts.

6.6	There are no liabilities of the Sellers (contingent or otherwise) that may arise, accrue, or attach to the Purchaser or their Affiliates, as a result of the consummation of the Transaction.

6.7	The Company and the Subsidiary have no borrowings or indebtedness to any Person, other than trade payables in the ordinary course of business.

6.8

No event of default has been declared under any financing documents executed by the Company and/or the Subsidiary, if any, nor will any such event of default be declared as a result of the consummation of the Transaction.

6.9	Since the Accounts Date:

6.9.1	the Company and the Subsidiary have conducted their respective business in the ordinary course;

6.9.2

there has not been any change, event, development, condition, circumstance or state of facts that, individually or in the aggregate, materially affect the: (a) the business of the Company and/or the Subsidiary; (b) the Assets and liabilities of the Company and/or the Subsidiary; or (c) the validity or enforceability of this Agreement;

6.9.3	the Company and/or the Subsidiary have not disposed of any Assets material to the conduct of their respective business;

6.9.4	the Company and the Subsidiary have adequately provided for all amounts (including Taxes) that should have been accounted for or reserved by it in accordance with Applicable Law;

6.9.5	neither the Company nor the Subsidiary have suffered any material loss, damage, destruction or other casualty affecting any of their Assets, whether or not covered by insurance;

6.9.6	neither the Company nor the Subsidiary has made any change in any method of accounting or audit practice; and

6.9.7

neither the Company nor the Subsidiary has materially increased any of its liabilities, including off-balance sheet items or working capital limits, sold or Transferred or created any Encumbrance on any of its Assets other than in the ordinary course of business.

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7.	COMPLIANCE WITH LAWS

7.1

The Company and the Subsidiary are, and has at all times have been, in compliance with all Applicable Laws, including but not limited to the Telegraph Act 1885, Indian Wireless Telegraphy Act 1933, Telecom Regulatory Authority of India Act 1997, and all rules, guidelines and regulations prescribed pursuant thereto by the Department of Telecommunications/ Telecom Regulatory Authority of India including but not limited to the Guidelines on Voice Mail/Audiotex/Unified Messaging Services 2001, the Telecom Commercial Communications Customer Preference Regulations 2010, and the OSP Guidelines 2008, and has made timely filing of appropriate returns, statements, reports, registrations with any Governmental Authority and has not received any notices of violation of any Applicable Law.

7.2

The Company and the Subsidiary have obtained all licenses, registrations and consents from Governmental Authorities, which are required for the conduct of the Business, in the manner in which it is currently conducted. All such licenses that have already been obtained are validly held by the Company and are in full force and effect and the Company is in compliance with all the conditions stipulated in such licenses, registrations and consents including: (a) the non-provisioning of a dial-out facility in case of using multiple telecom service providers; (b) the non-provisioning of audiotex services outside the short distance charging area, as provided in the license; (c) no provision having been made for point to point calling facility.

7.3

No consents given by a Governmental Authority, including the conditions under which such consents were obtained by the Company, have been breached by the Company and/or the Subsidiary, as applicable, and neither the Company nor the Subsidiary have done or caused to be done anything which could result in suspension, modification or revocation or which would lead to the governmental permissions not being renewed.

7.4	The Company is not in violation or default of any provision of its Charter Documents, nor is the Subsidiary in violation of any provision of its incorporation documents.

7.5

No order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business of the Company and/or the Subsidiary is terminated or the Assets of the Company and/or the Subsidiary are distributed amongst the creditors or shareholders or other contributories) of the Company and/or the Subsidiary or, or for an administration order against the Company and/or the Subsidiary and there are no proceedings under any applicable insolvency, reorganisation, or similar Applicable Laws concerning the Company and/or the Subsidiary and no events have occurred which, under Applicable Laws, may result in any such proceedings. Neither the Company nor the Subsidiary is insolvent or bankrupt or is unable to pay its debts as they fall due.

7.6

The Company has complied with all applicable labour Laws, including the Employment Exchanges (Compulsory Notification of Vacancies) Act 1959, the Equal Remuneration Act 1976, the Minimum Wages Act 1948, the Employee Provident Funds and Miscellaneous Provisions Act 1952, the Contract Labour (Regulation and Abolition) Act 1970, the Employees’ State Insurance Act 1948, the Payment of Bonus Act 1965, the Payment of Gratuity Act 1972, and the Workmen’s Compensation Act 1923. All contributions required to be made to any employee plan under Applicable Law or the terms of such employee plan, and all premia due or payable with respect to insurance policies or other Contracts funding any employee plan, for any period through the Closing Date, have been timely made or paid in full. All returns, reports and filings required by any Governmental Authority or which must

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be furnished to any Person have been filed or furnished with respect to any employee plan and pursuant to the provisions of any Applicable Law. The Subsidiary has complied in all respects with all labour laws applicable to it.

8.	CONTRACTS

8.1

Each Contract to which the Company and/or the Subsidiary is a party has been duly executed, adequately stamped and registered if required under Applicable Law, is in compliance with Applicable Laws, has been validly authorised by the Company and/or the Subsidiary, as the case may be, and confers enforceable rights on the Company in accordance with the terms thereof. Each Contract constitutes a valid and binding obligation of the Company and/or the Subsidiary, as the case may be, is in full force and effect, and the Company and/or the Subsidiary is not in breach or default under any Contract, and no event has occurred and no condition or state of facts exist which, with the passage of time or the giving of notice or both, would constitute a breach or default by the Company and/or the Subsidiary.

8.2	The subsisting Contracts of the Company and/or the Subsidiary with its customers and service providers, that are not in the nature of formal written agreements, are valid and enforceable.

8.3	The Company and/or the Subsidiary is not party to any Contract of the following nature:

8.3.1	Any Contract relating to or evidencing indebtedness of the Company or the Subsidiary, as applicable, including mortgages, other grants of security interests, guarantees or notes;

8.3.2

Any Contract pursuant to which the Company and/or the Subsidiary has provided funds to or made any loan, capital contribution or other investment in or assumed any liability or obligation of any Person;

8.3.3	Any Contract that involves an aggregate future or potential liability in excess of INR 20,000,000 (Indian Rupees Twenty million) per financial year;

8.3.4

Any Contract that limits, or purports to limit, the ability of the Company and/or the Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time, or that restricts the right of the Company and/or the Subsidiary to sell to or purchase from any Person, or to hire any Person, or that grants the other party or any Third Party any type of special discount rights, other than in the ordinary course of business;

8.3.5	Any Contract providing for indemnification to or from any Person with respect to liabilities to any Person, other than in the ordinary course of business;

8.3.6	Any Contract relating in whole or in part to Transfer of, or creating rights in any Intellectual Property;

8.3.7

Any joint venture, shareholders, partnership, merger, Asset or stock purchase or divestiture Contract relating to the Company and/or the Subsidiary, or to which the Company and/or the Subsidiary is bound;

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8.3.8	Any Contract with any labour union or providing for benefits under any plan; and

8.3.9	Any Contract or arrangement with any Person under which such Person is entitled to share in the profits of the Company.

8.4	Except pursuant to this Agreement, or any other agreement executed in relation to the Transaction:

8.4.1

there are no agreements, arrangements, options, warrants, calls or other rights relating to the issuance, sale or purchase of any Equity Shares (other than the Solutions Infini Employee Stock Option Plan 2014);

8.4.2	there are no pre-emptive rights, rights of first refusal or other similar rights relating to any Equity Shares; and

8.4.3	there are no voting trusts or other arrangements or understandings with respect to the voting of any Equity Shares.

8.5

Each product sold and service performed by the Company and/or the Subsidiary has been in conformity in all respects with all applicable Contracts and authorisations and the Company and/or the Subsidiary does not have any liability with respect to the replacement or repair thereof, refund relating thereto or other damages in connection therewith. There are no existing claims against the Company and/or the Subsidiary (and there is no basis for any such claims against the Company/Subsidiary) and there have been no claims against the Company and/or the Subsidiary alleging any defects in the Company’s or the Subsidiary’s services, as the case may be, or alleging any failure of the Company’s/Subsidiary’s services to meet specifications or otherwise to conform to the Company’s/Subsidiary’s warranty with respect thereto. No product sold or service performed by the Company and/or the Subsidiary is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale.

8.6

Neither the Company nor the Subsidiary has any liability (and there is no basis for any claims against the Company or the Subsidiary giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured/sold or the performance of any service by the Company or the Subsidiary.

8.7	The relationships of the Company and the Subsidiary with all parties having material business relations with them are good commercial working relationships.

8.8

The Company and Sellers have terminated all discussions or agreements with any other Person in relation to any proposed issuance and allotment, or Transfer, of the Sale Shares or any other securities of the Company, and no Person apart from the Purchaser has any right or entitlement granted by the Company or by the Sellers to acquire Sale Shares or any other securities of the Company.

9.	LITIGATION AND REGULATORY

9.1

Except the on-going arbitration dispute between the Company and Bharat Sanchar Nigam Limited, there are no proceedings pending against the Company and the Subsidiary including proceedings in respect whereof the Company or the Subsidiary is liable to indemnify any party concerned therein.

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9.2

There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Authority, which is ongoing against the Company and the Subsidiary. The Sellers and the Company have not received notice of and to the Knowledge of the Sellers, there are no notices:

9.2.1	against any of the Sellers (in their capacity as directors or employees of the Company or the Subsidiary), the Company or the Subsidiary (whether by way of counter claim or appeal or otherwise);

9.2.2	that may restrain, prevent or make illegal the consummation of the Transaction;

9.2.3	that may result in a claim for liquidated damages arising from any Contract material to the respective business of the Company and the Subsidiary;

9.2.4	against any of the Sellers or the Company that may affect the right of the Purchaser to own the Sale Shares;

9.2.5	that may affect the right of the Company and/or the Subsidiary to operate their respective business or own their respective Assets; or

9.2.6

neither the Company nor the Subsidiary has received notice of any governmental or official investigation or inquiry concerning breach of any Applicable Law by the Company or the Subsidiary where such breach is punishable with imprisonment or monetary penalties.

10.	INSURANCE

The Company has obtained: (a) personal accident insurance for employees having covered six months of employment/probation period with the Company; (b) general medical insurance for employees having covered six months of employment/probation period with the Company; (c) asset insurance of up to INR 8,679,680 (Indian Rupees Eight million six hundred seventy nine thousand six hundred eighty); and (d) vehicle insurance for all vehicles owned by the Company. There is no claim by the Company and/or the Subsidiary pending under any such policies. The activities and operations of the Company have been conducted in a manner so as to conform in all respects to all applicable provisions of such insurance policies. All premia due and payable under all such policies have been paid. The Sellers, the Company and the Subsidiary have not received any notice of and to the Knowledge of the Sellers, there is no notice for termination of, or premium increase with respect to, any such policies. All such policies will be outstanding and in full force and effect at the First Closing Date, and the consummation of the Transaction will not cause a cancellation or reduction in the coverage of such policies. There are no insurance claims and liabilities, outstanding or otherwise, payable to any Person by the Company and/or the Subsidiary. There are no special or unusual limits, terms, exclusions or restrictions in any of the policies and the premia payable are not in excess of the normal rates and no circumstances exist which are likely to give rise to any increase in premia.

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11.	PROPERTY

11.1

Neither the Company nor the Subsidiary owns any immovable property. The Company and the Subsidiary have valid and enforceable leasehold interest under each immovable property leased to it (“Immovable Properties”) free from Encumbrance and the interest of the Company in such Immovable Properties have been duly registered under Applicable Law.

11.2

All documents of title relating to the Immovable Properties have been validly executed, adequately stamped and duly registered as required under Applicable Law. The Immovable Properties constitute all interests in immovable property currently used or currently held for use in connection with the respective business of the Company and the Subsidiary and which are necessary for the continued operation of such business. All of the Immovable Properties, buildings, fixtures and improvements thereon leased by the Company and/or the Subsidiary are in good operating condition and in a state of repair (subject to normal wear and tear), and have been properly serviced and maintained, and the usage thereof is in compliance with Applicable Law, including all regulations and standards regarding health and safety protection.

11.3

Neither the Company nor the Subsidiary has granted any right, title or interest in the Immovable Properties or any part thereof, in favour of any Person. No breach of any covenant affecting the title to the Immovable Properties has occurred, and in relation to each property, the rent has been paid in accordance with the relevant agreements.

11.4

The Company and the Subsidiary have good and marketable title to, or have valid leasehold interest in or valid rights under written agreement to use all tangible movable properties reflected in their respective accounts. All tangible movable property reasonably necessary for the conduct of the business of the Company and the Subsidiary is reflected in their respective accounts, other than tangible movable property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of any Encumbrances and no Person other than the Company and/or the Subsidiary has any subsisting rights, claim or title over such tangible movable property, including the right to possess or use such tangible movable property. All items of tangible movable property have been properly maintained and are in good operating condition consistent with industry standards and in a state of repair, wear and tear excepted, and material maintenance on such items has not been deferred beyond a time period.

12.	EMPLOYEES

12.1	The Company and the Subsidiary have in relation to each of their employees:

(a)

complied in all material respects with its obligations (as appropriate) under material Applicable Laws relevant to its relations with each employee or the conditions of service of the employee and has maintained adequate and suitable records regarding the service of the employee; and

(b)

discharged or adequately provided for in all respects its obligations to pay all salaries, wages, commissions, bonuses, overtime pay, holiday pay, sick pay and other benefits, including any payments made towards employees’ state insurance, employees provident fund and any other pension scheme instituted or mandated for the employees.

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12.2

No employee of the Company or the Subsidiary is entitled to any payment, increase in any compensation or benefits, acceleration of payment of any compensation or benefits, as a result of or in connection with the entering into or consummation of the Transfer of the Sale Shares and no arrangement with respect to the foregoing (whether oral or written) is in place.

12.3

The Company and the Subsidiary have withheld with respect to their respective employees and all other Third Parties, all applicable Taxes required to be withheld by Applicable Law and have made payment of such Taxes to the appropriate authorities within the due dates thereof.

12.4

There are no collective bargaining agreements, industry wide collective agreements, union recognition agreements or other collective agreements that relate to or are binding on the Company or the Subsidiary.

12.5

Neither the Company nor the Subsidiary has been involved in any strike or industrial or trade dispute or any dispute or negotiation regarding a claim with any trade union, works council, staff association or other similar organization or other body representing employees or former employees of the Company and/or the Subsidiary.

13.	POWERS OF ATTORNEY

Neither the Company nor the Subsidiary has given any power of attorney or other authority which is still outstanding or effective to any Person to enter into any Contract or commitment on its behalf.

14.	CORPORATE RECORDS

The minute books of the Company and the Subsidiary contain true, correct and complete records of all meetings and accurately reflect all corporate actions as approved by the shareholders and the board (including any committees thereof) of the Company and the Subsidiary. The statutory registers of the Company are true, correct and complete in all respects.

15.	RELATED PARTY TRANSACTIONS

All related party transactions, Contracts with relatives, and Contracts with Affiliates, pertaining to the Company and the Subsidiary, have been conducted on an arm’s length basis.

16.	BORROWINGS

The Company and the Subsidiary are debt free companies and there are no short term or long term debts outstanding of the thereof, whether secured or unsecured, in any currency.

17.	TAX

17.1

All Tax returns, estimates, information statements, reports, declarations, and other filings have been duly filed by the Company and the Subsidiary in accordance with the relevant provisions of Applicable Law, with the appropriate Tax authorities (collectively, “Tax Returns”). Such Tax Returns are true and correct in all respects and have been completed in

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accordance with Applicable Law in all respects. The Company and the Subsidiary have paid all Taxes due and payable (whether or not shown on any Tax Returns), have complied with all Applicable Laws in relation to transfer pricing, and have maintained all relevant documentation in relation to Tax compliance (including applicable transfer pricing documentation).

17.2

There is no Tax deficiency outstanding or assessed or proposed against the Company and/or the Subsidiary, nor has either the Company of the Subsidiary extended the period for the assessment or collection of any Tax. No adjustment relating to any Tax returns filed by the Company and the Subsidiary has been proposed by any Tax authority to the Company and/or the Subsidiary, or any representatives thereof. Neither the Company nor the Subsidiary has any liability for any unpaid Taxes which has not been accounted for or reserved in its respective accounts.

17.3

The Company and the Subsidiary have withheld with respect to their respective employees and all other Third Parties, all applicable Taxes required to be withheld under Applicable Law and have made payment of such Taxes to the appropriate authorities within the due dates thereof. The Company and the Subsidiary have withheld and paid for appropriate contributions to the provident fund, superannuation, gratuity, employee state insurance and any other contributions, each as required by Applicable Law.

17.4

There is no Tax deficiency outstanding or assessed or proposed against the Company and/or the Subsidiary, nor has the Company or the Subsidiary extended the period for the assessment or collection of any Tax. No audit or other examination of any Tax Return of the Company or the Subsidiary by any Tax authority is presently in progress, nor has the Company or the Subsidiary been notified of any request for such an audit or other examination. No adjustment relating to any Tax Returns filed by the Company and/or the Subsidiary has been proposed by any appropriate authority to the Company or the Subsidiary, or any representative thereof. Neither the Company nor the Subsidiary has any liability for any unpaid Taxes which has not been accounted for or reserved in the relevant Accounts.

17.5

No audit or other examination of any Tax Return by any Tax authority is presently in progress, nor has the Company or the Subsidiary been notified of any request for such an audit or other examination.

18.	INTELLECTUAL PROPERTY

18.1

Each of the Company and the Subsidiary absolutely and exclusively owns, or is a valid licensee of, all rights, title and interest, including exclusive rights to access, use, utilize, modify, adapt, create derivative works, over its Intellectual Property. The Company and/or the Subsidiary has all authority required to transfer/license the Intellectual Property owned absolutely and exclusively by it.

18.2

All Intellectual Property used in the conduct of the respective business of the Company and the Subsidiary are set out in SCHEDULE 13, and all such Intellectual Property are duly registered with, filed in or issued by the appropriate Governmental Authority, to the extent required under Applicable Law, and each such registration, filing and issuance remains in full force, effect and valid and is vested in and beneficially owned by it and the Company and/or the Subsidiary, is the sole beneficial owner of such property rights and no right of license has

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been granted to any Person by the Company and/or the Subsidiary (other than any license granted by the Company in favour of the Subsidiary) to use in any manner or to do anything which would or might otherwise infringe any of the intellectual property rights referred to above.

18.3

The operation of the respective business of the Company and the Subsidiary as currently conducted or is currently contemplated to be conducted, will not infringe any intellectual property rights or misappropriate any intellectual property of any Third Party or constitute unfair competition or trade practices under Applicable Law. Neither the Company, the Subsidiary nor the Sellers have received notice from any Third Party alleging any such infringement, misappropriation, and unfair competition or trade practices.

18.4	All software licenses used or required in the conduct of the respective business of the Company and the Subsidiary are in full force, effect, and valid.

18.5

The domain names related to the respective business of the Company and the Subsidiary or used by the Company or the Subsidiary are registered in the name of the Company or the Subsidiary, as the case may be.

18.6

The Company and the Subsidiary have taken all steps to protect their rights in its confidential information and trade secrets, including requiring that their respective employees, consultants and independent contractors having access to such confidential information and trade secrets execute a written agreement which provides protection for such confidential information and trade secrets. All disclosures of the Company’s or the Subsidiary’s confidential information or trade secrets, whether by the Company/Subsidiary, or otherwise, have been made pursuant to a written agreement which provides reasonable protection for such trade secrets and confidential information. The Company and the Subsidiary have taken all steps to protect the trade secrets and confidential information of Third Parties provided to the Company and/or the Subsidiary, as the case may be, under confidentiality obligations consistent with all such confidentiality obligations.

18.7

With respect to all personal or user information collected by the Company and the Subsidiary in connection with their respective business, if any, the Company and the Subsidiary have at all times taken all steps (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse and has complied with Applicable Law.

18.8

Except with respect to generally commercially available “off the shelf” software used by the Company and/or the Subsidiary, no royalties, fees or other payments are payable by the Company or the Subsidiary to any Third Party by reason of the ownership, possession, sale, marketing, use or other exploitation of any intellectual property or software to the extent necessary for the conduct of their respective business as they are now conducted and no royalties, fees or other payments (or no additional amounts) shall be payable as a result of the consummation of the Transaction.

18.9	None of the Sellers or their Affiliates own or are the licensees of any Intellectual Property required or used for the respective businesses of the Company and the Subsidiary.

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19.	EXPORT

Neither the Company nor the Subsidiary engages in activities prohibited to Persons subject to the jurisdiction of the United States by the United States Trading with the Enemy Act of 1917, the United States International Emergency Economic Powers Act of 1977, all Applicable Laws of Italy, or the regulations promulgated under any of the above legislations. Neither the Company nor the Subsidiary has its principal place of business in either Myanmar or Sudan, and that does not generate more than 50% (fifty per cent) of its revenue from either of these countries. Neither the Company nor the Subsidiary does, directly or indirectly, any material business in or with Cuba or Northern Ireland.

20.	ANTI-BRIBERY

None of the Company, the Subsidiary, the Sellers, and any of their respective directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any Applicable Law, including the anti-bribery laws of Italy. None of the Sellers, the Company, and any of their respective directors, officers, employees or agents are the subject of any allegation, voluntary disclosure, investigation, prosecution, or other enforcement action related to any anti-corruption law.

21.	GENERAL

21.1

No fees or commission of any broker, agent, finder, consultant or other Person is payable by the Company in relation to the Transaction. No payment is due to the Seller or to any other Person from the Company arising out of or in relation to the Transaction other than as contemplated under this Agreement.

21.2

All information in relation to the Company, the Subsidiary, the Business, and the Assets (of the Company and the Subsidiary), which would be material to an understanding of the Business, Assets, condition (financial or otherwise), results of operations or prospects of the Company and/or the Subsidiary, or which may be relevant in making an investment decision, have been disclosed to the Purchaser. All such information is provided in good faith, and is true, accurate and not misleading, and no such information omits to state any fact necessary to make such statements accurate.

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SCHEDULE 9 | GOVERNANCE

PART A: RESERVED MATTERS

1.	Any amendments to the Charter Documents of the Company or its subsidiaries;

2.	Adoption of, and adverse revision / deviation of over 15% (fifteen per cent) in aggregate (i.e., reduction in total revenue, and increase in total expense) from the approved Business Plan;

3.

Any sale, transfer, mortgage of all or a principal part of the respective assets and property of the Company or its subsidiaries (excluding raw materials, inventory, and finished goods), with an aggregate net book value of more than INR 10,116,000 (Indian Rupees Ten million one hundred sixteen thousand) annually (with respect to the Company and each of its subsidiaries individually), or any transfer in the form of an exclusive license of intellectual property rights or any change in the scope of the Company’s and/or its subsidiaries’ business (including ceasing any existing business) other than the business of providing platform and ancillary services for bulk messaging services, email, push notification, long code and short code, interactive voice response service, call conferencing, outbound diallers, missed call services and toll free numbers;

4.

Any material change in the terms of employment of the Sellers including any change in rights, duties and terms of compensation, or termination of the employment of the Sellers without Cause (as such term is defined in their respective Employment Agreements);

5.

Any change in the business or commencement or acquisition of a new line of business, or launching new products or services other than the business of providing platform and ancillary services for bulk messaging services, email, push notification, long code and short code, interactive voice response service, call conferencing, outbound diallers, missed call services and toll free numbers;

6.

Any purchase or other acquisition by the Company or its subsidiaries of tangible or intangible assets, or any other single item of capital expenditure, for price greater than the equivalent of INR 10,116,000 (Indian Rupees Ten million one hundred sixteen thousand), and not provided for under the Business Plan;

7.	Any authorisation, designation or issuance, whether by reclassification or otherwise, of any Equity Securities or any increase in the authorised or designated number of any such new class or series;

8.	Any buy-back or repurchase with respect to Equity Securities;

9.	Any approval of any Transfer of Equity Securities, other than as set out in this Agreement;

10.	Any action that results in the payment or declaration of a dividend on any Equity Securities, including interim dividend;

11.	Any voluntary dissolution or liquidation of the Company or any reclassification or recapitalization of the outstanding capital stock of the Company;

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12.	Any increase/decrease in the authorized number of members of the Board and/or change of Managing Director, otherwise than as agreed under this Agreement;

13.	Any change in Operational Matters;

14.	Creation or change of an employee stock option plan or any change in the material terms governing employee stock options and/or grant of employee stock options;

15.	The listing of the Company’s Equity Securities on any stock exchange and the terms of such listing;

16.	Appointment or change in the internal and statutory auditors of the Company, including appointment of Big Four Firm as required under 14.1.3;

17.	Adoption of the annual audited accounts of the Company or change of the accounting or tax policies or change in the Financial Year of the Company;

18.

Any merger, acquisition, disinvestment, creation of subsidiary, consolidation, reconstitution, reconstruction, recapitalization, reorganisation, joint venture, partnership, or other business combination involving the Company;

19.	Any issuance or grant of securities by the Company, including but not limited to, Equity Securities, convertible and non-convertible debt instruments, or any warrant or option in any form;

20.	Raising or grant of any loan/debt or providing security for a loan/debt which is not provided for in the Business Plan;

21.	Any transaction between the Company and any related party of the Company and/or any of the Sellers or their Affiliates; and

22.	Any of the above items by or in relation to the subsidiaries of the Company.

PART B: OPERATIONAL MATTERS

All matters in relation to the implementation of the Business Plan (unless otherwise set out expressly in this Agreement), including but not limited to the following:

1.	Procurement of regulatory approvals for existing Business of the Company and/or its subsidiaries;

2.	Obtaining licenses, including renewal of existing licenses in relation to the Business of the Company and/or its subsidiaries;

3.	Procurement and maintenance of insurance in relation to the Assets/Business of the Company and/or its subsidiaries;

4.	Payment of taxes and filing of returns in relation to Business of the Company and/or its subsidiaries;

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5.

Appointment, extension, replacement or termination of employees, consultants, agents and/or such other individuals employed or providing services to the Company and/or its subsidiaries, and amendment of any agreements executed with them, other than the Employment Agreements;

6.	To grant loans to employees, not exceeding INR 2,500,000 (Indian Rupees Two million five hundred thousand) annually;

7.	Execution of customer or vendor or any other Contracts on behalf of the Company and/or its subsidiaries with third-parties, other than Contracts that are subject to the Reserved Matters;

8.	Drafting and giving effect to internal guidelines or policies of the Company and/or its subsidiaries, other than those that are required under Applicable Law to be approved by the Board;

9.	Maintenance of records and book of accounts of the Company and/or its subsidiaries;

10.	Execution of filings in relation to the existing Business of the Company and/or its subsidiaries;

11.	Appointment of nominees to committees for Operational Matters, if any;

12.	Sale or purchase of the Company’s and/or its subsidiaries’ property/Assets with an aggregate net book value of less than INR 10,116,000 (Indian Rupees Ten million one hundred sixteen thousand);

13.	Appointment of suitable litigators in relation to any actions, suits or proceedings against or affecting the Company and/or its subsidiaries;

14.	Strategic decisions to enable the Business Plan;

15.	Devising new business initiatives for the purpose of implementing the Business Plan;

16.	Acquisition of new technologies and additional technological resources for the purpose of implementing the Business Plan;

17.	Banking related decisions such as: (a) opening accounts; (b) conducting banking operations; and (b) authorising or revising signatories, subject to the limit specified in the Reserved Matters;

18.	Launch of additional applications or plug-ins for existing Business;

19.	Procuring bank guarantees not exceeding an aggregate amount of INR 20,000,000 (Indian Rupees Twenty million) annually; and

20.	Acquiring overdraft facilities, and credit line facilities not exceeding an annual aggregate amount of INR 10,116,000 (Indian Rupees Ten million one hundred sixteen thousand).

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SCHEDULE 10 | TERMS OF PURCHASE PRICE ADJUSTMENT

Part A: Calculation of the Base Adjusted Purchase Price

Based on the calculations provided by KPMG under paragraph 1 of Part B of SCHEDULE 6, the following adjustments shall be made to the Purchase Price (the Purchase Price so adjusted, the “Base Adjusted Purchase Price”):

1.	If the 2017 NFP is:

1.1

less than INR 106,943,041 (Indian Rupees One hundred six million nine hundred forty three thousand forty one), the Purchase Price shall be reduced by the difference between INR 106,943,041 (Indian Rupees One hundred six million nine hundred forty three thousand forty one) and the 2017 NFP; or

1.2

INR 106,943,041 (Indian Rupees One hundred six million nine hundred forty three thousand forty one) or more, the Purchase Price shall be increased by the difference between the 2017 NFP and INR 106,943,041 (Indian Rupees One hundred six million nine hundred forty three thousand forty one).

2.

In addition to the adjustment outlined in paragraph 1 above, if the 2017 EBITDA is less than INR 101,160,000 (Indian Rupees One hundred one million one hundred sixty thousand), then the Purchase Price shall stand reduced by the difference between: (a) INR 918,106,959 (Indian Rupees Nine hundred eighteen million one hundred six thousand nine hundred fifty nine); and (b) 7.1 times the 2017 EBITDA.

Part B: Calculation of the Remaining Purchase Price and Release of the Escrow Amount

Based on the determination of the Base Adjusted Purchase Price in accordance with Part A above, the “Remaining Purchase Price” shall be calculated as follows.

If the Base Adjusted Purchase Price is:

1.

equal to or less than INR 674,400,000 (Indian Rupees Six hundred seventy four million four hundred thousand), then: (a) the entire Escrow Amount shall be released to the Purchaser; (b) the First Closing Purchase Price shall be deemed to be INR 393,403,991 (Indian Rupees Three hundred ninety three million four hundred three thousand nine hundred ninety one); and (c) the Remaining Purchase price shall be equivalent to the Base Adjusted Purchase Price less the First Closing Purchase Price (i.e., INR 393,403,991 (Indian Rupees Three hundred ninety three million four hundred three thousand nine hundred ninety one))); or

2.

more than INR 674,400,000 (Indian Rupees Six hundred seventy four million four hundred thousand), then: (a) then the entire Escrow Amount shall be released to the Sellers’ Designated Bank Accounts in proportion of the First Closing Sale Shares purchased by the Purchaser from each Seller, as set out in Part A of SCHEDULE 5; (b) the First Closing Purchase Price shall remain INR 522,796,001 (Indian Rupees Five hundred twenty two million seven hundred ninety six thousand one); and (c) the Remaining Purchase price shall be equivalent to the Base Adjusted Purchase Price less the First Closing Purchase Price (i.e., INR 522,796,001 (Indian Rupees Five hundred twenty two million seven hundred ninety six thousand one)).

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Part C: Calculation of the Second Closing Purchase Price

Based on the determination of the Base Adjusted Purchase Price and the Remaining Purchase Price in accordance with Parts A and B above, the “Second Closing Purchase Price” shall be calculated as follows (and such price shall be above the fair value of the Second Closing Sale Shares as certified by a practicing chartered accountant).

If the Base Adjusted Purchase Price is:

1.

less than or equal to INR 674,400,000 (Indian Rupees Six hundred seventy four million four hundred thousand), then the Second Closing Purchase Price shall be determined in accordance with the following formulae:

SCPP = (RPP/24,499)*13,974

Where,

SCPP = Second Closing Purchase Price

RPP = Remaining Purchase Price

2.	more than INR 674,400,000 (Indian Rupees Six hundred seventy four million four hundred thousand), and:

2.1

the 2017 EBITDA is less than or equal to INR 155,112,000 (Indian Rupees One hundred fifty five million one hundred twelve thousand), then the Second Closing Purchase Price shall be determined in accordance with the following formulae:

SCPP = (RPP/24,499)*13,974

Where,

SCPP = Second Closing Purchase Price

RPP = Remaining Purchase Price

2.2

the 2017 EBITDA is more than INR 155,112,000 (Indian Rupees One hundred fifty five million one hundred twelve thousand), then the Second Closing Purchase Price shall be determined in accordance with the following formulae:

SCPP = ((RPP/24,499)*13,974)+67,440,000

Where,

SCPP = Second Closing Purchase Price

RPP = Remaining Purchase Price

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Part D: Calculation of the Third Closing Purchase Price

Based on: (a) the determination of the Base Adjusted Purchase Price and the Remaining Purchase Price in accordance with Parts A and B above; and (b) the calculations provided by KPMG under paragraph 1 of Part C of SCHEDULE 6, the “Third Closing Purchase Price” shall be calculated as follows (and such price shall be above the fair value of the Third Closing Sale Shares as certified by a practicing chartered accountant). If the Base Adjusted Purchase Price is:

1.

less than or equal to INR 674,400,000 (Indian Rupees Six hundred seventy four million four hundred thousand), then the Third Closing Purchase Price shall be determined in accordance with the following formulae:

TCPP = (RPP/24,499)*8,554

Where,

TCPP = Third Closing Purchase Price

RPP = Remaining Purchase Price

2.	more than INR 674,400,000 (Indian Rupees Six hundred seventy four million four hundred thousand), and:

2.1

the 2017 EBITDA is less than or equal to INR 155,112,000 (Indian Rupees One hundred fifty five million one hundred twelve thousand), then the Third Closing Purchase Price shall be determined in accordance with the following formulae:

TCPP = (RPP/24,499)*8,554

Where,

TCPP = Third Closing Purchase Price

RPP = Remaining Purchase Price

2.2	the 2017 EBITDA is more than INR 155,112,000 (Indian Rupees One hundred fifty five million one hundred twelve thousand) and the sum of the 2017 EBITDA and the 2018 EBITDA is:

2.2.1

less than or equal to INR 357,432,000 (Indian Rupees Three hundred fifty seven million four hundred thirty two thousand), then the Third Closing Purchase Price shall be determined in accordance with the following formulae:

TCPP = ((RPP/24,499)*8,554)+33,720,000

Where,

TCPP = Third Closing Purchase Price

RPP = Remaining Purchase Price

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2.2.2

more than INR 357,432,000 (Indian Rupees Three hundred fifty seven million four hundred thirty two thousand), then the Third Closing Purchase Price shall be determined in accordance with the following formulae:

TCPP = ((RPP/24,499)*8,554)+67,440,000

Where,

TCPP = Third Closing Purchase Price

RPP = Remaining Purchase Price

Part E: Calculation of the Fourth Closing Purchase Price

Based on the determination of the Base Adjusted Purchase Price and the Remaining Purchase Price in accordance with Parts A and B above, the “Fourth Closing Purchase Price” shall be determined in accordance with the following formulae (and such price shall be above the fair value of the Fourth Closing Sale Shares as certified by a practicing chartered accountant):

FCPP = (RPP/24,499)*1,971

Where,

FCPP = Fourth Closing Purchase Price

RPP = Remaining Purchase Price

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SHARE PURCHASE AND SHAREHOLDERS’ AGREEMENT	E-STAMP PAPER #: SUBIN-KAKACRSFL0897652837512029O	EXECUTION COPY

SCHEDULE 11 | SALIENT FEATURES OF THE PREFERENCE SHARES

FACE VALUE	INR 10 (Indian Rupees Ten)

PREMIUM	None

DIVIDEND	0.001% of the Face Value

TENURE	Compulsorily redeemable on 31 July 2019, or such other date as acceptable to the Company and the holders of the Preference Shares

VOTING	No voting rights at General Meetings, other than for variation of rights with regard to preference shares

CONVERSION	Non-convertible

PRIORITY	Superior to Equity Shares with respect to distribution rights and rights on liquidation, dissolution, and winding up of the affairs of the Company

TRANSFERABILITY	Non-transferable

REDEMPTION PRICE

Each Preference Share shall be redeemed in full at INR 11 (Indian Rupees Eleven), and such price shall be subject to the following adjustments (the “Redemption Price”):

•   If the 2019 EBITDA ranges from INR 202,320,000 (Indian Rupees Two hundred two million three hundred twenty thousand) to INR 219,180,000 (Indian Rupees Two hundred nineteen million one hundred eighty thousand) (both inclusive), the Redemption Price shall be INR 10,250.80 (Indian Rupees Ten thousand two hundred fifty and eighty paise).

•   If the 2019 EBITDA is higher than INR 219,180,000 (Indian Rupees Two hundred nineteen million one hundred eighty thousand) but lower than INR 236,040,000 (Indian Rupees Two hundred thirty six million forty thousand), the Redemption Price shall be INR 12,813.50 (Indian Rupees Twelve thousand eight hundred thirteen and fifty paise)

•   If the 2019 EBITDA is equal to or higher than INR 236,040,000 (Indian Rupees Two hundred thirty six million forty thousand) but lower than INR 269,760,000 (Indian Rupees Two hundred sixty nine thousand seven hundred sixty thousand), the Redemption Price shall be INR 15,376.20 (Indian Rupees Fifteen thousand three hundred seventy six and twenty paise)

•   If the 2019 EBITDA is equal to or higher than INR 269,760,000 (Indian Rupees Two hundred sixty nine thousand seven hundred sixty thousand), the Redemption Price shall be INR 20,501.60 (Indian Rupees Twenty thousand five hundred one and sixty paise)

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•   If the holder of any Preference Share commits an event of default (howsoever defined) with respect to the Company or the Purchaser, all Preference Shares held by such defaulting holder shall be redeemable forthwith at the face value thereof.

ADDITIONAL COVENANTS

•   If the Company is unable to redeem the Preference Shares due to shortage of funds through which such redemption can be done per the Act, the Purchaser shall infuse the requisite funds into the Company to enable such redemption

•   The terms of the Preference Shares shall not be varied without the prior written consent of the Purchaser and the holders of the Preference Shares

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SCHEDULE 13

SCHEDULE 14 | INTELLECTUAL PROPERTY OF THE COMPANY AS ON THE EXECUTION DATE

1.	Trade name titled ‘Solutions Infini’

2.	Trade mark (unregistered) over the logo for Solutions Infini as set out in trademark application #2815959

3.	Trade mark (unregistered) over the logo for Dialstreet as set out in trademark application #2815957

4.	The following domain registrations:

#	DOMAIN NAME	CREATION DATE
1	Dialstreet.co.in	27 November 2012
2	Infihosting.com	13 December 2008
3	Dialstreet.in	16 June 2011
4	Dialstreet.net	27 November 2012
5	Dialstreet.org	27 November 2012
6	Infibuzz.com	02 October 2010
7	Infi-Host.com	31 March 2011
8	S7.vc	25 February 2015
9	Sinfini.co.in	06 December 2011
10	Sinfini.in	06 December 2011
11	Sinfini.org	06 December 2011
12	Sinfini.com	09 June 2011
13	Smsalerts.co	N/A
14	Smsalerts.biz	N/A
15	Smsinfini.com	30 November 2010
16	Solutionsinfini.asia	25 February 2015
17	Solutionsinfini.biz	N/A
18	Solutionsinfini.co	N/A
19	Solutionsinfini.co.in	15 January 2010
20	Solutionsinfini.in	09 October 2009
21	Solutionsinfini.net	13 October 2008

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#	DOMAIN NAME	CREATION DATE
22	Solutionsinfini.com	18 January 2007
23	Txtly.in	12 February 2015
24	Visdesk.com	11 April 2014
25	Visitordesk.in	02 December 2013
26	Vizdesk.co.uk	11 April 2014
27	Vizdesk.in	02 December 2013
28	Vizdesk.info	11 April 2014
29	Vizdesk.net	11 April 2014
30	Vizdesk.org	11 April 2014
31	Vizdesk.biz	N/A
32	Vizdesk.us	N/A

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SCHEDULE 15 | FORMAT OF CANCELLATION LETTER FOR BANK GUARANTEE

Format of Cancellation Letter

To	Date [ ]

[Insert Name]

[Insert designation]

[Insert address of the Bank]

Re: Cancellation of the bank guarantee dated [        ]

This cancellation notice (“Cancellation Notice”) is issued under the on-demand bank guarantee dated [        ] (“Guarantee”) you have issued in favour of the undersigned Beneficiaries, at the request of the Ubiquity Srl in accordance with the SPSHA. The original bank of the Guarantee is annexed herewith as Schedule 1.

Capitalised terms used in this Cancellation Notice but not defined herein will have the meaning ascribed to such terms in the Guarantee.

We hereby request you to cancel the Guarantee as Ubiquity has fulfilled the Secured Obligations under the SPSHA to us and we confirm that have no further demand or claim against you or Ubiquity in connection with the Secured Obligations. We confirm that on and from the date of this letter, the Guarantee stands cancelled.

Regards

Name:	Name:

Name:	Name:

Name:

SCHEDULE 1

[Original bank guarantee]

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SUPPLEMENTAL AGREEMENT	KHAITAN & CO | VERSION 1.0 | 9 SEPTEMBER 2015

AMENDMENT AGREEMENT

3 AUGUST 2017

UBIQUITY SRL

AND

SOLUTIONS INFINI TECHNOLOGIES (INDIA) PRIVATE LIMITED

AND

THE SELLERS

(LISTED IN SCHEDULE 1)

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AMENDMENT AGREEMENT	eStamp #: SUBIN- KAKACRSFL0805358739806600P	EXECUTION VERSION

This AMENDMENT AGREEMENT (this “Amendment Agreement”) is made on this 3rd day of August 2017 (the “Amendment Execution Date”):

BY AND AMONG:

UBIQUITY SRL, a company incorporated under the laws of Italy and having its principal office at Via Teodosio, 65, 20131 Milan, Italy (the “Purchaser”) of the FIRST PART;

SOLUTIONS INFINI TECHNOLOGIES (INDIA) PRIVATE LIMITED, a company incorporated under the Companies Act 1956, having corporate identification number U72900KA2009PTC049726 and having its registered office at #45/B, 1st Floor, 1st A Main, Sarakki Industrial Layout, 3rd Phase J P Nagar, Bangalore - 560 078 (the “Company”) of the SECOND PART;

AND

THE PERSONS SET OUT IN SCHEDULE 1 (together, the “Sellers”) of the THIRD PART.

“Parties” means collectively the Company, the Purchaser, and the Sellers, and “Party” means each of the Company, the Purchaser, and the Sellers.

WHEREAS:

E.

A share purchase and shareholders’ agreement dated 15 October 2016, as amended by letter agreements dated 17 October 2016 and 6 July 2017 (the “SPSHA”), was executed by and amongst the Parties inter-alia setting out the terms and conditions in relation to the Transaction.

F.	The Parties are now desirous of effecting certain changes in the terms and conditions of the Transaction.

G.

In light of the foregoing, the Parties are now desirous of executing this Amendment Agreement to amend certain provisions of the SPSHA in the form and manner as mutually agreed and set forth hereinafter.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth in this Amendment Agreement, the receipt and sufficiency of which is acknowledged by the Parties, the Parties hereby agree as follows:

SCHEDULE 1 MISCELLANEOUS

22.15	Definitions and Interpretation

1.1.1

Unless the context otherwise requires or unless otherwise defined or provided in this Amendment Agreement, capitalised words and expressions used in this Amendment Agreement shall have the same meaning as attributed to them under the SPSHA.

1.1.2	The rules of interpretation applicable in the SPSHA shall mutatis mutandis apply to this Amendment Agreement.

1.1.3	On and from the Amendment Execution Date:

(a)	References in the SPSHA to “this Agreement” or “the Agreement” or “Agreement” shall also be construed to include references therein to this Amendment Agreement; and

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(b)	Each reference to the SPSHA contained in any document delivered under or pursuant to the SPSHA shall be construed as a reference to the SPSHA as amended by this Amendment Agreement.

22.16	Other Terms

1.2.1

This Amendment Agreement shall be deemed to be incorporated by reference into the SPSHA and shall be deemed to be a part of the SPSHA with effect from the Amendment Execution Date. The SPSHA as, and to the extent, amended by this Amendment Agreement shall constitute the entire agreement amongst the Parties regarding the subject matter of the SPSHA.

1.2.2

Except as specifically provided in, or amended by, this Amendment Agreement, the Parties hereby agree and confirm that the provisions of the SPSHA in effect prior to the Amendment Execution Date shall mutatis mutandis continue to remain in full force and effect in accordance with their terms.

1.2.3

In case of any conflict or inconsistency between the terms of the SPSHA and the terms of this Amendment Agreement in respect of the subject matter of this Amendment Agreement, the terms of this Amendment Agreement shall prevail.

SCHEDULE 2 AMENDMENTS TO THE SPSHA

The SPSHA shall stand amended in the following manner with effect from the Amendment Execution Date and such amendments shall be deemed to be part of the SPSHA from the Amendment Execution Date:

22.17	In Schedule 2:

2.1.1	The definition of “First Closing Purchase Price” shall be replaced with the following:

H.

““First Closing Purchase Price” means INR 502,274,500 (Indian Rupees Five hundred two million two hundred seventy four thousand five hundred), payable as consideration for the First Closing Sale Shares;”

2.1.2	The definition of “First Closing Sale Shares” shall be replaced with the following:

I.	““First Closing Sale Shares” means 24,500 (twenty four thousand five hundred) Sale Shares to be purchased by the Purchaser on the First Closing Date, as set out in Part A of SCHEDULE 5;”

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AMENDMENT AGREEMENT	eStamp #: SUBIN- KAKACRSFL0805358739806600P	EXECUTION VERSION

2.1.3

All references to “First Closing Sale Shares” and “First Closing Purchase Price”, including all numbers set out against them in Schedules 4 and 5 of the SPSHA, shall stand revised in accordance with Clauses 2.1.1 and 2.1.2 of this Amendment Agreement. Accordingly, Part B, Part C, Part D and Part E of Schedule 4; and Part A of Schedule 5 of the SPSHA shall be replaced with the following tables, respectively:

J. “PART B: SHARE CAPITAL IMMEDIATELY PRIOR TO FIRST CLOSING

#	SHAREHOLDER	NUMBER OF EQUITY SHARES		PERCENTAGE OF EQUITY SHARE CAPITAL
6.	Ashish Agarwal	18,000	*	36.00%
7.	Aniketh Ashok Jain	18,000	*	36.00%
8.	Shivam Prasad	4,500		9.00%
9.	Vinay Jain	4,500		9.00%
10.	Mohamad Faraz	4,500		9.00%
11.	JM	500		1.00%

TOTAL		50,000		100.00

K.	* Subject to any Transfer arrangements among the Founders and any other Persons in accordance with this Agreement, this number shall include shares as held by such other person.“

L.

M. PART C: SHARE CAPITAL UPON FIRST CLOSING

#	SHAREHOLDER	NUMBER OF EQUITY SHARES		PERCENTAGE OF EQUITY SHARE CAPITAL
7.	Ashish Agarwal	9,193	*	18.39
8.	Aniketh Ashok Jain	9,192	*	18.38
9.	Shivam Prasad	2,205		4.40
10.	Vinay Jain	2,205		4.40
11.	Mohamad Faraz	2,205		4.40
12.	Purchaser	24,500		49.00
13.	JM	500		1.00

TOTAL		50,000		100.00

N.	* Subject to any Transfer arrangements among the Founders and any other Persons in accordance with this Agreement, this number shall include shares as held by such other person.“

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AMENDMENT AGREEMENT	eStamp #: SUBIN- KAKACRSFL0805358739806600P	EXECUTION VERSION

“PART D: SHARE CAPITAL UPON SECOND CLOSING

#	SHAREHOLDER	NUMBER OF EQUITY SHARES	PERCENTAGE OF EQUITY SHARE CAPITAL
7.	Ashish Agarwal	3,842	7.70
8.	Aniketh Ashok Jain	3,842	7.70
9.	Shivam Prasad	947	1.90
10.	Vinay Jain	947	1.90
11.	Mohamad Faraz	947	1.90
12.	Purchaser	39,475	79.00

TOTAL		50,000	100.00

“

“PART E: SHARE CAPITAL UPON THIRD CLOSING

#	SHAREHOLDER	NUMBER OF EQUITY SHARES	PERCENTAGE OF EQUITY SHARE CAPITAL
7.	Ashish Agarwal	720	1.40
8.	Aniketh Ashok Jain	720	1.40
9.	Shivam Prasad	177	0.40
10.	Vinay Jain	177	0.40
11.	Mohamad Faraz	177	0.40
12.	Purchaser	48,029	96.10

TOTAL		50,000	100.00

O. “

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AMENDMENT AGREEMENT	eStamp #: SUBIN- KAKACRSFL0805358739806600P	EXECUTION VERSION

P.

Q. “PART A: FIRST CLOSING SALE SHARES

R.

#	SHAREHOLDER	NUMBER OF SALE SHARES
6.	Ashish Agarwal	8,808
7.	Aniketh Ashok Jain	8,807
8.	Shivam Prasad	2,295
9.	Vinay Jain	2,295
10.	Mohamad Faraz	2,295

TOTAL		24,500

S. “

2.1.4

Until the occurrence of a JM Acquisition Event, references to the number of Equity Shares held by Ashish Agarwal and Aniketh Ashok Jain in Part D and E of Schedule 4 of the SPSHA shall stand reduced by 250 Equity Shares each, and JM shall be shown to hold 500 Equity Shares. In the event of a Purchaser JM Acquisition Event references to the number of Equity Shares held by Ashish Agarwal and Aniketh Ashok Jain in Part D and E of Schedule 4 of the SPSHA shall be reduced by 250 Equity Shares and the Purchaser shall be shown to hold 500 additional Equity Shares. All corresponding references to percentage shareholding in Part D and E of Schedule 4 of the SPSHA shall also accordingly revised by necessary implication.

2.1.5	In Schedule 5 of the SPSHA the following table:

“PART C: FOURTH CLOSING SALE SHARES

#	SHAREHOLDER	NUMBER OF SALE SHARES
6.	Ashish Agarwal	720
7.	Aniketh Ashok Jain	720
8.	Shivam Prasad	177
9.	Vinay Jain	177
10.	Mohamad Faraz	177

TOTAL		1,971

T. “

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AMENDMENT AGREEMENT	eStamp #: SUBIN- KAKACRSFL0805358739806600P	EXECUTION VERSION

U.	shall be replaced with:

“PART D: FOURTH CLOSING SALE SHARES

#	SHAREHOLDER	NUMBER OF SALE SHARES
1.	Ashish Agarwal	720
2.	Aniketh Ashok Jain	720
3.	Shivam Prasad	177
4.	Vinay Jain	177
5.	Mohamad Faraz	177

TOTAL		1,971

V. “

2.1.6

In the event a JM Acquisition Event does not occur by the Fourth Closing Date, or a Purchaser JM Acquisition Event occurs by the Fourth Closing Date, references in Part D of Schedule 5 of the SPSHA to the number of Sale Shares transferred by Ashish Agarwal and Aniketh Ashok Jain shall stand reduced by 250 Equity Shares each.

2.1.7	The definition of “Business Day” shall be replaced with the following:

W.

X.

““Business Day” means any day of the week (excluding Saturdays, Sundays and public holidays) on which commercial banks are open for business in Bengaluru, India and Milan, Italy, and when the context so requires, the days on which commercial banks are open for business in United Arab Emirates and/ or Singapore;”

Y.

2.1.8	The definition of “Fourth Closing Date” shall be replaced with the following:

Z.

AA.

““Fourth Closing Date” means 31 July 2020 (subject to the fulfilment of the Conditions Precedent to Fourth Closing by such date) or such other date as may be mutually agreed among the Parties in writing;”

BB.

2.1.9	The definition of “EBITDA” shall be replaced with the following:

CC.

DD.

““EBITDA” means as of any date of calculation, the consolidated earnings of the Company, Subsidiary and Singapore Subsidiary, before finance income and finance cost (including bank charges), tax, depreciation, and amortisation calculated from the consolidated audited financial statements of the Company (and Subsidiary and Singapore Subsidiary) plus Transaction Cost, gratuity liability (including provisioning), cost of stock options as may be issued by the Company or by the Purchaser to employees of the Company (if any), and provision for diminution in assets (excluding account receivables) for the respective Financial Year. It is clarified that the total cost for the purpose of the earnings will include provisions for expenses (including for costs for disputes) and doubtful account receivables;”

EE.

2.1.10	The definition of “NFP” shall be replaced with the following:

FF.

““NFP” means, at any relevant measurement date, the aggregate of cash, cash equivalents (including fixed deposits, margin money, and liquid investments), and outstanding tax credit of the Company less the outstanding Total Debt of the Company, the Subsidiary and the Singapore Subsidiary, on a consolidated basis;”

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AMENDMENT AGREEMENT	eStamp #: SUBIN- KAKACRSFL0805358739806600P	EXECUTION VERSION

GG.

2.1.11	The definition of “Second Closing Date” shall be replaced with the following:

HH.

““Second Closing Date” means 31 July 2018 (subject to the fulfilment of the Conditions Precedent to Second Closing by such date) or such other date as may be mutually agreed among the Parties in writing;”

2.1.12	The definition of “Third Closing Date” shall be replaced with the following:

II.

““Third Closing Date” means 31 July 2019 (subject to the fulfilment of the Conditions Precedent to Third Closing by such date) or such other date as may be mutually agreed among the Parties in writing;”

JJ.

2.1.13	The definition of “Total Debt” shall be replaced with the following:

KK.

““Total Debt” with respect to the Company, the Subsidiary and Singapore Subsidiary on a consolidated basis, means, at any relevant measurement date, the aggregate of the consolidated reconciled book values of all bank loans (excluding any bank guarantees and non-fund based facilities/instruments/arrangements), mortgages, overdrafts, invoice discounting advances, finance leases, hire purchase agreements, any hedging or currency contracts which are out of money, shareholder loans, any unpaid dividends, any gratuity liability (including provisioning), unpaid Transaction Cost, each in relation to the Company, the Subsidiary and/or the Singapore Subsidiary;”

LL.

2.1.14	The definition of “Transaction Cost” shall be replaced with the following:

MM.

““Transaction Cost” means the costs to be borne by the Company in relation to the Transaction and other matters in relation thereto, including secretarial fees, escrow fees, depository fees, stamp duty (including any stamp duty paid for the purchase of shares by the Sellers from the Other Shareholders), and payments to be made to employees of the Company (including any costs incurred by the Company for payments against cancellation of stock options), the Subsidiary and the Singapore Subsidiary, legal fees, investment banker fees, and tax advisors fees;”

NN.

22.18

All references in the SPSHA to the terms “Escrow Account”, “Escrow Agreement” and “Escrow Amount”, and all related terms and conditions, will be omitted from the SPSHA. It is clarified that the First Closing Purchase Price will be disbursed in its entirety to the relevant Seller’s Designated Bank Account on the First Closing Date, irrespective of the provisions of Schedule 10 of the SPSHA, but subject to the other terms and conditions in relation to First Closing as set out in the SPSHA as amended by this Amendment Agreement.

22.19	For the purpose of determination of the relevant price adjustments as set out in Schedule 10 of the SPSHA, all original references to:

2.3.1 the “2017 NFP” and “2017 EBITDA” shall be revised to the “2018 NFP” and “2018 EBITDA”, and

2.3.2 “2018 EBITDA” shall be revised to the “2019 EBITDA”.

22.20	For the purpose of determination of the Redemption Price as set out in Schedule 11 of the SPSHA, any original reference to the “2019 EBITDA” shall be revised to the “2020 EBITDA”.

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22.21	In Clause 2 of the SPSHA, a reference to Clause “10A” shall be included immediately after Clause “10.2”.

22.22	After Clause 3.1 of the SPSHA, a new Clause 3.1A shall be added as follows:

3.1A	Purchaser Call Option

(a)

On and with effect from the date of receipt of the Transaction Approvals for the acquisition by the Purchaser of 51% of the Share Capital, the Purchaser shall have the right to acquire 1,001 Sale Shares from the Founders collectively (such Sale Shares the “Purchaser Call Option Shares”, and such right the “Purchaser Call Option”) at the relevant proportion of the Purchase Price thereof (being a sum of INR 20,501 per Sale Share), by delivering a written notice to the Founders of their irrevocable intention to exercise the Purchaser Call Option (the “Purchaser Call Option Notice”). Simultaneously with the delivery of the Purchaser Call Option Notice, the Purchaser and the Sellers shall issue necessary instructions to the escrow agent appointed for the purpose of opening the Share Escrow Account, to open the Share Escrow Account.

(b)

Within 10 (ten) Business Days of the receipt of the Purchaser Call Option Notice, the Founders shall sell the Purchaser Call Option Shares at the aforementioned price to the Purchaser. The issuance of the Purchaser Call Option Notice by the Purchaser shall, subject to Applicable Law and the provisions of this Agreement, constitute a valid and binding obligation on the Founders to (A) forthwith issue, and procure the issuance from the other Sellers of, the necessary instructions to the escrow agent appointed for the purpose of opening the Share Escrow Account, to open the Share Escrow Account, and (B) sell the Purchaser Call Option Shares to the Purchaser in accordance with this Clause 3.1A. It is clarified that the Founders shall not be required to transfer the Purchaser Call Option Shares to the Purchaser, in the event (i) the Sellers have fully complied with their obligations under Clause 3.1A(b)(A), but the Share Escrow Account has not been opened in terms of the escrow agreement in relation thereto; (ii) any other Shareholders from whom the Founders are entitled to acquire any Equity Shares in accordance with any agreements to this effect, are in breach of their obligations to transfer their Equity Shares to the Founders in accordance with such agreements.

(c)

Any default by any of the Founders in not fulfilling any of his obligations set out in this Clause 3.1A with respect to a Purchaser Call Option when exercised in accordance with and upon satisfaction of the requirements set out in this Clause 3.1A (excluding any act or omission attributable to such Founder) shall constitute a default by such Founder in terms of Clause 14.1.

(d)

The Purchaser Call Option Notice may be issued by the Purchaser only upon the satisfaction (or waiver by the Founders, to the extent permitted under Applicable Law) of each of the following conditions:

(i)

The escrow agreement in relation to the deposit of the Purchaser Escrow Shares in the Share Escrow Account in the manner set out in Clause 4.1 shall have been executed by all parties thereto and shall be in full force and effect; and

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AMENDMENT AGREEMENT	eStamp #: SUBIN- KAKACRSFL0805358739806600P	EXECUTION VERSION

(ii)	The Transaction Approvals for the acquisition by the Purchaser of 51% of the Share Capital shall have been secured by the Parties and shall be in full force and effect.

OO.

(e)    On the date of consummation of the transfer of the Purchaser Call Option Shares to the Purchaser in accordance with this Clause 3.1A, the following actions shall take place, and no one action in this Clause 3.1A (e) shall be deemed to have been completed unless all actions in this Clause 3.1A (e) have been completed:

PP.

(i)    the Purchaser shall remit the consideration for the Purchaser Call Option Shares, in accordance with Clause 3.1A(a) to the Sellers’ Designated Bank Accounts of the Founders, in the proportion to the Purchaser Call Option Shares being transferred by them;

QQ.

(ii)    the Parties shall prepare and the Company shall upload the completed Form FC-TRS along with all relevant supporting documents, with respect to the transfer of the Purchaser Call Option Shares, in accordance with Exchange Control Regulations;

RR.	(iii) the Purchaser Escrow Shares shall be deposited in the Share Escrow Account in accordance with Clause 4.1.1 below;

SS.	(iv) the Company shall convene meeting of the Board to approve and pass resolutions:

TT.

(A)    recording the approval of each Form FC-TRS prescribed under the Exchange Control Regulations, the sale of the Purchaser Call Option Shares in the register of members of the Company, the registration of the Purchaser as the legal and beneficial owner of the Purchaser Call Option Shares;

UU.	(B) noting and approving the sale of the Purchaser Call Option Shares in favour of the Purchaser; and

VV.	(C) for re-composition of the Board as per Clause 8;

WW.	(v) the Purchaser Call Option Shares shall be credited to the Purchaser DP Account; and

XX.

(vi)    the Company shall (A) convene a meeting of the Shareholders to approve and pass resolutions confirming the appointment of the third Purchaser Director, on and with effect from such date; and (B) make relevant entries in the register of members and register of directors of the Company.

22.23	After Clause 3.5 of the SPSHA, a new Clause 3.6 shall be added as follows:

“3.6	JM Acquisition Event

3.6.1

The Founders hereby undertake to complete the JM Acquisition Event at the earliest practicable time following the First Closing Date, and under all circumstances on or prior to the Fourth Closing Date.

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AMENDMENT AGREEMENT	eStamp #: SUBIN- KAKACRSFL0805358739806600P	EXECUTION VERSION

3.6.2

In the event the Founders do not complete the JM Acquisition Event on or prior to 31 March 2019, the Purchaser shall be free, to enter into negotiations with JM to fix a price for the purchase of all Equity Shares held by JM at such time, and the Founders shall be bound to acquire such Equity Shares at such negotiated price. In the event the Founders do not acquire the Equity Shares held by JM at such price by 1 June 2019, the Purchaser shall, at all times thereafter, be free to acquire such Equity Shares at any price (such acquisition, the “Purchaser JM Acquisition Event”) and require the Founders to reimburse it for all direct costs as incurred by the Purchaser with regard to the consideration payable for the Equity Shares held by JM (which shall include any amount claimed by JM as a gross up for any Taxes incurred by him), any Indian direct Taxes applicable to Purchaser, and legal and financial advisory costs in relation thereto, in the manner set out in this Agreement. It is clarified that the Founders shall at all times prior to a Purchaser JM Acquisition Event be entitled to complete a JM Acquisition Event on such terms as they may agree with JM.

3.6.3

The Purchaser shall at all times have the right to set off the Purchaser JM Costs (if any) against the Fourth Closing Purchase Price, and to this extent shall be entitled to adopt a payment / set-off mechanism of its choosing. The Founders shall do all acts, deeds and things to facilitate such payment / set-off in the manner directed by the Purchaser. All references to the amount and manner of payment of the Fourth Closing Purchase Price to the Sellers in this Agreement, including in the relevant parts of Schedule 7, shall by necessary implication, stand revised to accommodate the manner of payment / set-off implemented by the Purchaser. The aforementioned rights of the Purchaser shall be without prejudice to its other rights under this Agreement.

3.6.4

In the event the JM Acquisition Event or the Purchaser JM Acquisition Event does not occur by 31 July 2020, the Preference Shares shall be redeemed by the Company forthwith at the face value thereof, along with all statutory accruals thereon.

22.24	After the new Clause 3.6 of the SPSHA inserted pursuant to Clause 2.7 above, a new Clause 3.7 shall be inserted as follows:

YY. “3.7   Singapore Subsidiary Acquisition Cost

Without prejudice to the rights of the Purchaser to carry out the adjustments set out in Clause 3.6 above:

22.24.1	the Redemption Price payable to the holders of the Preference Shares on the Fourth Closing Date shall be reduced by the Singapore Subsidiary Acquisition Cost; and

22.24.2

where the Singapore Subsidiary Acquisition Cost exceeds the Redemption Price payable to holders of the Preference Shares pursuant to the Agreement, the difference between the Singapore Subsidiary Acquisition Cost and Redemption Price payable, will be set off against the Fourth Closing Purchase Price in the same manner as set out in Clause 3.6.3.

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AMENDMENT AGREEMENT	eStamp #: SUBIN- KAKACRSFL0805358739806600P	EXECUTION VERSION

The obligations of the Sellers to do all acts, deeds and things to facilitate such adjustments, as well as revisions to the references to the amount and manner of payment of the Fourth Closing Purchase Price to the Sellers in this Agreement, including in the relevant parts of Schedule 7, shall be as set out in Clause 3.6.”

22.25	Clause 4.1 of the SPSHA shall stand deleted and be replaced by the following clause:

“4.1	ESCROW AND GUARANTEE MECHANISM

4.1.1

Simultaneously with the acquisition by the Purchaser of 51% of the Share Capital pursuant to Clause 3.1A, but only where such acquisition occurs prior to Second Closing, the Purchaser shall deposit 13,500 Sale Shares held by it (the “Purchaser Escrow Shares”) in an escrow account to be opened for the purpose of holding such shares in escrow (the “Share Escrow Account”) subject to the terms and conditions set out herein. It is clarified that any failure by the Purchaser to (a) issue the instructions required to be issued by the Purchaser, to the escrow agent appointed for the purpose of opening the Share Escrow Account, to open the Share Escrow Account; (b) failure to complete the required know your customer checks and other documentation requirements; and (c) failure to pay the required fees for such escrow agent in accordance with the terms of the relevant escrow agreement or any other written fee arrangement; solely on account of which the Share Escrow Account is not opened on the date of acquisition of 51% of the Share Capital by the Purchaser pursuant to Clause 3.1A the same would be considered as a Purchaser EoD carrying the remedies indicated in Clause 14.2.

4.1.2

In the event the Purchaser defaults in paying the Second Closing Purchase Price on the Second Closing Date despite: (a) the relevant Transaction Approvals for the acquisition of the Second Closing Sale Shares by the Purchaser being secured by the Parties; and (b) all Conditions Precedent required to be completed prior to the Second Closing and attributable to the Company and/or the Sellers being duly completed in accordance with the SPSHA, and such default is not cured by the Purchaser by 15 September 2018, the Purchaser shall be required to pay the Sellers by way of liquidated damages, a sum of EUR 4,750,000 (Euros Four million seven hundred fifty thousand). If the Purchaser fails to pay the aforementioned liquidated damages on or prior to 31 October 2018, the Sellers shall be entitled to, without any further action of the Purchaser, acquire the Purchaser Escrow Shares in such inter-se proportion as may be decided amongst the Sellers, against the remittance of an aggregate consideration of INR 10 (Indian Rupees Ten). In the event the aforementioned condition of transfer is not attracted, all Purchaser Escrow Shares shall forthwith stand released from the Share Escrow Account and be credited to the Purchaser DP Account.

4.1.3

Notwithstanding anything set out in this Agreement, the Purchaser Escrow Shares shall be deemed to be fully vested and owned, legally and beneficially, including for the purposes of exercising voting rights thereupon, by the Purchaser until the transfer thereof to the Sellers in accordance with Clause 4.1.2, or return thereof to the Purchaser DP Account, as the case may be.

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AMENDMENT AGREEMENT	eStamp #: SUBIN- KAKACRSFL0805358739806600P	EXECUTION VERSION

4.1.4

The Share Escrow Account shall initially remain open for a period of 6 (six) months. As soon as reasonably practicable after the opening of the Share Escrow Account, the relevant Parties shall apply to the RBI, and/or any other statutory or regulatory authority whose approval may be required in relation thereto, to extend the period of the Share Escrow Account till 30 November 2018, or such other date as the Parties may agree to in writing, and the Parties shall make all efforts to obtain such approvals.

4.1.5

In the event, despite all efforts by the relevant Parties, the approvals set out in Clause 4.1.4 are not granted by the relevant Governmental Authorities on or prior to the period of the expiry of the Share Escrow Account, and the period of the Share Escrow Account therefore expires, the Purchaser Escrow Shares shall forthwith be released from the Share Escrow Account to the Purchaser DP Account, subject to the Purchaser at least 10 (ten) days prior to the date of expiry of the period of the Share Escrow Account, furnishing to the Sellers a financial bank guarantee drawn in favour of the Sellers (the “Second Closing Bank Guarantee”), in a form and manner acceptable to the Sellers and the issuing bank, which shall have the following key features:

22.25.1	Amount: EUR 4,750,000 (Euros Four million seven hundred fifty thousand).

22.25.2	Invocation period: 15 September 2018 to 31 December 2018.

22.25.3

Type: Irrevocable, unfettered, and unqualified bank guarantee (except for cancellation in accordance with Clause 4.1.5(g) and other terms of this Clause) linked to the payment of the Second Closing Purchase Price.

22.25.4

Issuance date and term: Issued no later than 10 (ten) days prior to the expiry of the period of the Share Escrow Account, and irrevocable from the time of issuance, except for cancellation in accordance with Clause 4.1.5(g).

22.25.5

Invocation: To be invoked by all Sellers collectively during the invocation period, if and only if the Purchaser fails to make the payment of the Second Closing Purchase Price to the Sellers by 15 September 2018; or (b) provide the Third Closing Bank Guarantee and the Fourth Closing Bank Guarantee, by the Second Closing Date in accordance with this Agreement and subject to Clause 4.2.2A; provided that, such non-payment and/or non-provision is not owing to non-fulfilment of Conditions Precedent of the Sellers for the Second Closing or the Condition Precedent set out in paragraph 1 of Part B of SCHEDULE 6, if attributable to the Sellers (the “Purchaser EoD”). Subject to the issuing bank agreeing that: (x) the Sellers shall make the invocation, either individually, or through their duly appointed attorney, by way of facsimile or electronic instructions to the issuing bank; (y) if a relevant Seller appoints an attorney, a certified true copy of such authorisation shall be provided to the issuing bank and the Purchaser; and (z) in case any of the Sellers is not an employee and/or director of the Company during the invocation period, the invocation can be undertaken by all of the remaining Sellers collectively, (i.e., without the Seller(s) who is/are not an employee and/or director of the Company).

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22.25.6

Consequence of Invocation: Amount of the Second Closing Bank Guarantee will be remitted to the Sellers. Further, all consequences following a Purchaser EoD as set out in Clause 14.2, which shall include falling away of all rights of the Purchaser under this Agreement, including the right to purchase any further Sale Shares in accordance with the terms of this Agreement, shall follow.

22.25.7

Cancellation: Irrevocable from the date of issuance, and to be cancelled upon the Sellers collectively delivering a letter to the issuing bank that has extended the Second Closing Bank Guarantee, in the manner required by such issuing bank, and in the form set out in SCHEDULE 14, conveying their consent for the immediate cancellation of the Second Closing Bank Guarantee (the “Second Closing Bank Guarantee Cancellation Letter”).”

22.26	Clause 4.2 of the SPSHA shall be deleted in its entirety and shall be substituted with the following clause:

“4.2 Bank	guarantee to be delivered on Second Closing

On the Second Closing, upon cancellation of the Second Closing Bank Guarantee, if delivered by the Purchaser, pursuant to the delivery of the Second Closing Bank Guarantee Cancellation Letter by the Sellers, if delivered, in accordance with paragraph 4.1 of Part B of SCHEDULE 7, and simultaneously with the remittance of the Second Closing Purchase Price to the Sellers’ Designated Bank Accounts, the Purchaser shall procure the following bank guarantees in favour of the Sellers:

ZZ.

4.2.1    Bank guarantee to ensure payment of the Third Closing Purchase Price to the Sellers on the Third Closing Date (the “Third Closing Bank Guarantee”), substantially in the same form and manner as the Second Closing Bank Guarantee which shall have the following key features:

(a)	Amount: Euro equivalent of the amount payable at Third Closing taking into account the adjustments to be made in the year 2018.

(b)	Invocation period: 15 September 2019 to 31 December 2019.

(c)

Type: Irrevocable, unfettered, and unqualified bank guarantee (except for cancellation in accordance with (g) below and other terms of this Clause) linked to the payment of the Third Closing Purchase Price.

(d)	Issuance date and term: Issued on Second Closing, and irrevocable from the time of issuance, except for cancellation in accordance with (g) below.

(e)

Invocation: To be invoked by all Sellers collectively during the invocation period, if and only if the Purchaser fails to make the payment of the Third Closing Purchase Price to the Sellers by 15 September 2019; provided that, such non-payment is not owing to

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non-fulfilment of Conditions Precedent of the Sellers for the Third Closing or the Conditions Precedent set out in paragraph 1 of Part C of SCHEDULE 6 if attributable to the Sellers. Subject to the issuing bank agreeing that: (x) the Sellers shall make the invocation, either individually, or through their duly appointed attorney, by way of facsimile or electronic instructions to the issuing bank; (y) if a relevant Seller appoints an attorney, a certified true copy of such authorisation shall be provided to the bank and the Purchaser; and (z) in case any of the Sellers is not an employee and/or director of the Company during the invocation period, the invocation can be undertaken by all of the remaining Sellers collectively, (i.e., without the Seller(s) who is/are not an employee and/or director of the Company).

(f)

Consequence of Invocation: Amount of the Third Closing Bank Guarantee will be remitted to the Sellers. No rights of the Purchaser under this Agreement (other than the right to receive the Third Closing Sale Shares on the Third Closing) shall fall away pursuant to the invocation of the Third Closing Bank Guarantee. Further, upon invocation of the Third Closing Bank Guarantee, the Purchaser shall have the right to purchase the Third Closing Sale Shares upon payment of the Third Closing Purchase Price on the Fourth Closing, which shall be paid over and above the amount realised by the Sellers pursuant to invocation of the Third Closing Bank Guarantee (the “Rescheduled Third Closing”).

(g)

Cancellation: Irrevocable from the date of issuance, and to be cancelled upon the Sellers collectively delivering a letter to the bank that has extended the Third Closing Bank Guarantee, in the manner required by such bank, and in the form set out in SCHEDULE 14, conveying their consent for the immediate cancellation of the Third Closing Bank Guarantee (the “Third Closing Bank Guarantee Cancellation Letter”).

AAA.

4.2.2    Subject to Clause 4.2.2A, a bank guarantee to ensure payment of the Fourth Closing Purchase Price to the Sellers on the Fourth Closing Date (the “Fourth Closing Bank Guarantee”), substantially in the same form and manner as the Second Closing Bank Guarantee which shall have the following key features:

(a)	Amount: Euro equivalent of the Fourth Closing Purchase Price.

(b)	Invocation period: 15 September 2020 to 31 December 2020.

(c)

Type: Irrevocable, unfettered, and unqualified bank guarantee (except for cancellation in accordance with (g) below and other terms of this Clause) linked to the payment of the Fourth Closing Purchase Price.

(d)	Issuance date: Issued on Second Closing (subject to Clause 4.2.2A), and irrevocable from the time of issuance, except for cancellation in accordance with (g) below.

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(e)	Invocation: To be invoked by all Sellers collectively during the invocation period, if and only if:

(i)

the Sellers have invoked the Third Closing Bank Guarantee in accordance with the terms thereof, and the Purchaser fails to make payment of the Third Closing Purchase Price and the Fourth Closing Purchase Price to the Sellers by 15 September 2020; provided that, such non-payment is not owing to non-fulfilment of Conditions Precedent of the Sellers for Fourth Closing (including additional conditions applicable to the Sellers in case of Rescheduled Third Closing); or

(ii)

the Purchaser: (x) makes the payment of the Third Closing Purchase Price by 15 September 2019 (and thereby the Third Closing Bank Guarantee is not invoked); but (y) fails to make the payment of the Fourth Closing Purchase Price to the Sellers by 15 September 2020; provided that, such non-payment is not owing to non-fulfilment of Conditions Precedent of the Sellers for the Fourth Closing.

Subject to the issuing bank agreeing that: (x) the Sellers shall make the invocation, either individually, or through their duly appointed attorney, by way of facsimile or electronic instructions to the issuing bank; (y) if a relevant Seller appoints an attorney, a certified true copy of such authorisation shall be provided to the bank and the Purchaser; and (z) in case any of the Sellers is not an employee and/or director of the Company during the invocation period, the invocation can be undertaken by all of the remaining Sellers collectively, (i.e., without the Seller(s) who is/are not an employee and/or director of the Company).

(f)	Consequence of Invocation: Amount of the Fourth Closing Bank Guarantee will be remitted to the Sellers.

(g)

Cancellation: Irrevocable from the issuance date, and to be cancelled upon the Sellers collectively delivering a letter to the bank that has extended the Fourth Closing Bank Guarantee, in the manner required by such bank, and in the form set out in SCHEDULE 14, conveying their consent for the immediate cancellation of the Fourth Closing Bank Guarantee (the “Fourth Closing Bank Guarantee Cancellation Letter”).

BBB.	4.2.2 A Additional conditions for delivery of Fourth Closing Bank Guarantee

CCC.

(a)    In the event the JM Acquisition Event does not occur by 1 June 2018, the Purchaser shall not be required to deliver the Fourth Closing Bank Guarantee on the Second Closing Date. The Purchaser shall instead be required to deliver the Fourth Closing Bank Guarantee no later than 45 (forty five) days from the completion of a JM Acquisition Event. Notwithstanding the above, the obligation of the Purchaser to provide the Fourth Closing Bank Guarantee shall fall

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away on the non-completion of a JM Acquisition Event by 31 July 2019; provided that in the event the JM Acquisition Event is completed on or after 15 July 2019, the Purchaser shall be required to provide the Fourth Closing Bank Guarantee on or prior to 30 September 2019.

DDD.

(b)    In the event the JM Acquisition Event does not occur by 1 June 2018 all items pertaining to the preparation and delivery of the Fourth Closing Bank Guarantee set out as Conditions Precedent to Second Closing and Second Closing Actions shall stand deleted. All references to such items in Schedules 6 and 7 of this Agreement shall stand modified accordingly.

22.27

In Clause 8 of the SPSHA, the words “On and with effect from the First Closing Date, the Board shall comprise 5 (five) Directors, being the Founders and 3 (three) nominees of the Purchaser (such nominee Directors, the “Purchaser Directors”)”, shall be replaced with the following words:

EEE. “On and with effect from the First Closing Date, the Board shall comprise the following Directors:

22.27.1

the Founders (until the Fourth Closing Date, and in the event of cessation of directorship of one of the Founders on account of death or disability, any nominee from amongst the Sellers as the other Founder may decide, and in the event of the cessation of the directorship of both Founders on such grounds, such nominees from amongst the Sellers as the Sellers may decide);

22.27.2

3 (three) nominees of the Purchaser (each such nominee Director of the Purchaser, a “Purchaser Director”), of which, 2 (two) Purchaser Director will be appointed on the First Closing Date, and the 3rd (third) Purchaser Director will be appointed once the Purchaser holds 51% or more of the Share Capital;

22.27.3

1 (one) joint nominee of any Shareholders, other than the Purchaser, the Sellers and JM (“Nominating Shareholders”), as may be acceptable to the Nominating Shareholders, so long as (A) any such Nominating Shareholders hold any Equity Shares; and (B) such Nominating Shareholders have not committed any default in any of their obligations towards the sale of the Equity Shares held by them with any of the other Shareholders of the Company; and

22.27.4

In the event of the occurrence of any default by the Nominating Shareholders under Clause 8(c)(B), the Sellers, acting jointly, shall be entitled to appoint 1 (one) Director (other than the Founders) until the Nominating Shareholders have sold all Equity Shares held by them. In the event the Nominating Shareholders lose their right to appoint a nominee director in accordance with this Clause 8, the existing nominee director of the Nominating Shareholders shall forthwith be required to resign, or be removed by the Parties. The Sellers and Purchaser shall provide all necessary support, including exercising their voting rights at all meetings of the Board and Shareholders, as applicable, to give full effect to the provisions of this Clause 8.”

22.28

It is clarified that subject to Clause 8 of the SPSHA, the Purchaser shall be entitled to nominate 2 (two) Purchaser Directors on the First Closing Date. Further, based on Clause 8 of the SPSHA, the Purchaser’s entitlement to nominate Purchaser Directors will increase to

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an aggregate of 3 (three) if and until such time the Purchasers continue to hold at least 51% of the Share Capital and/or there is no Purchaser EoD. All references to the appointment of Purchaser Directors on the First Closing Date, including in Schedule 6 of the SPSHA, shall, accordingly, stand modified.

22.29	After Clause 10 of the SPSHA, a new Clause 10A shall be added:

FFF. “10A    FACILTATION OF EXIT AND CO-SALE RIGHTS

GGG.

Notwithstanding any restriction on the Transfer of the Equity Shares of the Purchaser as set out in this Agreement or any other document, including Clause 10, in the event the Transaction Approvals are not received:

(a)

by 30 June 2018, (i) the Purchaser may procure the sale of the Equity Shares held by the Purchaser in the Company to any Third Party mutually acceptable to the Purchaser and the Sellers at any price that may be negotiated by the Purchaser with the Third Party; or (ii) the Purchaser proposes to Transfer any Equity Shares held by them to any Third Party (“PR Offered Shares”) of their choosing, the Sellers shall have the right to cause the Purchasers to procure the Transfer of the Agreed Proportion of the Equity Shares held by the Sellers (the “Seller Co Sale Shares”) to the Third Party at the price at which the Purchaser proposes to Transfer its Equity Shares to such Third Party (“Seller Co Sale Right”); provided that no Transfer by the Purchaser shall be deemed to have been completed or registered by the Company until the Transfer of the Seller Co Sale Shares has been given full effect to. It is clarified that “Agreed Proportion” shall mean the proportion of the PR Offered Shares to the total number of Equity Shares held by the Purchaser. It is clarified that in case the Sellers do not communicate their intention to exercise their right to undertake a co-sale as indicated in this clause, within 10 (ten) days of the receipt of the notice of the intention of the Purchaser to Transfer the PR Offered Shares in the manner set out above, the Sellers’ rights are considered as waived and the Purchaser can proceed to sell its shares on the same terms and price, to any Third Party; and provided further that in the event the Third Party identified by the Purchaser is a competitor of the Company, and the Sellers do not exercise the Seller Co Sale Right, then the Purchaser shall not be entitled to Transfer any Equity Shares to such Third Party.

(b)

at such time any or all of the Sellers propose to Transfer any Equity Shares held by them to any Third Party (“Offered Shares”), the Purchaser shall have the right to cause the Sellers to procure the Transfer of the Agreed Proportion of the Equity Shares held by the Purchaser (the “Purchaser Co Sale Shares”) to the Third Party at the price at which the Sellers propose to Transfer their Equity Shares to such Third Party; provided that (i) where the price payable to the Purchaser for the Purchaser Co Sale Shares exceeds the highest price payable for such Equity Shares under Exchange Control Regulations, the Purchaser shall Transfer the Purchaser Co Sale Shares at the maximum permissible price under Exchange Control Regulations, and (ii) no Transfer by the Sellers shall be deemed to have been completed or registered by the Company until the Transfer of the Purchaser Co Sale Shares has been given full effect to. It is clarified that “Agreed Proportion” for the purpose of this Clause 10A(b) shall mean the proportion of the Offered Shares to the total number of Equity Shares held by the Sellers collectively. It is clarified that in case the Purchaser does not communicate its intention to exercise its

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right to undertake a co-sale as indicated in this clause, within 10 (ten) days of the receipt of the notice of the intention of the Sellers to Transfer the Offered Shares in the manner set out above, the Purchaser’s right is considered as waived and the Sellers can proceed to sell their shares on the same terms and price, to any Third Party; and

(c) by 31 July 2020, the Purchaser shall have a right to Transfer its Equity Shares to any Third Party at such terms as may be agreed with such Third Party. The Company and the Sellers shall do all acts, deeds and things to facilitate such Transfer of Shares by the Purchaser. In case the Purchaser is transferring its Equity Shares to a Competitor, the Seller Co Sale Right as provided in Clause 10A(a) shall be available to the Sellers.

HHH.

It is clarified that any determination of the value of the Equity Shares pursuant to this Clause 10A shall be performed by a Big Four Firm (other than the current Statutory Auditors of the Company), but including Grant Thornton, as may be chosen by the Board. It is further clarified that this Agreement shall stand terminated with respect to the Purchaser upon it ceasing to hold any Equity Shares, including pursuant to this Clause 10A, subject to its accrued rights and liabilities in accordance with the provisions of this Agreement.”

22.30	After Clause 11.7 of the SPSHA, a new Clause 11.8 shall be added:

III.

“11.8Without prejudice to the generality of their obligations set out in this Clause 11, and notwithstanding the provisions of Clauses 11.7.1, the Founders shall jointly and severally indemnify the Company, the Purchaser and their respective representatives, agents, employees, and directors (“JM Indemnified Parties”), against any direct Losses suffered by a JM Indemnified Party as a result of any claims, proceedings or disputes, raised by JM against any of the JM Indemnified Parties (“JM Indemnity Claim”). It clarified that Clause 11.7.3 shall apply to this Clause 11.8, provided that the aggregate liability set out therein as applicable to JM Indemnity Claims shall be INR 100,000. All other provisions of this Clause 11 applicable to an Indemnity Claim, unless expressly excluded in this Clause 11.8, or otherwise repugnant to the context hereof, shall mutatis mutandis apply to a JM Indemnity Claim.”

22.31	Clause 14.2 of the SPSHA shall stand deleted and shall be replaced by the following clause:

JJJ.

“14.2 If the Purchaser commits the Purchaser EoD as indicated in Clause 4.1, then notwithstanding anything in this Agreement and any other remedies available to the Sellers under Applicable Law: (a) the Purchaser Directors shall forthwith resign, or be removed, as a Directors; (b) all rights of the Purchaser under this Agreement shall forthwith fall away; (c) the obligations of the Sellers (but not their right) to subscribe to the shares of the Purchaser under the Investment Agreement shall fall away; and (d) the Sellers can invoke the Second Closing Bank Guarantee, where submitted, in accordance with the provisions of Clause 4.1.”

22.32	Clause 21 of the SPSHA shall stand deleted and shall be replaced by the following clause:

KKK.

“21 Each Party shall bear its own legal and administrative costs, including all fees and expenses in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated herein. It is hereby clarified that the Transaction Costs and any other costs required to be borne by the Sellers and/or the Company, in connection with this Agreement and Applicable Law, shall be borne by the Company, and the Company can bear, or reimburse, any such expenses on behalf

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of, or to any of, the Sellers, provided that such payments or reimbursements shall be: (a) made prior to 31 March 2018; or (b) provisioned for in the audited financial statements of the Company for the Financial Year ending 31 March 2018, and 2018 NFP and 2018 EBITDA shall be calculated accordingly;”

22.33	The following definitions shall be added to Schedule 2:

LLL.	“”JM” means Jeethmal Mutha, a Shareholder;”

MMM.

“”JM Acquisition Event” means the acquisition of all Equity Shares held by JM by the Founders, and the procurement of such documents in relation to the release or waiver of claims by JM, as may be reasonably requested by the Purchaser;”

NNN.

“”Purchaser JM Costs” means the agreed aggregate of (a) all direct costs as incurred by the Purchaser with regard to the consideration payable for the Equity Shares held by JM (which shall include any amount claimed by JM as a gross up for any Taxes incurred by him), any Indian direct Taxes applicable to Purchaser, and legal and financial advisory costs in relation incurred by the Purchaser pursuant to a Purchaser JM Acquisition Event, and not reimbursed to the Purchaser by the Founders as at the time of determination, (b) the aggregate of all JM Indemnity Claims unpaid or undischarged by the Founders in accordance with this Agreement at the time of determination, and (c) interest at the rate of 18% per annum accrued on (a) and (b) from the time in which such cost is incurred or payment becomes due by the Founders, as the case may be, until the date of determination;”

OOO.	““Singapore Subsidiary” means Solutions Infini Pte Ltd, a company incorporated under the laws of Singapore, and bearing registration number #201711570E, a subsidiary of the Company;”

PPP.

“”Singapore Subsidiary Acquisition Cost” means all costs incurred by the Company in acquiring the ownership interest of Aniketh Ashok Jain in the Singapore Subsidiary, as reduced by the amounts invested by Aniketh Ashok Jain in the Singapore Subsidiary;”

QQQ.

““Transaction Approvals” means the requisite approval from the Department of Telecommunication, Ministry of Information Technology, and/or any other Governmental Authority having jurisdiction under the extant Exchange Control Regulations, from time to time, in relation to the Transaction;”

22.34	All references to “FIPB” and “FIPB Approval” shall be deleted. All references to the term “FIPB Approval” hereinafter be deemed to be a reference to the term “Transaction Approvals”.

22.35	Paragraph 1.1 of Part A of Schedule 6 shall be deleted.

22.36	Paragraph 2.6 of Part A of Schedule 6 shall be deleted.

22.37	Paragraph 1.1 of Part B of Schedule 6 shall be deleted and replaced with the following paragraph:

RRR.	“1.1 The Purchaser and the Sellers shall have ensured that at least 30 (thirty) days prior to the Second Closing Date:

SSS.	1.1.1 the Board adopts the audited financial statements of the Company for the Financial Year ending 31 March 2018; and

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TTT.	1.1.2 KPMG provides calculations of NFP as at 31 March 2018 (the “2018 NFP”) and EBITDA as at 31 March 2018 (the “2018 EBITDA”) for the consideration of the Purchaser and the Seller.”

22.38	A new paragraph 3.11 shall be included in Part B of Schedule 6 as follows:

UUU.	“3.11The Purchaser Call Option shall have been duly consummated and the Purchaser shall have acquired 51% of the Share Capital;”

VVV.

22.39	Paragraph 1.1 of Part C of Schedule 6 shall be deleted and replaced with the following paragraph:

WWW.	“1.1 The Purchaser and the Sellers shall have ensured that at least 30 (thirty) days prior to the Third Closing Date:

XXX.	1.1.1 the Board adopts the audited financial statements of the Company for the Financial Year ending 31 March 2019; and

1.1.2	KPMG provides calculations of EBITDA as at 31 March 2019 (the “2019 EBITDA”) for the consideration of the Purchaser and the Seller.”

22.40	Paragraph 1.1 of Part D of Schedule 6 shall be deleted and replaced with the following paragraph:

YYY.	“1.1 The Purchaser and the Sellers shall have ensured that at least 30 (thirty) days prior to the Fourth Closing Date:

ZZZ.	1.1.1 the Board adopts the audited financial statements of the Company for the Financial Year ending 31 March 2020; and

1.1.2	KPMG provides calculations of EBITDA as at 31 March 2020 (the “2020 EBITDA”) for the consideration of the Purchaser and the Seller.”

22.41	After paragraph 3.7 of Part C of Schedule 6, a new paragraph 3.8 shall be included:

AAAA.

“3.8The Founders shall divest their entire ownership interest in, and resign as directors of, Grabapp Technologies Private Limited, or otherwise complete the winding up or striking off of Grabapp Technologies Private Limited in accordance with Applicable Law.”

22.42	Paragraph 1.3 of Part A of Schedule 7 shall be deleted.

22.43

The Parties hereby agree that KPMG shall be appointed as the New Auditors. The appointment of the New Auditors shall not be a First Closing Action. All references to actions in relation to the appointment of the New Auditors on the First Closing Date shall stand deleted. The following paragraph shall be inserted in Part E of Schedule 7 after paragraph 1:

“1A

The Company and the Sellers shall ensure that KPMG is appointed as the New Auditors by no later than 31 August 2017, and shall complete all requirements under the Act in relation to such appointment. The Purchaser shall exercise its voting rights at the Board and Shareholder level to facilitate the appointment of KPMG as the New Auditor in the manner set out in this paragraph 1A.”

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22.44	Paragraph 4.1 of Part B of Schedule 7 shall be deleted and replaced by the following paragraph:

“4.1

where the Purchaser is required to deliver the Second Closing Bank Guarantee in terms of the SPSHA, deliver the Second Closing Bank Guarantee Cancellation Letter to the bank that has extended the Second Closing Bank Guarantee in the manner required by such bank, and in the form set out in SCHEDULE 14;”

22.45	Paragraph 4.2.1 of Part B of Schedule 7 shall be deleted and replaced by the following paragraph:

BBBB.	“4.2.1 where the Purchaser is required to deliver the Second Closing Bank Guarantee in terms of the SPSHA, a copy of the Second Closing Bank Guarantee Cancellation Letter;”

22.46	The following paragraph shall be included in Part D of Schedule 7:

CCCC.

“8. Aniketh Ashok Jain shall transfer his entire ownership interest in the Singapore Subsidiary to the Company in accordance with Applicable Law, and deliver to the Singapore Subsidiary a letter confirming full and final release and waiver of all existing and potential dues, claims and liabilities against the Singapore Subsidiary.”

22.47	In Part A of Schedule 9 of the SPSHA, the following items shall be included:

DDDD.	“23. Any decision pertaining to the declaration of any dividends, or other pay-outs, to shareholders by the Singapore Subsidiary.

EEEE.	24. Any decision pertaining to the remuneration payable with respect to the directors of the Singapore Subsidiary.

FFFF.	25. Any decision to give effect to any change in capital structure of the Singapore Subsidiary.”

22.48

In Schedule 11 of the SPSHA, the tenure of the Preference Shares shall stand revised. The Preference Shares shall be compulsorily redeemable on 31 July 2020, or such other date as acceptable to the Company and the holders of the Preference Shares.

22.49	In Schedule 11 of the SPSHA, the following paragraph shall be included under the head of “Redemption Price”:

“If a JM Acquisition Event or a Purchaser JM Acquisition Event does not occur by 31 July 2020, the Preference Shares held by the Sellers shall be redeemable forthwith at the face value thereof, along with any statutory accruals thereon.”

“If the Purchaser JM Costs are greater than the Fourth Closing Purchase Price at the scheduled date of redemption, the Redemption Price payable to the Sellers shall stand reduced, on a pari passu basis, by the difference of the Purchaser JM Costs and the Fourth Closing Purchase Price.”

“The Redemption Price of all holders of the Preference Shares shall stand reduced, on a pari passu basis, by the Singapore Subsidiary Acquisition Cost.”

22.50	Schedule 12 of the SPSHA shall be replaced by Annexure A hereto.

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SCHEDULE 3 ADMISSION OF FINANCIAL INVESTORS

22.51

To provide short term liquidity to one or more of the Sellers, or other relevant considerations, the Parties may agree to permit one or more third party resident Indian financial investor(s) (the “Financial Investors”), to acquire such number of Sale Shares, and from such Sellers, as may be mutually agreed, on the First Closing Date, to be held by the Financial Investors until no later than the Second Closing Date. The Parties further agree that where any provision of the SPSHA restricts such Transfer, such restriction shall stand suspended to the extent that such Transfer is in a form and manner mutually agreed by the Parties. The Parties shall endeavour to execute such agreement with the Financial Investors as may be necessary, to capture the understanding as specified above, in addition to capturing the respective rights and obligations as maybe applicable to the Parties and the Financial Investors, pursuant to the understanding hereof. The Parties also agree that obligations of confidentiality, as applicable to the Purchaser under the SPSHA, shall also extend to the Financial Investors, and shall form part of such agreement executed with the Financial Investors.

22.52	Any changes to the Share Capital and/or any related references as a consequence of such transfer of Sale Shares to the Financial Investor shall be deemed to be incorporated by reference in the SPSHA.

22.53

Such Financial Investors, when Shareholders, shall have the right to jointly appoint 1 (one) Director (the “Financial Investor Director”) subject to the terms of the SPSHA. The Financial Investors shall be entitled to a serve a notice to the Company and the Shareholders notifying them of their intent to appoint the Financial Investor Director. Within 8 (eight) days of the receipt of such notice by the Company, the Company, the Purchaser and the Sellers shall take all steps under the Charter Documents and Applicable Law to appoint the Financial Investor Director forthwith, and in any event within the aforementioned 8 (eight) day period. The Parties agree that unless the Financial Investor Director is appointed in the manner set out above upon receipt of the notice from the Financial Investors, no quorum will be deemed to have been constituted at any subsequent meeting of the Board, and the Board will not be allowed to take up any matters for discussion, unless, in each case, the Financial Investors or their nominee provides written consent thereto.

22.54

The Financial Investors shall be entitled to all rights available to Shareholders under the Act. The Parties may agree mutually on any additional rights to be granted to such Financial Investors. The Parties shall also implement appropriate mechanisms to facilitate an exit of the Financial Investors on mutually agreed terms.

SCHEDULE 4 ISSUANCE OF PREFERENCE SHARES

The Company shall, and the Sellers shall cause the Company to, issue to the Sellers, the Preference Shares in accordance with Applicable Law and the terms set out in the SPSHA after the First Closing Date, and before the Second Closing Date. It is further clarified that the Company shall not issue and allot to any Persons more than 13,158 Preference Shares. The Purchaser shall waive all rights to subscription to such Preference Shares available to it under the Charter Documents and Applicable Law. The Sellers and Purchaser shall provide all necessary support, including exercising their voting rights at all meetings of the Board and Shareholders, as applicable, to give full effect to the provisions of this Clause 4. In case of such issuance, all references to shareholding numbers set out against them in the tables in Schedules 4 of the SPSHA, shall also include the relevant proportional reference to the Preference Share as issued to such shareholder.

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SCHEDULE 5 ADDITIONAL REPRESENTATIONS AND WARRANTIES AND COVENANTS

22.55

The Sellers hereby jointly and severally represent and warrant to the Purchaser that each of the statements set out below is true and correct in all respects as at the Amendment Execution Date and the First Closing Date:

22.55.1

The Singapore Subsidiary is duly organized, validly existing, and in good standing, under the laws of its jurisdiction and has all requisite corporate power and corporate authority to carry on its business;

22.55.2

The incorporation of the Singapore Subsidiary is in accordance with Applicable Law, including Exchange Control Regulations, and the Company has made all filings, and taken all actions, required under Exchange Control Regulations in relation to the formation of the Singapore Subsidiary;

22.55.3

The paid up share capital of the Singapore Subsidiary as on the Amendment Execution Date comprises 89 ordinary shares, of Singapore Dollar 1 each, held by the Company, and 11 ordinary shares, of Singapore Dollar 1 each, held by Aniketh Ashok Jain; and

22.55.4

No Person, other than the Company (and Aniketh Ashok Jain, who holds ordinary shares aggregating to 11% of the fully diluted share capital of the Singapore Subsidiary), holds any existing or future ownership interest in the Singapore Subsidiary, including by way of any right to subscribe to any share capital, convertible instruments, or any other instruments of a like nature.

22.56	The representations and warranties provided by the Sellers under Clause 5.1, shall form a part of the “Seller Representations and Warranties” under the SPSHA.

22.57

Aniketh Ashok Jain hereby waives all rights to any dividends, or other accruals and/or remuneration, in relation to his ownership and/or directorship interest in the Singapore Subsidiary, whether under Applicable Law, Contract, or otherwise, unless otherwise permitted by the Purchaser in accordance with the SPSHA.

GGGG. [SIGNATURE PAGE FOLLOWS]

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AMENDMENT AGREEMENT	eStamp #: SUBIN- KAKACRSFL0805358739806600P	EXECUTION VERSION

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED AND DELIVERED BY THEIR DULY AUTHORISED REPRESENTATIVES AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

Signed and delivered for and on behalf of

UBIQUITY SRL

/s/ Dario Calogero
By:	Dario Calogero
Title:	Chairman and Director

Witnessed by: /s/ Kamlesu Rao Name: Kamlesu Rao	/s/ Giacomo Dall’Aglio Name: Giacomo Dall’Aglio

Signature page to the Amendment Agreement dated 3 August 2017

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AMENDMENT AGREEMENT	eStamp #: SUBIN- KAKACRSFL0805358739806600P	EXECUTION VERSION

Signed and delivered for and on behalf of SOLUTIONS INFINI TECHNOLOGIES (INDIA) PRIVATE LIMITED /s/ Ashish Agarwal By: Ashish Agarwal Title: Managing Director	Signed and delivered by ASHISH AGARWAL /s/ Ashish Agarwal

Signed and delivered by ANIKETH ASHOK JAIN /s/ Aniketh Ashok Jain	Signed and delivered by SHIVAM PRASAD /s/ Shivam Prasad

Signed and delivered by MOHAMAD FARAZ /s/ Mohamad Faraz	Signed and delivered by VINAY JAIN /s/ Vinay Jain

Witnessed by /s/ Kamlesu Rao Name: Kamlesu Rao	/s/ Giacomo Dall’Aglio Name: Giacomo Dall’Aglio

HHHH. | DETAILS OF THE SELLERS

Signature page to the Amendment Agreement dated 3 August 2017

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